EXHIBIT 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT AND

FIRST AMENDMENT TO COLLATERAL AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO COLLATERAL AGREEMENT (this “Amendment”), dated as of January 16, 2024, among ADTRAN, INC., a Delaware corporation (the “Borrower”), ADTRAN HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the lenders party thereto (the “Lenders”), the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of July 18, 2022 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower, Holdings, the Administrative Agent and the other parties thereto have entered into that certain Collateral Agreement, dated as of July 18, 2022 (as amended or otherwise modified prior to the date hereof, the “Existing Collateral Agreement”; the Existing Collateral Agreement, as amended by this Amendment, the “Domestic Collateral Agreement”); and

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders party hereto have agreed, to amend the Existing Credit Agreement and the Existing Collateral Agreement, in each case, as more specifically set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to Existing Credit Agreement and Existing Collateral Agreement. Effective as of the Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Existing Credit Agreement and the Existing Collateral Agreement are hereby amended as follows:

(a) The body of the Existing Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and (iii) move the green double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the Credit Agreement attached hereto as Annex A.

(b) Exhibits F and I to the Existing Credit Agreement are each hereby amended and restated in their respective entireties to read as set forth on Annex B hereto.

(c) The body of the Existing Collateral Agreement (excluding the Schedules and Exhibits thereto) is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and (iii) move the green double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the Domestic Collateral Agreement attached hereto as Annex C.

(d) A new Schedule 3.7 is hereby added to the Domestic Collateral Agreement to read as set forth on Annex D hereto.

(e) Schedule 3.10 to the Domestic Collateral Agreement is hereby amended and restated in its entirety to read as set forth on Annex E hereto.

Section 2. Conditions to Effectiveness. This Amendment shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Amendment Effective Date”):

(a) The Administrative Agent’s receipt of this Amendment, duly executed by Holdings, the Borrower, the Administrative Agent and the Required Lenders, which shall be originals or facsimiles (followed promptly by originals).

(b) The Administrative Agent shall have received (i) a report showing the aggregate ending cash balances in the Deposit Accounts of each of Holdings and its Subsidiaries, on an individual basis, as of the last day of December 31, 2023 and (ii) a cash flow projection of Holdings and its Subsidiaries for the month ending January 31, 2024, in substantially the form and detail provided to the Administrative Agent by the Borrower on January 2, 2024.

(c) The Administrative Agent and the Lenders shall have received all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations.

(d) The Borrower shall have paid all fees and expenses required to be paid on the Amendment Effective Date (including, without limitation, all fees and expenses required to be paid pursuant to the engagement letter dated as of December 19, 2023, among the Borrower and Wells Fargo Securities, LLC).

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

Section 3. Post-Closing Obligations. The Credit Parties shall execute and deliver the documents, take the actions and complete the tasks set forth below, in each case within the applicable corresponding time limits specified below:

(a) On or prior to the date that is sixty (60) days after the Amendment Effective Date (or such later date as may be agreed to by the Administrative Agent), deliver to the Administrative Agent (i) Deposit Account Control Agreements (as defined in the Domestic Collateral Agreement) with respect to each Deposit Account (as defined in the UCC) listed on (A) Annex D to this Amendment and (B) Schedule 1 to the Joinder Agreement referenced in Section 3(c)(i) below, in each case, in accordance with Section 4.6(a) of the Domestic Collateral Agreement and (ii) Securities Account Control Agreements (as defined in the Domestic Collateral Agreement) with respect to each Securities Account (as defined in the UCC) listed on (A) Annex D to this Amendment and (B) Schedule 1 to the Joinder Agreement referenced in Section 3(c)(i)

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below, in each case, in accordance with Section 4.6(b) of the Domestic Collateral Agreement. For the avoidance of doubt, the requirement to deliver Deposit Account Control Agreements and Securities Account Control Agreements pursuant to this Section 3(a) does not apply to Excluded Deposit Accounts, Excluded Securities Accounts or Deposit Accounts and Securities Accounts that are held with the Administrative Agent.

(b) On or prior to January 31, 2024 (or such later date as may be agreed to by the Administrative Agent) deliver to the Administrative Agent:

(i) a Securities Account Control Agreement (as defined in the Domestic Collateral Agreement) with respect to the account holding the shares of Equity Interests of ADVA pledged as Collateral pursuant to the Domestic Collateral Agreement;

(ii) the Share Pledge Agreement relating to the shares of Equity Interests of ADVA pledged as Collateral pursuant to the Domestic Collateral Agreement, and any supporting documentation reasonably requested by the Administrative Agent to be delivered in connection therewith; and

(iii) a demand note or notes in form and substance reasonably satisfactory to the Administrative Agent evidencing the intercompany loan made by Holdings or the Borrower to ADVA pursuant to Section 9.3(c)(i) of the Credit Agreement, together with an Effective Endorsement and Assignment (as defined in the Domestic Collateral Agreement).

(c) On or prior to January 31, 2024 (or such later date as may be agreed to by the Administrative Agent), with respect to each Subsidiary of Holdings listed on Schedule 1 to this Amendment (each, a “New Domestic Subsidiary Guarantor”), the Borrower shall have caused such Subsidiary to execute and deliver the following documents in form and substance reasonably satisfactory to the Administrative Agent:

(i) a duly executed Joinder Agreement;

(ii) a certificate of a Responsible Officer of each New Domestic Subsidiary Guarantor certifying as to the incumbency and genuineness of the signature of each officer of such New Domestic Subsidiary Guarantor executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (1) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such New Domestic Subsidiary Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (2) the bylaws or governing documents of such New Domestic Subsidiary Guarantor as in effect on the Amendment Effective Date, (3) resolutions duly adopted by the board of directors (or other governing body) of such New Domestic Subsidiary Guarantor authorizing and approving the transactions contemplated by this Amendment, the Joinder Agreement and the other Loan Documents and the execution, delivery and performance of this Amendment, the Joinder Agreement and the other Loan Documents to which it is a party, and (4) certificates as of a recent date of the good standing of each New Domestic Subsidiary Guarantor under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable;

(iii) opinions of Latham & Watkins LLP, counsel to such New Domestic Subsidiary Guarantor, addressed to the Administrative Agent and the Lenders with respect to such New Domestic Subsidiary Guarantor, the Loan Documents and such other matters as the Administrative Agent shall reasonably request;

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(iv) subject to the limitations and qualifications in the Domestic Collateral Agreement, all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral of such New Domestic Subsidiary Guarantor;

(v) if the Equity Interests of such New Domestic Subsidiary Guarantor are certificated, such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such New Domestic Subsidiary Guarantor;

(vi) the results of a Lien search (including a search as to intellectual property matters), in form and substance reasonably satisfactory thereto, made against the New Domestic Subsidiary Guarantors under the Uniform Commercial Code (or applicable recording location) as in effect in each jurisdiction in which filings or recordations under the applicable Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such New Domestic Subsidiary Guarantor, indicating among other things that the assets of each such New Domestic Subsidiary Guarantor are free and clear of any Lien (except for Permitted Liens);

(vii) security agreements duly executed by the applicable New Domestic Subsidiary Guarantors for all federally registered copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable; and

(viii) subject to the limitations and qualifications in the applicable Security Document, any other documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral of the New Domestic Subsidiary Guarantors.

(d) On or prior to the date that is thirty (30) days after the Amendment Effective Date (or such later date as may be agreed to by the Administrative Agent), deliver to the Administrative Agent original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Domestic Collateral Agreement and set forth on amended Schedule 3.10 thereto (to the extent not previously delivered), together with an undated stock power for each such certificate, duly executed in blank by the registered owner thereof.

(e) On or prior to the date that is sixty (60) days after the Amendment Effective Date (or such later date as may be agreed to by the Administrative Agent), deliver to the Administrative Agent evidence of property, business interruption and liability insurance covering each New Domestic Subsidiary Guarantor (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance).

(f) On or prior to the date that is sixty (60) days after the Amendment Effective Date (or such later date as may be agreed to by the Administrative Agent), with respect to each Subsidiary of Holdings listed on Schedule 2 to this Amendment (each, a “New Foreign Subsidiary Guarantor”), the Borrower shall have caused such Subsidiary or parent of such Subsidiary, as applicable, to execute and deliver the following documents in form and substance reasonably satisfactory to the Administrative Agent:

(i) a duly executed Joinder Agreement to the Guaranty Agreement;

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(ii) with respect to any New Foreign Subsidiary Guarantor organized under the laws of England and Wales, (A) an English law debenture, (B) an English law share charge pledging the shares of such New Foreign Subsidiary Guarantor, (C) all notices required to be sent under such debenture or share charge (subject to any deadlines set forth therein), (D) all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Credit Party in blank in relation to the assets subject to or expressed to be subject to security under such debenture or share charge and other documents of title to be provided such debenture or share charge, in each case, to the extent required by such debenture or share charge (and subject to any deadlines set forth therein) and (E) subject to the limitations and qualifications in such debenture or share charge, all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral of such New Foreign Subsidiary Guarantor;

(iii) with respect to any New Foreign Subsidiary Guarantor organized under the laws of Germany, (A) German law security agreements with respect to trade receivables, intercompany receivables, material bank accounts, intellectual property and (with respect to ADVA only) inventory (other than any inventory held at third-party locations) and (B) subject to the limitations and qualifications in such security agreements, all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral of such New Foreign Subsidiary Guarantor;

(iv) with respect to any New Foreign Subsidiary Guarantor organized under the laws of Australia, (A) an Australian law general security deed, (B) subject to the limitations and qualifications in such security agreement, all filings on the PPSR that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral of such New Foreign Subsidiary Guarantor, (C) the results of a Lien search of the PPSR, in form and substance reasonably satisfactory to the Administrative Agent, made against the New Foreign Subsidiary Guarantor, indicating among other things that the assets of such New Foreign Subsidiary Guarantor is free and clear of any Lien (except for Permitted Liens), and (D) subject to the limitations, qualifications and deadlines set forth in the general security deed, any documents required by the terms of the general security deed to evidence its security interest in the Collateral of such New Foreign Subsidiary Guarantor;

(v) a certificate of a Responsible Officer of each New Foreign Subsidiary Guarantor certifying (A) as to the incumbency and genuineness of the signature of each officer, director or secretary (as applicable) of such New Foreign Subsidiary Guarantor executing Loan Documents to which it is a party, (B) that the guaranteeing or securing, as appropriate, of the Secured Obligations would not cause any borrowing, guarantee, security or similar limit binding on such New Foreign Subsidiary Guarantor to be exceeded and (C) certifying that attached thereto is a true, correct and complete copy of (1) (a) in respect of a New Foreign Subsidiary Guarantor organized under the laws of England and Wales, the articles or certificate of incorporation or formation (or equivalent), as applicable, of such New Foreign Subsidiary Guarantor and all amendments thereto; and (b) in respect of all other New Foreign Subsidiary Guarantors, the articles or certificate of incorporation or formation (or equivalent), as applicable, of such New Foreign Subsidiary Guarantor and all amendments thereto, certified as of a recent date, if applicable in such jurisdiction, by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (2) the bylaws, memorandum of association, articles of association, constituent documents or other similar applicable governing documents of such New Foreign Subsidiary Guarantor as in effect on the Amendment Effective Date, (3) resolutions duly adopted by the board of directors (or other governing body) of such New Foreign Subsidiary Guarantor (a) authorizing and approving the transactions contemplated by this Amendment, the Guaranty Agreement and the other Loan Documents to which it is a party and the execution, delivery and performance of this Amendment, the Joinder Agreement and the other Loan Documents to which

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it is a party, (b) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, and (c) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party, (4) if applicable and customary in the relevant jurisdiction, certificates as of a recent date of the good standing of each New Foreign Subsidiary Guarantor under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and (5) where the New Foreign Subsidiary Guarantor is executing any Loan Document pursuant to a power of attorney, such power of attorney and certifying that such power of attorney is in full force and effect and has not been revoked;

(vi) opinions of counsel to such New Foreign Subsidiary Guarantor and, as applicable, the parent of such new Foreign Subsidiary Guarantor (or, if customary in the relevant jurisdiction, opinions of counsel to the Administrative Agent), addressed to the Administrative Agent and the Lenders with respect to such New Foreign Subsidiary Guarantor, the Loan Documents to which they are a party and such other matters as the Administrative Agent shall reasonably request;

(vii) evidence that any process agent referred to in the applicable Security Document has accepted its appointment;

(viii) in respect of each company incorporated in England and Wales whose shares are the subject of the Collateral (a “Charged Company”), either: (A) a certificate of a Responsible Officer of Holdings certifying that: (1) each of Holdings and its Subsidiaries has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and (2) no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, in each case together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, in the case of a Charged Company that is a Subsidiary of Holdings, is certified by a Responsible Officer of Holdings to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or (B) a certificate of a Responsible Officer of Holdings certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006; and

(ix) subject to the limitations and qualifications in the applicable Security Document, any other documents reasonably requested by the Administrative Agent with respect to such New Foreign Subsidiary Guarantor or as required by the terms of the Security Documents to evidence its security interest in the Collateral of the New Foreign Subsidiary Guarantors.

(g) On or prior to the date that is ninety (90) days after the Amendment Effective Date (or such later date as may be agreed to by the Administrative Agent), with respect to the Huntsville Property, the Administrative Agent shall have received:

(i) counterparts of the Huntsville Property Mortgage duly executed and delivered by the record owner of the Huntsville Property (together with UCC fixture filings only to the extent the Huntsville Property Mortgage cannot act as an UCC fixture filing in the applicable jurisdiction);

(ii) a policy or policies of title insurance (or marked up title insurance commitments having the effect of policies of title insurance) in an amount equal to $150,000,000 and issued by a nationally recognized title insurance company selected by the Borrower and reasonably acceptable to the Administrative Agent (the “Title Company”) insuring the Lien of the Huntsville Property Mortgage as a first priority Lien on the real property described therein, free of any other Liens except for Permitted Liens, together with such customary endorsements as the Administrative

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Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates, together with evidence reasonably satisfactory to the Administrative Agent of payment of all expenses and premiums of the Title Company and all other sums required in connection with the issuance of each title policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Huntsville Property Mortgage in the appropriate real estate records;

(iii) (A) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Huntsville Property obtained by the Administrative Agent (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Credit Party relating to such real property) and (B) if any such real property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the FRB and the other Flood Insurance Laws and as required under Section 8.6 of the Credit Agreement;

(iv) a survey, an ExpressMap or similar type of map for the Huntsville Property, together with an affidavit of no change, if applicable, in favor of the Title Company, sufficient to allow the Title Company to issue the applicable policy of title insurance without a standard survey exception;

(v) a Phase I environmental assessment and such other environmental reports reasonably requested by the Administrative Agent regarding the Huntsville Property by an environmental engineering firm reasonably acceptable to the Administrative Agent showing no environmental conditions in violation of Environmental Laws or liabilities under Environmental Laws, either of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(vi) customary legal opinions in favor of the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent with respect to the Borrower, as the mortgagor, and the enforceability and perfection of the Huntsville Property Mortgage from local counsel to the Credit Parties in the jurisdiction in which the Huntsville Property is located; and

(vii) such affidavits, certificates, information, permits, instruments of indemnification and third-party consents as shall be reasonably requested by the Administrative Agent or required to induce the Title Company to issue the title policies and endorsements contemplated above.

Section 4. Representations and Warranties. To induce the Administrative Agent and the other Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent and the other Lenders on and as of the Amendment Effective Date that, in each case:

(a) all of the representations and warranties set forth in Article VII of the Credit Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date);

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(b) no Default or Event of Default has occurred and is continuing;

(c) it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other Loan Documents executed on the Amendment Effective Date in connection herewith to which it is a party in accordance with their respective terms; and

(d) this Amendment and each other Loan Document executed on the Amendment Effective Date in connection herewith has been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 5. Reference to and Effect on the Credit Agreement and the Loan Documents. Except as expressly provided herein, the Existing Credit Agreement, Existing Collateral Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Existing Credit Agreement, Existing Collateral Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Existing Credit Agreement, Existing Collateral Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Existing Credit Agreement, Existing Collateral Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Existing Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement. References in the Existing Collateral Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Collateral Agreement” shall be deemed to be references to the Domestic Collateral Agreement.

Section 6. Further Assurances. Each Credit Party agrees to, to the extent required by the Loan Documents, make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent may reasonably require for the purposes of implementing or effectuating the provisions of this Amendment and the other Loan Documents.

Section 7. Acknowledgement and Reaffirmation. Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party (as amended pursuant to this Amendment), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) and (c) agrees that each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) remains in full force and effect and is hereby ratified and confirmed.

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Section 8. Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 12.3(a) of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof.

Section 9. General Release.

(a) In consideration of, among other things, the Administrative Agent’s and the Lenders’ execution and delivery of this Amendment, each of Borrower and the other Credit Parties, on behalf of itself and its Related Parties, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender and their respective Related Parties, and their respective successors and assigns (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Amendment Effective Date, that relate to, arise out of or otherwise are in connection with any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith. In entering into this Amendment, Borrower and each other Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof.

(b) Each of Borrower and the other Credit Parties, on behalf of itself and its Related Parties and its successors, assigns, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any other Credit Party pursuant to Section 9(a) hereof.

(c) Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations thereunder.

Section 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 12. Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement.

Section 13. Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns.

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[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

ADTRAN, INC., as Borrower

By:	/s/ Ulrich Dopfer
Name: Ulrich Dopfer
Title: President and Chief Financial Officer

ADTRAN HOLDINGS, INC., as Holdings

By:	/s/ Ulrich Dopfer
Name: Ulrich Dopfer
Title: Senior Vice President, Chief Financial Officer, Secretary and Treasurer

ADTRAN, INC.

Second Amendment to Credit Agreement and First Amendment to Collateral Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, an Issuing Lender and a Lender

By:	/s/ John C. Canty
Name: John C. Canty
Title: Senior Vice President

ADTRAN, INC.

Second Amendment to Credit Agreement and First Amendment to Collateral Agreement

Signature Page

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Nathan Muller
Name: Nathan Muller
Title: Senior Vice President

ADTRAN, INC.

Second Amendment to Credit Agreement and First Amendment to Collateral Agreement

Signature Page

DEUTSCHE BANK LUXEMBOURG S.A., as a Lender

By:	/s/ Sven Walther
Name: Sven Walther
Title: Vice President

By:	/s/ Sabine Lehnert
Name: Sabine Lehnert
Title: Assistant Vice President

ADTRAN, INC.

Second Amendment to Credit Agreement and First Amendment to Collateral Agreement

Signature Page

CITIBANK, N.A., as a Lender

By:	/s/ Jeremy Fernandez
Name: Jeremy Fernandez
Title: Senior Vice President

ADTRAN, INC.

Second Amendment to Credit Agreement and First Amendment to Collateral Agreement

Signature Page

HSBC BANK USA, N.A., as a Lender

By:	/s/ Ketak Sampat
Name: Ketak Sampat
Title: Senior Vice President

ADTRAN, INC.

Second Amendment to Credit Agreement and First Amendment to Collateral Agreement

Signature Page

FIRST HORIZON BANK, as a Lender

By:	/s/ Eric Sanders
Name: Eric Sanders
Title: Executive Vice President

ADTRAN, INC.

Second Amendment to Credit Agreement and First Amendment to Collateral Agreement

Signature Page

BANKUNITED, N.A., as a Lender

By:	/s/ Adam Gordon
Name: Adam Gordon
Title: Market Executive

ADTRAN, INC.

Second Amendment to Credit Agreement and First Amendment to Collateral Agreement

Signature Page

Schedule 1

New Domestic Subsidiary Guarantors

Name	Jurisdiction

Adtran International, Inc.	Delaware

ADVA NA Holdings, Inc.	Delaware

Adtran Networks North America Inc.	Delaware

Schedule 2

New Foreign Subsidiary Guarantors

Name	Jurisdiction
Adtran Networks SE	Germany
Adtran GmbH	Germany
Adtran Europe Ltd.	England and Wales
Adtran Networks (UK) Limited	England and Wales
ADTRAN Networks Pty Ltd	Australia

Annex A

Amended Credit Agreement

See attached.

EXECUTION VERSION

CREDIT AGREEMENT

dated as of July 18, 2022

(as amended by that certain First Amendment to Credit Agreement dated as of August 9, 2023 and that certain Second Amendment to Credit Agreement dated as of January 16, 2024),

by and among

ADTRAN HOLDINGS, INC.,

as Holdings,

ADTRAN, INC.,

as Borrower,

the Lenders referred to herein,

as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

Swingline Lender and Issuing Lender

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC.,

and

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT,

as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A. and DEUTSCHE BANK AG FILIALE

DEUTSCHLANDGESCHÄFT,

as Syndication Agents

CITIBANK, N.A.,

as Documentation Agent

Page

ARTICLE I DEFINITIONS		1

SECTION 1.1	Definitions	1

SECTION 1.2	Other Definitions and Provisions	~~46~~48

SECTION 1.3	Accounting Terms	~~46~~48

SECTION 1.4	UCC Terms	~~47~~49

SECTION 1.5	Rounding	~~47~~49

SECTION 1.6	References to Agreement and Laws	~~47~~49

SECTION 1.7	Times of Day	~~47~~49

SECTION 1.8	Guarantees/Earn-Outs	~~47~~50

SECTION 1.9	Covenant Compliance Generally	~~47~~50

SECTION 1.10	Limited Condition Acquisitions	~~48~~50

SECTION 1.11	Rates	~~49~~51

SECTION 1.12	Divisions	~~49~~52

SECTION 1.13	Exchange Rates; Currency Equivalents	~~50~~52

SECTION 1.14	Change of Currency	~~50~~52

SECTION 1.15	Sanctions Provisions	53

ARTICLE II REVOLVING CREDIT FACILITY		~~50~~53

SECTION 2.1	Revolving Credit Loans	~~50~~53

SECTION 2.2	Swingline Loans	~~51~~53

SECTION 2.3	Procedure for Advances of Revolving Credit Loans and Swingline Loans	~~53~~55

SECTION 2.4	Repayment and Prepayment of Revolving Credit and Swingline Loans	~~54~~56

SECTION 2.5	Permanent Reduction of the Revolving Credit Commitment	~~55~~58

SECTION 2.6	Termination of Revolving Credit Facility	~~56~~58

ARTICLE III LETTER OF CREDIT FACILITY		~~56~~59

SECTION 3.1	L/C Facility	~~56~~59

SECTION 3.2	Procedure for Issuance and Disbursement of Letters of Credit	~~57~~60

SECTION 3.3	Commissions and Other Charges	~~58~~61

SECTION 3.4	L/C Participations	~~58~~61

SECTION 3.5	Reimbursement	~~60~~62

SECTION 3.6	Obligations Absolute	~~60~~63

SECTION 3.7	Effect of Letter of Credit Documents	~~62~~65

i

(continued)

Page

SECTION 3.8	Resignation of Issuing Lenders	~~62~~65

SECTION 3.9	Letters of Credit Issued for Subsidiaries	~~62~~65

SECTION 3.10	Letter of Credit Amounts	~~63~~65

ARTICLE IV TERM LOAN FACILITY		~~63~~66

SECTION 4.1	Delayed Draw Term Loan	~~63~~66

SECTION 4.2	Procedure for Advance of Term Loan	~~63~~66

SECTION 4.3	Repayment of Term Loans	~~64~~67

SECTION 4.4	Prepayments of Term Loans	~~64~~67

SECTION 4.5	Reduction of Delayed Draw Term Loan Commitment	~~67~~70

ARTICLE V GENERAL LOAN PROVISIONS		~~67~~70

SECTION 5.1	Interest	~~67~~70

SECTION 5.2	Notice and Manner of Conversion or Continuation of Loans	~~69~~71

SECTION 5.3	Fees	~~69~~72

SECTION 5.4	Manner of Payment	~~70~~73

SECTION 5.5	Evidence of Indebtedness	~~71~~74

SECTION 5.6	Sharing of Payments by Lenders	~~72~~74

SECTION 5.7	Administrative Agent’s Clawback	~~72~~75

SECTION 5.8	Changed Circumstances	~~73~~76

SECTION 5.9	Indemnity	~~76~~79

SECTION 5.10	Increased Costs	~~77~~80

SECTION 5.11	Taxes	~~78~~81

SECTION 5.12	Mitigation Obligations; Replacement of Lenders	~~82~~85

SECTION 5.13	Incremental Increases	~~83~~86

SECTION 5.14	Cash Collateral	~~86~~88

SECTION 5.15	Defaulting Lenders	~~86~~89

SECTION 5.16	[Intentionally Omitted]	~~89~~91

SECTION 5.17	Sustainability Adjustments	~~89~~91

ARTICLE VI CONDITIONS OF CLOSING AND BORROWING		~~90~~93

SECTION 6.1	Conditions to Closing and Initial Extensions of Credit	~~90~~93

SECTION 6.2	Conditions to All Extensions of Credit	~~94~~96

SECTION 6.3	[Intentionally Omitted]	~~95~~97

(continued)

Page

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES		~~95~~98

SECTION 7.1	Organization; Power; Qualification	~~95~~98

SECTION 7.2	Ownership	~~95~~98

SECTION 7.3	Authorization; Enforceability	~~95~~98

SECTION 7.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc	~~96~~98

SECTION 7.5	Compliance with Law; Governmental Approvals	~~96~~99

SECTION 7.6	Tax Returns and Payments	~~96~~99

SECTION 7.7	Intellectual Property Matters	~~97~~99

SECTION 7.8	Environmental Matters	~~97~~100

SECTION 7.9	Employee Benefit Matters	~~98~~101

SECTION 7.10	Margin Stock	~~99~~102

SECTION 7.11	Government Regulation	~~99~~102

SECTION 7.12	Employee Relations	~~99~~102

SECTION 7.13	Financial Statements	~~99~~102

SECTION 7.14	No Material Adverse Change	~~99~~102

SECTION 7.15	Solvency	~~100~~102

SECTION 7.16	Title to Properties	~~100~~102

SECTION 7.17	Litigation	~~100~~102

SECTION 7.18	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions	~~100~~103

SECTION 7.19	Absence of Defaults	~~100~~103

SECTION 7.20	Senior Indebtedness Status	~~100~~103

SECTION 7.21	Disclosure	~~101~~103

ARTICLE VIII AFFIRMATIVE COVENANTS		~~101~~104

SECTION 8.1	Financial Statements and Budgets	~~101~~104

SECTION 8.2	Certificates; Other Reports	~~102~~105

SECTION 8.3	Notice of Litigation and Other Matters	~~104~~107

SECTION 8.4	Preservation of Corporate Existence and Related Matters	~~104~~108

SECTION 8.5	Maintenance of Property and Licenses	~~104~~108

SECTION 8.6	Insurance	~~105~~108

SECTION 8.7	Accounting Methods and Financial Records	~~105~~109

SECTION 8.8	Payment of Taxes and Other Obligations	~~105~~109

SECTION 8.9	Compliance with Laws and Approvals	~~105~~109

(continued)

Page

SECTION 8.10	Environmental Laws	~~105~~109

SECTION 8.11	Compliance with ERISA	~~106~~109

SECTION 8.12	Visits and Inspections	~~106~~109

SECTION 8.13	Additional Subsidiary Guarantors and Collateral	~~106~~110

SECTION 8.14	Use of Proceeds	~~107~~111

SECTION 8.15	Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions	~~108~~112

SECTION 8.16	Further Assurances	~~108~~112

SECTION 8.17	Post-Closing Matters	~~108~~112

SECTION 8.18	Flood Insurance Matters	113

ARTICLE IX NEGATIVE COVENANTS		~~109~~113

SECTION 9.1	Indebtedness	~~109~~113

SECTION 9.2	Liens	~~111~~116

SECTION 9.3	Investments	~~113~~118

SECTION 9.4	Fundamental Changes	~~114~~120

SECTION 9.5	Asset Dispositions	~~115~~121

SECTION 9.6	Restricted Payments	~~117~~122

SECTION 9.7	Transactions with Affiliates	~~117~~124

SECTION 9.8	Accounting Changes; Organizational Documents	~~118~~124

SECTION 9.9	Payments and Modifications of Junior Indebtedness	~~118~~124

SECTION 9.10	No Further Negative Pledges; Restrictive Agreements	~~119~~126

SECTION 9.11	Nature of Business	~~120~~127

SECTION 9.12	Financial Covenants	~~121~~127

ARTICLE X DEFAULT AND REMEDIES		~~122~~129

SECTION 10.1	Events of Default	~~122~~129

SECTION 10.2	Remedies	~~124~~131

SECTION 10.3	Rights and Remedies Cumulative; Non-Waiver; Etc	~~125~~132

SECTION 10.4	Crediting of Payments and Proceeds	~~126~~132

SECTION 10.5	Administrative Agent May File Proofs of Claim	~~127~~133

SECTION 10.6	Credit Bidding	~~127~~134

ARTICLE XI THE ADMINISTRATIVE AGENT, ETC.		~~128~~134

SECTION 11.1	Appointment and Authority	~~128~~134

(continued)

Page

SECTION 11.2	Rights as a Lender	~~128~~137

SECTION 11.3	Exculpatory Provisions	~~129~~137

SECTION 11.4	Reliance	~~130~~138

SECTION 11.5	Delegation of Duties	~~130~~139

SECTION 11.6	Resignation	~~130~~139

SECTION 11.7	Non-Reliance	~~132~~141

SECTION 11.8	No Other Duties, Etc	~~133~~142

SECTION 11.9	Collateral and Guaranty Matters	~~133~~142

SECTION 11.10	Secured Hedge Obligations and Secured Cash Management Obligations	~~134~~143

SECTION 11.11	Certain ERISA Matters	~~135~~143

SECTION 11.12	Erroneous Payments	~~136~~144

ARTICLE XII MISCELLANEOUS		~~137~~146

SECTION 12.1	Notices	~~137~~146

SECTION 12.2	Amendments, Waivers and Consents	~~140~~148

SECTION 12.3	Expenses; Indemnity	~~143~~151

SECTION 12.4	Right of Setoff	~~144~~153

SECTION 12.5	Governing Law; Jurisdiction, Etc	~~145~~153

SECTION 12.6	Waiver of Jury Trial	~~146~~154

SECTION 12.7	Reversal of Payments	~~146~~154

SECTION 12.8	Injunctive Relief	~~146~~155

SECTION 12.9	Successors and Assigns; Participations	~~146~~155

SECTION 12.10	Treatment of Certain Information; Confidentiality	~~150~~159

SECTION 12.11	Performance of Duties	~~151~~160

SECTION 12.12	All Powers Coupled with Interest	~~151~~160

SECTION 12.13	Survival	~~152~~160

SECTION 12.14	Titles and Captions	~~152~~160

SECTION 12.15	Severability of Provisions	~~152~~160

SECTION 12.16	Counterparts; Integration; Effectiveness; Electronic Execution	~~152~~161

SECTION 12.17	Term of Agreement	~~153~~162

SECTION 12.18	USA PATRIOT Act; Anti-Money Laundering Laws	~~153~~162

SECTION 12.19	Independent Effect of Covenants	~~153~~162

v

(continued)

Page

SECTION 12.20	No Advisory or Fiduciary Responsibility	~~154~~162

SECTION 12.21	Inconsistencies with Other Documents	~~154~~163

SECTION 12.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~155~~163

SECTION 12.23	Judgment Currency	~~155~~164

SECTION 12.24	Parallel Debt	164

SECTION ~~12.24~~12.25 Acknowledgement Regarding Any Supported QFCs		~~155~~165

EXHIBITS
Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Swingline Note
Exhibit A-3	-	Form of Term Loan Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit I	-	Form of Joinder Agreement

SCHEDULES
Schedule 1.1(a)	-	Existing Letters of Credit
Schedule 1.1(b) Schedule 1.1(c)	- -	Lenders and Commitments Consolidated EBITDA
Schedule 7.1	-	Jurisdictions of Organization and Subsidiary Guarantors
Schedule 7.2	-	Subsidiaries and Capitalization
Schedule 7.6	-	Tax Matters
Schedule 7.9	-	ERISA Plans
Schedule 7.17	-	Litigation
Schedule 8.17	-	Post-Closing Matters
Schedule 9.1	-	Existing Indebtedness
Schedule 9.2	-	Existing Liens
Schedule 9.3	-	Existing Loans, Advances and Investments
Schedule 9.7	-	Transactions with Affiliates

i

CREDIT AGREEMENT, dated as of July 18, 2022, by and among ADTRAN HOLDINGS, INC., a Delaware corporation, as Holdings, ADTRAN, INC., a Delaware corporation, as Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Acorn MergeCo” means Acorn MergeCo, Inc., a Delaware corporation.

“Acquired EBITDA” means, with respect to any Person or business acquired pursuant to an Acquisition for any period, the amount for such period of Consolidated EBITDA of any such Person or business so acquired (determined using such definitions as if references to Holdings and its Subsidiaries therein were to such Person or business), as calculated by the Borrower in good faith and which shall be factually supported by historical financial statements; provided, that, notwithstanding the foregoing to the contrary, in determining Acquired EBITDA for any Person or business that does not have historical financial accounting periods which coincide with that of the financial accounting periods of Holdings and its Subsidiaries (a) references to Reference Period in any applicable definitions shall be deemed to mean the same relevant period as the applicable period of determination for Holdings and its Subsidiaries and (b) to the extent the commencement of any such Reference Period shall occur during a fiscal quarter of such acquired Person or business (such that only a portion of such fiscal quarter shall be included in such Reference Period), Acquired EBITDA for the portion of such fiscal quarter so included in such Reference Period shall be deemed to be an amount equal to (x) Acquired EBITDA otherwise attributable to the entire fiscal quarter (determined in a manner consistent with the terms set forth above) multiplied by (y) a fraction, the numerator of which shall be the number of months of such fiscal quarter included in the relevant Reference Period and the denominator of which shall be actual months in such fiscal quarter.

“Acquisition” means any acquisition, or any series of related acquisitions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or business unit, line of business or division thereof, whether through purchase of assets, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation, division or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Adjusted Eurocurrency Rate” means, as to any Loan denominated in Euros for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate for such Currency for such Interest Period
1.00-Eurocurrency Reserve Percentage

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Wells Fargo (or any of its designated branch offices or affiliates), in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means, with respect to any Currency, the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c) with respect to such Currency.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“ADVA” means Adtran Networks SE (formerly known as ADVA Optical Networking SE), a European stock corporation incorporated under the law of the European Union and Germany.

~~“ADVA Parent” means the parent of ADVA that is a Wholly-Owned Subsidiary of the Borrower.~~

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned thereto in Section 12.1(e).

“Agreement” means this Credit Agreement.

“Alternative Currency” means Euros and, solely with respect to certain Existing Letters of Credit, Pounds Sterling, Mexican Pesos, New Zealand Dollars, Australian Dollars and Tunisian Dinar.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Lender (with notice thereof to the Administrative Agent), as the case may be, in its sole discretion by reference to the most recent Spot Rate (as determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to an amount equal to 50% of the aggregate Revolving Credit Commitments; provided that at no time will the Alternative Currency Sublimit exceed the aggregate Revolving Credit Commitments.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means:

(a) during the Applicable Margin Increase Period, (i) 0.25% per annum in the case of the Commitment Fee, (ii) 3.15% per annum in the case of any Revolving Credit Loan that is a Term SOFR Loan, (iii) 3.25% per annum in the case of any Revolving Credit Loan that is a Eurocurrency Rate Loan, (iv) 2.15% per annum in the case of any Revolving Credit Loan that is a Base Rate Loan (including any Swingline Loan), (v) 3.40% per annum in the case of any Delayed Draw Term Loan that is a Term SOFR Loan and (vi) 2.40% per annum in the case of any Delayed Draw Term Loan that is a Base Rate Loan; and

(b) from and after the end of the Applicable Margin Increase Period, the corresponding percentages per annum as set forth below based on the Consolidated Total Net Leverage Ratio:

			Revolving Credit Loans			Delayed Draw Term Loans
Pricing Level	Consolidated Total Net Leverage Ratio	Commitment Fee	Term SOFR Loans	Eurocurrency Rate Loans	Base Rate Loans (including Swingline Loans)	Term SOFR Loans	Base Rate Loans
1	Less than or equal to 1.75 to 1.00	0.20%	1.65%	1.75%	0.65%	1.90%	0.90%
2	Greater than 1.75 to 1.00, but less than or equal to 2.25 to 1.00	0.20%	1.90%	2.00%	0.90%	2.15%	1.15%
3	Greater than 2.25 to 1.00, but less than or equal to 2.75 to 1.00	0.25%	2.15%	2.25%	1.15%	2.40%	1.40%
4	Greater than 2.75 to 1.00, but less than or equal to 3.25 to 1.00	0.25%	2.40%	2.50%	1.40%	2.65%	1.65%
5	Greater than 3.25 to 1.00	0.25%	2.65%	2.75%	1.65%	2.90%	1.90%

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides a Compliance Certificate pursuant to Section 8.2(a) for the most recently completed fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that ~~(a)~~other than during the Applicable Margin ~~shall be based on Pricing Level 1 until the first Calculation Date occurring after the First Amendment Effective Date and, thereafter~~Increase Period, (a) the Pricing Level shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently completed fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide a Compliance Certificate when due as required by Section 8.2(a) for the most recently completed fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Compliance Certificate was required to have been delivered shall be based on Pricing Level ~~4~~5 until such time as such Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently completed fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, (x) if on or prior to December 31, 2024, the Borrower has not reduced the aggregate Revolving Credit Commitment pursuant to Section 2.5(a) to an amount no greater than $340,000,000, then from and after such date the Applicable Margin with respect to each component of the Applicable Margin (other than the Commitment Fee) shall be increased by 1.00% per annum, and (y) if on or prior to June 30, 2025, the Borrower has not reduced the aggregate Revolving Credit Commitment pursuant to Section 2.5(a) to an amount no greater than $300,000,000, then from and after such date, the Applicable Margin with respect to each component of the Applicable Margin (other than the Commitment Fee) shall be increased by 1.00% per annum, it being understood and agreed that if the Borrower has failed to meet the requirements of both clauses (x) and (y) above, each of the increases set forth in such clauses shall be cumulative.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly (and in any case within five (5) Business Days) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Net Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly (and in any case within five (5) Business Days) and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

~~The Applicable Margins set forth above shall be increased as, and to the extent, required by Section 5.13.~~

The Applicable Margin with respect to any Incremental Term Loans shall be the rate per annum set forth in the relevant Incremental Amendment.

“Applicable Margin Increase Period” means the period commencing with the Second Amendment Effective Date and ending on the first date when each of the following conditions have been met: (a) the Covenant Relief Period shall have ended, (b) since the Second Amendment Effective Date, the Borrower shall have repaid the Revolving Credit Outstandings by a principal amount of at least $75,000,000, (c) the Borrower shall have reduced the aggregate Revolving Credit Commitment to an amount no greater than $300,000,000 and (d) the Borrower shall be in compliance with the financial covenants set forth in Section 9.12, based on the financial statements for the most recently completed Reference Period.

“Applicable Maturity Date” means (a) with respect to any Revolving Credit Loan or Swingline Loan, the Revolving Credit Maturity Date, (b) the Delayed Draw Term Loan, the Term Loan Maturity Date or (c) any Incremental Term Loan (if any) the date as determined pursuant to, and in accordance with, Section 5.13.

“Applicable Time” means, with respect to any Loans and Letters of Credit and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Lender (with notice to the Administrative Agent), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Wells Fargo Securities, LLC, BofA Securities, Inc., and Deutsche Bank AG Filiale Deutschlandgeschäft, in their capacities as joint lead arrangers and joint bookrunners.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any sale and leaseback transaction, division, merger or disposition of Equity Interests), whether in a single transaction or a series of related transactions, by any Credit Party or any Subsidiary thereof, and any issuance of Equity Interests by any Subsidiary of Holdings to any Person that is not a Credit Party or any Subsidiary thereof. For the avoidance of doubt, none of (a) the issuance or sale of any Permitted Convertible Indebtedness by Holdings, (b) the issuance or sale or other transfer of any Permitted Warrant Transaction by Holdings, (c) the purchase of any Permitted Bond Hedge Transaction nor (d) the exercise and performance by Holdings and/or any Subsidiary thereof of their respective rights and obligations, as applicable, under any Permitted Convertible Indebtedness, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction (including, for the avoidance of doubt, any exercise, settlement, termination, disposition or unwind (whether optional or mandatory) of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction), as applicable, shall constitute an “Asset Disposition”.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Australian Corporations Act” means the Corporations Act 2001 (Cth).

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.8(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1%.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a). All Base Rate Loans shall be denominated in Dollars.

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.8(c)(i), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or the then-current Benchmark for Euros, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.8(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.8(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bilateral L/C Issuer” means HSBC Bank USA, N.A. and any of its Affiliates, in each case, its capacity as the issuer of letters of credit under the Secured Bilateral Letter of Credit Facility.

“Blocking Law” means: (a) any provision of Council Regulation (EC) No. 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom; (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any similar provision enacted under or pursuant to the German Foreign Trade Act (Außenwirtschaftsgesetz); or (c) any similar blocking or anti-boycott law, regulation or statute in force from time to time.

“Borrower” means ADTRAN, Inc., a Delaware corporation.

“Borrower Materials” has the meaning assigned thereto in Section 8.2.

“Business Combination” means, collectively (a) the public exchange offer by Holdings to exchange each issued and outstanding no-par value bearer share of ADVA for 0.8244 common stocks of Holdings in exchange for 1 share of ADVA and (b) the merger prior to the Closing Date of Acorn MergeCo with and into the Borrower, with the Borrower surviving the merger as a Wholly-Owned direct Subsidiary of Holdings, pursuant to which each outstanding share of common stock of the Borrower was converted into the right to receive one share of common stock of Holdings, in each case, pursuant to the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement dated as of August 30, 2021, by and among the Borrower, Holdings, Acorn MergeCo and ADVA.

“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Charlotte, North Carolina or Birmingham, Alabama are closed.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Capital Expenditures” means, with respect to Holdings and its Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a Consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period.

“Capital Lease Obligations” of any Person means, subject to Section 1.3(b), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances in the applicable Currency or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), (c) investments in certificates of deposit, banker’s acceptances, money market deposits and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and having a long-term debt rating of “A” or better by S&P or “A2” or better from Moody’s (or, if at any time either S&P or Moody’s are not rating the debt of such bank, an equivalent rating from another nationally recognized statistical rating agency), (d) investments in any money market fund or money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (c) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) and (e) solely with respect to any Subsidiary domiciled outside the United States, substantially equivalent investments to those outlined in clauses (a) through (d) above which are reasonably comparable in tenor and credit quality (taking into account the jurisdiction where such Subsidiary conducts business) and customarily used in the ordinary course of business by similar companies for cash management purposes in any jurisdictions in which such Person conducts business (it being understood that such investments may be denominated in the currency of any jurisdiction in which such Person conducts business).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.

“CFC” means a Foreign Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code and any Subsidiary owned directly or indirectly by such Foreign Subsidiary.

“CFC Holdco” means a Subsidiary substantially all the assets of which consist of Equity Interests in Foreign Subsidiaries that each constitute a CFC and/or Indebtedness or accounts receivable owed by Foreign Subsidiaries that each constitute a CFC or are treated as owed by any such Foreign Subsidiaries for U.S. federal income tax purposes.

“Change in Control” means an event or series of events by which:

(a) Holdings shall fail to own (i) one hundred percent (100%) of the Equity Interests of the Borrower and (ii) at least sixty-six percent (66%) of the Equity Interests of ADVA (or such higher amount acquired in connection with the Business Combination, including through any squeeze-out process or open-market purchases); or

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests of Holdings entitled to vote in the election of members of the board of directors (or equivalent governing body) of Holdings.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

~~“Collateral Agreement” means the collateral agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent.~~

“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.

“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.

“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.9 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Holdings and its Subsidiaries:

(a) Consolidated Net Income for such period plus

(b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income (other than as set forth in clause (b)(vii)(B)) for such period:

(i) Consolidated Interest Expense;

(ii) expense for Taxes measured by net income, profits or capital (or any similar measures), paid or accrued, including federal and state and local income Taxes, foreign income Taxes and franchise Taxes;

(iii) depreciation, amortization and other non-cash charges or expenses, excluding any non-cash charge or expense that represents an accrual for a cash expense to be taken in a future period;

(iv) transaction fees, charges and other amounts related to the Business Combination through the fiscal year ending December 31, 2025; provided that, (A) the aggregate amount of fees, charges and other amounts added pursuant to this clause (b)(iv) during the fiscal year ending December 31, 2024 shall not exceed $15,000,000 and (B) the aggregate amount of fees, charges and other amounts added pursuant to this clause (b)(iv) during the fiscal year ending December 31, 2025 shall not exceed $5,000,000;

(v) all transaction fees, charges and other amounts related to the Transactions and any amendment or other modification to the Loan Documents, in each case to the extent paid within six (6) months of the Closing Date or the effectiveness of such amendment or other modification;

(vi) all transaction fees, charges and other amounts (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith) in connection with any Permitted Acquisition, Investment, disposition, issuance or repurchase of Equity Interests, or the incurrence, amendment or waiver of Indebtedness permitted hereunder (other than those related to the Transactions or with respect to any amendment or modification of the Loan Documents), in each case, whether or not consummated, in each case to the extent paid within six (6) months of the closing or effectiveness of such event or the termination or abandonment of such transaction, as the case may be; provided that any amounts described in this clause (b)(vi) with respect to transactions that are not consummated shall not exceed $10,000,000 for the applicable period;

(vii) (A) other unusual and non-recurring cash expenses or charges and (B) the amount of any “run rate” synergies, operating expense reductions and other net cost savings and integration costs, in each case projected by Holdings in connection with Permitted Acquisitions, Asset Dispositions (including the termination or discontinuance of activities constituting such business) and/or other operating improvement, restructuring, cost savings initiative or other similar initiative taken after the Closing Date (other than in connection with the Business Combination) that have been consummated during the applicable Reference Period (calculated on a Pro Forma Basis as though such synergies, expense reductions and cost savings had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (i) such synergies, expense reductions and cost savings are reasonably identifiable, factually supportable, expected to have a continuing impact on the operations of Holdings and its Subsidiaries and have been determined by the Borrower in good faith to be reasonably anticipated to be realizable within 12 months following any such action as set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, (ii) no such amounts shall be added pursuant to this clause to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment, the definition of Pro Forma Basis or otherwise and (iii) the aggregate amount added pursuant to this clause (b)(vii) for any Reference Period shall in no event exceed 15.0% of Consolidated EBITDA for such period (calculated prior to any such add-backs pursuant to this clause (b)(vii));

(viii) the amount of any “run rate” synergies, operating expense reductions and other net cost savings and integration costs, in each case project by Holdings in connection with the Business Combination as set forth on Schedule 1.1(c); provided that no such amounts shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment, the definition of Pro Forma Basis or otherwise; and

(ix) one-time public company registration, listing, compliance, reporting and related expenses; less

(c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:

(i) interest income;

(ii) federal, state, local and foreign income Tax credits of Holdings and its Subsidiaries for such period (to the extent not netted from income Tax expense);

(iii) any unusual and non-recurring gains;

(iv) non-cash gains or non-cash items; and

(v) any cash expense made during such period which represents the reversal of any non-cash expense that was added in a prior period pursuant to clause (b)(iii) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred.

For purposes of this Agreement, Consolidated EBITDA shall be calculated on a Pro Forma Basis. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters set forth below, Consolidated EBITDA shall be deemed to be the amount set forth below opposite such period (the “Historical EBITDA Figures”):

Fiscal Quarter Ended	Consolidated EBITDA of the Borrower and its Subsidiaries	Consolidated EBITDA of ADVA and its Subsidiaries
September 30, 2021	$600,000	$22,800,000
December 31, 2021	$4,600,000	$23,600,000
March 31, 2022	$5,100,000	$13,300,000

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA minus (ii) federal, state, local and foreign income Taxes paid in cash (less any tax refunds received in cash during such period) minus (iii) Restricted Payments made pursuant to Section 9.6(f) (other than any such Restricted Payments made during the Covenant Relief Period or prior to the Covenant Relief Period and included in any Reference Period occurring during the Covenant Relief Period) to (b) (i) Consolidated Interest Expense plus (ii) scheduled amortization payments on Indebtedness (including Capital Lease Obligations), in each case for the most recently completed Reference Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a Consolidated basis, the sum of, without duplication, (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all purchase money Indebtedness, (c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations (regardless of whether accounted for as indebtedness under GAAP) and the principal amount of all obligations and liabilities of such Person under factoring, receivables and securitization facilities (including any Permitted Receivables Financing or Permitted Receivables Sale Transaction) to the extent accounted for as indebtedness under GAAP, (d) all drawn and unreimbursed obligations, contingent or otherwise, of any such Person relative to letters of credit, including any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person, (e) all obligations of any such Person in respect of Disqualified Equity Interests which shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due, (f) all Guarantees of any such Person with respect to any of the foregoing and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Consolidated Interest Expense” means, for any period, cash interest expense (including interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period, determined on a Consolidated basis, without duplication, for Holdings and its Subsidiaries in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings or any Subsidiary with respect to interest rate Swap Agreements.

“Consolidated Net Income” means, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of Holdings and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which Holdings or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to Holdings or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or any of its Subsidiaries or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Holdings or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) the net income (or loss) of any Subsidiary that is not a Wholly-Owned Subsidiary to the extent such net income (or loss) is attributable to the minority interest in such Subsidiary, (e) any gain or loss from Asset Dispositions outside of the ordinary course during such period, (f) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period (including with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with Accounting Standards Codification 840 on the definitions and covenants herein, for which GAAP as in effect on the Closing Date shall be applied), (g) net unrealized gains and losses resulting from obligations under Swap Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk and the application of FASB ASC 815-10, and (h) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP.

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness on such date that is secured by a Lien on any Property of Holdings or any of its Subsidiaries minus (ii) all Unrestricted Cash and Cash Equivalents of Holdings and its Subsidiaries on such date (not to exceed $75,000,000) to (b) Consolidated EBITDA for the most recently completed Reference Period.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness on such date minus (ii) all Unrestricted Cash and Cash Equivalents of Holdings and its Subsidiaries on such date (not to exceed $75,000,000) to (b) Consolidated EBITDA for the most recently completed Reference Period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controller” as defined in Section 9 of the Australian Corporations Act.

“Covenant Relief Period” means the period commencing December 31, 2023 and ending on the date that the Borrower provides the financial statements referred to in Section 8.1(b) and a Compliance Certificate for the fiscal quarter ended September 30, 2024 demonstrating compliance with the financial covenants set forth in Section 9.12 for such quarter. For the avoidance of doubt, the Covenant Relief Period shall continue unless or until the events in the foregoing sentence occur.

“Covered Party” has the meaning assigned thereto in Section  ~~12.24~~12.25 (a).

“Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, Holdings, the Borrower and the Subsidiary Guarantors.

“Currencies” means Dollars and each Alternative Currency, and “Currency” means any of such Currencies.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, administration, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans or any Term Loan required to be funded by it hereunder within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of participations in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, Controller, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Delayed Draw Funding Date” means the final funding date of the Delayed Draw Term Loan.

“Delayed Draw Funding Deadline” means August 9, 2024.

“Delayed Draw Term Loan” means each term loan made, or to be made, to the Borrower by the Term Loan Lenders pursuant to Section 4.1.

“Delayed Draw Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Delayed Draw Term Loan to the account of the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(b), as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Delayed Draw Term Loans. The aggregate Delayed Draw Term Loan Commitment of all Term Loan Lenders on the First Amendment Effective Date shall be $50,000,000.

“Delayed Draw Term Loan Commitment Fee” has the meaning assigned thereto in Section 5.3(b).

“Disposed EBITDA” means, with respect to any Person or business that is sold or disposed of in an Asset Disposition during any period, the amount for such period of Consolidated EBITDA of any such Person or business subject to such Asset Disposition (determined using such definitions as if references to Holdings and its Subsidiaries therein were to such Person or business), as calculated by the Borrower in good faith.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than contingent indemnification obligations not then due) and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into, or exchangeable for, Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the latest scheduled maturity date of the Loans and Commitments; provided that if such Equity Interests are issued pursuant to a plan for the benefit of Holdings or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a currency other Dollars, the equivalent of such amount in Dollars determined by the Administrative Agent at such time on the basis of the Spot Rate for such currency determined in respect of the most recent Revaluation Date for the purchase of Dollars with such currency.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Collateral Agreement” means the collateral agreement dated as of July 18, 2022, executed by the Domestic Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties.

“Domestic Credit Parties” means, collectively, Holdings, the Borrower and the Domestic Subsidiary Guarantors.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“Domestic Subsidiary Guarantors” means, collectively, each Domestic Subsidiary of Holdings that shall have executed and delivered a Joinder Agreement, guaranty or guaranty supplement pursuant to Section 3 of the Second Amendment or Section 8.13 hereof.

“DPLTA” means that certain Domination and Profit and Loss Transfer Agreement, dated as of December 1, 2022, by and between ADVA and Holdings.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)).

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.

“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, written demands, written claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing; provided that no Permitted Convertible Indebtedness, other debt securities that are or by their terms may be convertible or exchangeable into or for Qualified Equity Interests (or into or for any combination of cash and Qualified Equity Interests by reference to the price of such Qualified Equity Interests) nor any Permitted Warrant Transactions, in each case, shall constitute Equity Interests of Holdings or any of its Subsidiaries prior to settlement, conversion, exchange or exercise thereof into or for securities that would otherwise constitute Equity Interests under this definition.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning assigned thereto in Section 11.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 11.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 11.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 11.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.

“Euro” and “€” mean the single currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Banking Day” means a TARGET Day; provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(c) and 5.2, in each case, such day is also a Business Day.

“Eurocurrency Rate” means, for any Eurocurrency Rate Loan for any Interest Period denominated in Euros, the greater of (a) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (b) the Floor.

“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate.

“Eurocurrency Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934 (15 U.S.C. § 77 et seq.).

“Excluded Domestic Subsidiary” means (a) each Immaterial Domestic Subsidiary, (b~~) each Foreign Subsidiary, (c) each Subsidiary that is a direct or indirect Subsidiary of a CFC, (d) each CFC Holdco, (e) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, (f~~) any Subsidiary (i) that is prohibited by Applicable Law or by any contractual obligation existing on the Closing Date or existing at the time of acquisition of such Subsidiary after the Closing Date (and not incurred in contemplation of such acquisition), in each case from Guaranteeing the Secured Obligations, but only so long as such prohibition exists, (ii) that would require governmental (including regulatory) consent, approval, license or authorization to Guarantee the Secured Obligations unless such consent, approval, license or authorization has been received or (iii) for which the providing of a Guarantee of the Secured Obligations would result in material adverse Tax consequences to ~~the Borrower~~Holdings or its Subsidiaries, as reasonably determined by the Borrower and the Administrative Agent, (~~g~~c) each Receivables Subsidiary that is a Domestic Subsidiary and (~~h~~d) any other Domestic Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the cost of providing a Guarantee would be excessive in relation to the benefit to be afforded thereby. ~~Notwithstanding anything to the contrary under any Loan Document, in no event shall any Foreign Subsidiary or CFC Holdco (or each of their direct or indirect Subsidiaries) be required to guarantee, pledge any assets to support, or provide any direct or indirect credit or collateral support for any obligations of the Credit Parties.~~

“Excluded Foreign Subsidiary” means (a) each Immaterial Foreign Subsidiary, (b) any Subsidiary (i) that is prohibited by Applicable Law or by any contractual obligation existing on the Second Amendment Effective Date or existing at the time of acquisition of such Subsidiary after the Second Amendment Effective Date (and not incurred in contemplation of such acquisition), in each case from Guaranteeing the Secured Obligations, but only so long as such prohibition exists, (ii) that would require governmental (including regulatory) consent, approval, license or authorization to Guarantee the Secured Obligations unless such consent, approval, license or authorization has been received or (iii) for which the providing of a Guarantee of the Secured Obligations would result in material adverse Tax consequences to Holdings or its Subsidiaries, as reasonably determined by the Borrower and the Administrative Agent, (c) each Receivables Subsidiary that is a Foreign Subsidiary, (d) each Foreign Subsidiary that is organized under the laws of a jurisdiction other than Australia, England and Wales or Germany, and (e) any other Foreign Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the cost of providing a Guarantee would be excessive in relation to the benefit to be afforded thereby.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under the keepwell provisions in the Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such

Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any Taxes imposed under FATCA.

“Existing Credit Agreements” means, collectively, (a) that certain Credit Agreement, dated as of April 1, 2022, by and among the Borrower, ADTRAN International, Inc., a Delaware corporation and Wells Fargo, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof and (b) that certain Revolving Credit and Security Agreement, dated as of November 4, 2020, by and between the Borrower and Cadence Bank, N.A., as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, including by that certain Loan Modification Agreement and Amendment to Loan Documents, dated as of November 4, 2021, by and between Cadence Bank, N.A. and the Borrower.

“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1(a).

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing such Sections of the Code.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (a) the separate fee letter agreement dated July 13, 2022 among the Borrower, Wells Fargo and Wells Fargo Securities, LLC, (b) any letter between the Borrower and any Issuing Lender (other than Wells Fargo) relating to certain fees payable to such Issuing Lender in its capacity as such, and (c) any fee letter or engagement letter entered into with the Sustainability Structuring Agent in its capacity as such.

“First Amendment Effective Date” means August 9, 2023.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary, the Equity Interests of which are owned directly by one or more Credit Parties.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as each of the foregoing is now or hereafter in effect and any successor statute to any of the foregoing.

“Floor” means a rate of interest equal to 0%.

“Foreign Asset Disposition” has the meaning assigned thereto in Section 4.4(b)(vii).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Guarantors” means, collectively, each Foreign Subsidiary of Holdings that shall have executed and delivered a Joinder Agreement, guaranty or guaranty supplement pursuant to Section 3 of the Second Amendment or Section 8.13 hereof.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“German Subsidiary” means any Subsidiary incorporated or established in Germany.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in each case, in the ordinary course of business, or customary and reasonable indemnity obligations in connection with any disposition of assets permitted under this Agreement (other than any such obligations with respect to Indebtedness).

“Guarantors” means, collectively, Holdings and each Subsidiary Guarantor.

“Guaranty Agreement” means the ~~unconditional~~ guaranty agreement ~~of even date herewith~~dated as of July 18, 2022, executed by the ~~Guarantors~~Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties~~, which shall be in form and substance reasonably acceptable to the Administrative Agent~~.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Historical EBITDA Figures” has the meaning assigned thereto in the definition of “Consolidated EBITDA”.

“Holdings” means ADTRAN Holdings, Inc., a Delaware corporation, formerly known as Acorn HoldCo, Inc.

“Huntsville Property” means the fee simple interest in the real property owned by the Borrower generally described as 901 Explorer Blvd NW, Huntsville, AL, 35806, which is referred to collectively as Huntsville Tax Parcel Numbers 16-01-01-0-000-006.001, 17-03-06-0-000-007.000, 16-01-01-0-000-002.000 and 16-01-01-0-000-001.000.

“Huntsville Property Mortgage” means the mortgage, deed of trust or other real property security document, encumbering the Huntsville Property, in form and substance reasonably satisfactory to the Administrative Agent and executed by the Borrower in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to Section 3 of the Second Amendment.

“Immaterial Domestic Subsidiary” means, on any date, any direct or indirect Domestic Subsidiary of Holdings that (a) both (i) contributed less than five percent (5%) of the total revenue of Holdings and its Domestic Subsidiaries during the most recently completed Reference Period and (ii) as of the applicable date of determination, has assets that constitute less than five percent (5%) of the aggregate net book value of the Consolidated total assets of Holdings and its Domestic Subsidiaries as of the last day of the most recently completed Reference Period prior to such date (each of which calculations, for any Immaterial Domestic Subsidiary organized or acquired since the end of such period or such date, as the case may be, shall be determined on a Pro Forma Basis as if such Domestic Subsidiary were in existence or acquired on such date), (b) does not own any other Subsidiaries (other than Excluded Domestic Subsidiaries or Excluded Foreign Subsidiaries) and (c) has been designated in writing as an “Immaterial Domestic Subsidiary” by the Borrower to the Administrative Agent (other than any such Domestic Subsidiary as to which the Borrower has revoked such designation by written notice to the Administrative Agent); provided that if either (i) the total assets of all Immaterial Domestic Subsidiaries, taken as a whole, as of the last day of the most recently completed Reference Period prior to such date, is greater than ten percent (10%) of the aggregate net book value of the Consolidated total assets of Holdings and its Domestic Subsidiaries on such date or (ii) the total revenue of the Immaterial Domestic Subsidiaries, taken as a whole, for the most recently completed Reference Period is greater than ten percent (10%) of the total revenue of Holdings and its Domestic Subsidiaries for such period, then the Borrower shall designate in writing and cause one or more Domestic Subsidiaries (other than a Domestic Subsidiary that is an Excluded Domestic Subsidiary under clause (~~c), (d~~b), (~~e~~c )~~,~~ or (~~f~~d ) of the definition thereof) to become Domestic Subsidiary Guarantors and comply with the requirements of Section 8.13 until the total assets and total revenue of the Immaterial Domestic Subsidiaries, taken as a whole, constitutes less than such amounts set forth in clauses (i) and (ii). Notwithstanding the foregoing, in no event shall any Domestic Subsidiary be designated as an Immaterial Domestic Subsidiary if it (x) is an obligor or guarantor of any Junior Indebtedness or (y) owns the Equity Interests of (A) a Domestic Subsidiary that is not an Immaterial Domestic Subsidiary or (B) a Foreign Subsidiary that is not an Immaterial Foreign Subsidiary.

“Immaterial Foreign Subsidiary” means, on any date, any direct or indirect Foreign Subsidiary of Holdings that (a) both (i) contributed less than five percent (5%) of the total revenue of all direct or indirect Foreign Subsidiaries of Holdings during the most recently completed Reference Period and (ii) as of the applicable date of determination, has assets that constitute less than five percent (5%) of the aggregate net book value of the consolidated total assets of all direct or indirect Foreign Subsidiaries of Holdings as of the last day of the most recently completed Reference Period prior to such date (each of which calculations, for any Immaterial Foreign Subsidiary organized or acquired since the end of such period or such date, as the case may be, shall be determined on a Pro Forma Basis as if such Foreign Subsidiary were in existence or acquired on such date), (b) does not own any other Subsidiaries (other than Excluded Foreign Subsidiaries or Excluded Domestic Subsidiaries) and (c) has been designated in writing as an “Immaterial Foreign Subsidiary” by the Borrower to the Administrative Agent (other than any such Foreign Subsidiary as to which the Borrower has revoked such designation by written notice to the Administrative Agent); provided that if either (i) the total assets of all Immaterial Foreign Subsidiaries, taken as a whole, as of the last day of the most recently completed Reference Period prior to such date, is greater than ten percent (10%) of the aggregate net book value of the consolidated total assets of all direct or indirect Foreign Subsidiaries of Holdings on such date or (ii) the total revenue of the Immaterial Foreign Subsidiaries, taken as a whole, for the most recently completed Reference Period is greater than ten percent (10%) of the total revenue of all direct or indirect Foreign Subsidiaries of Holdings for such period, then the Borrower shall designate in writing and cause one or more Foreign Subsidiaries (other than a Foreign Subsidiary that is an Excluded Foreign Subsidiary under clause (b), (c), (d) or (e) of the definition thereof) to become Foreign Subsidiary Guarantors and comply with the requirements of Section 8.13 until the total assets and total revenue of the Immaterial Foreign Subsidiaries, taken as a whole, constitutes less than such amounts set forth in clauses (i) and (ii). Notwithstanding the foregoing, in no event shall any Foreign Subsidiary be designated as an Immaterial Foreign Subsidiary if it (x) is an obligor or guarantor of any Junior Indebtedness or (y) owns the Equity Interests of (A) a Domestic Subsidiary that is not an Immaterial Domestic Subsidiary or (B) a Foreign Subsidiary that is not an Immaterial Foreign Subsidiary.

“Increase Effective Date” has the meaning assigned thereto in Section 5.13(c).

“Incremental Amendment” has the meaning assigned thereto in Section 5.13(f).

“Incremental Facilities Limit” means, with respect to any proposed incurrence of additional Indebtedness under Section 5.13, an amount equal to the sum of (a) the amount of additional Indebtedness that would cause ~~(x) at any time other than during a Springing Covenant Period, the Consolidated Total Net Leverage Ratio and (y) during a Springing Covenant Period,~~ the Consolidated Senior Secured Net Leverage Ratio~~, in either case,~~ as of the most recently completed Reference Period prior to the incurrence of such additional Indebtedness (or in the case of any additional Indebtedness, the proceeds of which will finance a substantially concurrent Limited Condition Acquisition, the LCA Test Date), calculated on a Pro Forma Basis after giving effect to the incurrence of such additional

Indebtedness and any Permitted Acquisition (including any Limited Condition Acquisition) to be consummated using the proceeds of such additional Indebtedness and assuming that such proposed Incremental Increase is fully drawn at such time and excluding the proceeds of such increase from the cash netting for purposes of such calculation of the Consolidated ~~Total Net Leverage Ratio or the Consolidated~~ Senior Secured Net Leverage Ratio~~, as applicable~~, not to exceed 3.00 to 1.00 plus (b) $50,000,000 less the total aggregate initial principal amount (as of the date of incurrence thereof) of all Incremental Increases, in each case previously incurred under this clause (b). Unless the Borrower otherwise notifies the Administrative Agent, if all or any portion of any Incremental Increases would be permitted under clause (a) above on the applicable date of incurrence, such Incremental Increases (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (a) above prior to the utilization of any amount available under clause (b) above.

“Incremental Increase” has the meaning assigned thereto in Section 5.13(a).

“Incremental Lender” has the meaning assigned thereto in Section 5.13(b).

“Incremental Revolving Credit Facility Increase” has the meaning assigned thereto in Section 5.13(a).

“Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a).

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.13(a).

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a) all liabilities, obligations and indebtedness of such Person for borrowed money, including obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, of such Person;

(b) all obligations of such Person to pay the deferred purchase price of property or services of such Person (including all payment obligations under non-competition, earn-out or similar agreements, solely to the extent any such payment obligation under non-competition, earn-out or similar agreements becomes a liability on the balance sheet of such Person in accordance with GAAP), except trade payables arising in the ordinary course of business, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and the principal amount of all obligations and liabilities of such Person under factoring, receivables and securitization facilities (including any Permitted Receivables Financing or Permitted Receivables Sale Transaction) to the extent accounted for as indebtedness under GAAP;

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations, contingent or otherwise, of such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation, and banker’s acceptances issued for the account of such Person;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

(h) all net obligations of such Person under any Hedge Agreements; and

(i) all Guarantees of such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. In respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, if such Indebtedness shall not have been assumed by such Person or is limited in recourse to the assets securing such Lien, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets as of such date (as determined in good faith by Holdings) and (y) the amount of such Indebtedness as of such date. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of obligations in respect of any Disqualified Equity Interests shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due.

Notwithstanding the foregoing, (i) no Permitted Bond Hedge Transaction shall constitute Indebtedness of Holdings or any Subsidiary thereof and (ii) no obligations of Holdings under any Permitted Warrant Transaction shall constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) as the default “settlement method” (or substantially equivalent term) thereunder, except to the extent it is accounted for as a liability under GAAP. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation § 1.1275-6.

“Indemnified Party” has the meaning assigned thereto in Section 12.3(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” has the meaning assigned thereto in Section 12.10.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Applicable Maturity Date and (b) as to any Eurocurrency Rate Loan or Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period; provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and the Applicable Maturity Date.

“Interest Period” means, as to any Eurocurrency Rate Loan or Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan or Term SOFR Loan, as applicable, and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a) the Interest Period shall commence on the date of advance of or conversion to any Eurocurrency Rate Loan or Term SOFR Loan, as applicable, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d) no Interest Period shall extend beyond the Applicable Maturity Date, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9;

(e) there shall be no more than eight (8) Interest Periods in effect at any time; and

(f) no tenor that has been removed from this definition pursuant to Section 5.8(c)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.

“Interstate Commerce Act” means the body of law commonly known as the Interstate Commerce Act (49 U.S.C. App. § 1 et seq.).

“Investment” means, with respect to any Person, that such Person (a) purchases, owns, invests in or otherwise acquires (in one transaction or a series of transactions), by division or otherwise, directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, (b) makes any Acquisition or (c) makes or holds, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person.

“Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.).

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuing Lender” means (a) with respect to certain Existing Letters of Credit and Letters of Credit issued hereunder on or after the Closing Date, Wells Fargo Bank, and (b) solely with respect to certain Existing Letters of Credit, Bank of America, N.A., in its capacity as issuer thereof.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit I hereto or such other form as may be approved by the Administrative Agent and the Borrower.

“Junior Indebtedness” means, with respect to Holdings and its Subsidiaries, any (a) Subordinated Indebtedness, (b) Indebtedness secured by Liens that are junior to the Liens securing the Secured Obligations and (c) unsecured Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

“L/C Sublimit” means $50,000,000 (as such amount may be increased pursuant to Section 5.13(d)(ii)(C)); provided that at no time will the L/C Sublimit exceed the aggregate Revolving Credit Commitments.

“LCA Test Date” has the meaning assigned thereto in Section 1.10(a).

“Lender” means the Persons listed on Schedule 1.1(b) and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 5.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

“Letter of Credit Application” means an application requesting the applicable Issuing Lender to issue a Letter of Credit in the form specified by the applicable Issuing Lender from time to time.

“Letter of Credit Documents” means with respect to any Letter of Credit, such Letter of Credit, the Letter of Credit Application, a letter of credit agreement or reimbursement agreement and any other document, agreement and instrument required by the applicable Issuing Lender and relating to such Letter of Credit, in each case in the form specified by the applicable Issuing Lender from time to time.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit. A Letter of Credit may be issued in Dollars or in any Alternative Currency.

“Leverage Ratio Increase” has the meaning assigned thereto in Section 9.12(~~a~~b ).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest (including a ‘security interest’ as defined in Section 12 of the PPSA), hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset.

“Limited Condition Acquisition” means any Permitted Acquisition that is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Documents, the Security Documents, the Guaranty Agreement, each Joinder Agreement, the Fee Letters and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“Loans” means the collective reference to the Revolving Credit Loans, the Term Loans and the Swingline Loans, and “Loan” means any of such Loans.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Dollar Equivalent of the Fronting Exposure of each of the Issuing Lenders with respect to Letters of Credit issued by it and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 10.2(b), an amount equal to the Dollar Equivalent of 102% of the aggregate outstanding amount of all L/C Obligations and (c) otherwise, an amount determined by the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at such time in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five (5) years, or to which any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise).

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, all cash and Cash Equivalents received by any Credit Party or any of its Subsidiaries therefrom (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event, (iii) the principal amount of, premium, if any, and interest on any Indebtedness (other than Indebtedness under the Loan Documents) secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP or as otherwise required pursuant to the documentation with respect to such Asset Disposition or Insurance and Condemnation Event, (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition and (D) for the payment of indemnification obligations; provided that, to the extent and at the time any such amounts are released from such reserve and received by such Credit Party or any of its Subsidiaries, such amounts shall constitute Net Cash Proceeds, and (b) with respect to any Debt Issuance (including issuance of any Permitted Convertible Indebtedness), the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith and, in the case of Permitted Convertible Indebtedness, net of the payment of the premium for any related Permitted Bond Hedge Transaction (as offset by the proceeds, if any, received by Holdings from the issuance or sale of any substantially concurrently executed Permitted Warrant Transactions). For the avoidance of doubt, any proceeds received upon the settlement, termination or unwind (whether optional or mandatory) of any Permitted Bond Hedge Transaction or any proceeds received from the sale of any Permitted Warrant Transaction shall be deemed not to give rise to “Net Cash Proceeds” hereunder.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (b) has been approved by the Required Lenders or the Required Facility Lenders, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of Holdings (other than the Borrower) that is not a Subsidiary Guarantor.

“Non-Wholly-Owned Subsidiary” means any Subsidiary of the Borrower that is not Wholly-Owned.

“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Loan Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders, the Issuing Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. For the avoidance of doubt, any obligation under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction shall not constitute Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Participant” has the meaning assigned thereto in Section 12.9(d).

“Participant Register” has the meaning assigned thereto in Section 12.9(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Recipient” has the meaning assigned thereto in Section 11.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate, (b) has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates or (c) any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise).

“Permitted Acquisition” means any Acquisition that meets all of the following requirements, which in the case of a Limited Condition Acquisition shall be subject to Section 1.10:

(a) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;

(b) in the case of a merger with, or purchase or other acquisition of the Equity Interests of another Person, the board of directors (or equivalent governing body) of the respective Person or business to be acquired shall have approved such Acquisition and such Acquisition shall not be in connection with a “hostile takeover” or proxy fight or similar transaction;

(c) the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.11 or, in the case of an Acquisition of assets, the assets acquired are useful in the business of Holdings and its Subsidiaries as conducted immediately prior to such Acquisition or permitted pursuant to Section 9.11;

(d) if such Acquisition is a merger or consolidation, the Borrower or a Subsidiary of the Borrower shall be the surviving Person, and such surviving Person shall become, if required, a Subsidiary Guarantor in accordance with Section 8.13 (within the periods contemplated thereby), and no Change in Control shall have been effected thereby;

(e) for any Acquisition (or series of related Acquisitions) with Permitted Acquisition Consideration in excess of $100,000,000 in the aggregate, the Borrower shall have given to the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice of such Acquisition, which notice shall describe in reasonable detail the principal terms and conditions of such Acquisition and the proposed closing date thereof;

(f) (i) immediately after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, ~~(x) at any time other than during the Springing Covenant Period,~~each of the Consolidated Total Net Leverage Ratio and ~~(y) during a Springing Covenant Period,~~ the Consolidated Senior Secured Net Leverage Ratio, in each case, calculated on a Pro Forma Basis (based on the most recently completed Reference Period) shall be at least 0.50 to 1.00 below the then applicable ratio set forth in Section 9.12(a) or Section 9.12(b) (giving effect to any Leverage Ratio Increase then in effect pursuant thereto~~) or Section 9.12(b~~), as applicable, and (ii) if the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) exceeds $100,000,000 in the aggregate, no later than five (5) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent), the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating compliance with the requirements of clause (i);

(g) if the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) exceeds $100,000,000 in the aggregate, no later than five (5) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent) the Borrower shall have (i) delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition and (ii) provided such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with such Acquisition; and

(h) with respect to any Acquisition (or series of related Acquisitions) to be consummated (i) prior to March 31, 2025 or (ii) during a Springing Covenant Period, the Borrower shall have obtained the prior written consent of the Required Lenders prior to the consummation of such Acquisition if the Permitted Acquisition Consideration for such Acquisition (or series of related Acquisitions) exceeds $25,000,000.

For the avoidance of doubt, no Permitted Acquisitions shall be permitted during the Covenant Relief Period.

“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Equity Interests of Holdings, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable documentation executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to Holdings’ common stock (or other securities or property following a merger event, reclassification or other change of the common stock of Holdings) purchased by Holdings or a Subsidiary thereof in connection with the issuance of any Permitted Convertible Indebtedness, as may be amended in accordance with its terms, and settled in common stock of Holdings (or such other securities or property), cash or a combination thereof (such amount of cash and/or shares determined by reference to the price of Holdings’ common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Holdings; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof less the proceeds received from Holdings from the sale of any substantially concurrently executed Permitted

Warrant Transaction, does not exceed, the net proceeds received by Holdings in connection with the issuance of any Permitted Convertible Indebtedness (and any Permitted Refinancing Indebtedness thereof); provided further that the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by Holdings in good faith).

“Permitted Convertible Indebtedness” means (a) unsecured Indebtedness of Holdings that (i) as of the date of issuance thereof contains customary conversion or exchange rights, customary premiums and customary offer to repurchase rights for transactions of such type (in each case, as determined by Holdings in good faith) and (ii) is convertible into or exchangeable for shares of common stock of Holdings (or other securities or property following a merger event, reclassification or other change of the common stock of Holdings), cash or a combination thereof (such amount of cash and/or shares determined by reference to the price of Holdings’ common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Holdings and (b) any guarantee by any Credit Party of Indebtedness of Holdings described in clause (a); provided that such Indebtedness is permitted to be incurred under Section 9.1(r).

“Permitted Convertible Indebtedness Payment” means any payment by Holdings in connection with any Permitted Convertible Indebtedness (and any Permitted Refinancing thereof) and the performance of its obligations and exercise of its rights thereunder, including, without limitation, (a) payments of interest in connection therewith, (b) required payments and/or deliveries (including cash payments in lieu of fractional shares) upon the conversion thereof and (c) payments in respect of any redemption or repurchase of Permitted Convertible Indebtedness in accordance with the terms thereof, in each case to the extent not prohibited by Section 9.9.

“Permitted Equity Derivative Payment” means, with respect to Holdings or a Subsidiary thereof, as applicable, (a) payment of the premium in respect of any Permitted Bond Hedge Transaction or (b) any payments and/or deliveries required by the terms of any Permitted Warrant Transaction (including, without limitation, by payments and/or deliveries due upon exercise, settlement, unwind or termination of all or portion thereof and by set-off against the concurrent settlement, unwind or other termination of all or any portion of any related Permitted Bond Hedge Transaction).

“Permitted Liens” means the Liens permitted pursuant to Section 9.2.

“Permitted Receivables Financing” means one or more accounts receivable securitization or other monetization facilities established by a Receivables Subsidiary or one or more of the Borrower or its Subsidiaries, whereby the Borrower or one or more of its Subsidiaries shall sell, contribute, assign or otherwise transfer Receivables Related Assets, or interests therein, directly (or indirectly through the Borrower or its Subsidiaries to such Receivables Subsidiary, including an initial sale, contribution, assignment or other transfer to the Borrower or a Subsidiary and then to such Receivables Subsidiary, and the Receivables Subsidiary in turn shall sell, contribute, assign, pledge or otherwise transfer such Receivables Related Assets) to buyers, purchasers or lenders (or shall otherwise borrow against such Receivables Related Assets), so long as (a) except as set forth in clause (b) of this definition, no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Financing shall be guaranteed by the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary), (b) there shall be no recourse or obligation to Holdings or any of its Subsidiaries (other than the Receivables Subsidiary) other than pursuant to representations, warranties, covenants, purchase obligations, indemnities and performance guarantees or undertakings (which shall exclude any guarantees of principal of, and interest on such Permitted Receivables Financing) entered into in connection with such Permitted Receivables Financing that in the reasonable opinion of the Borrower are customary for securitization transactions or the servicing of Receivables Related Assets and (c) none of Holdings nor any of its Subsidiaries (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Financing, except as set forth in clause (b) of this definition.

“Permitted Receivables Sale Transaction” means customary receivables sale transactions or factoring arrangements involving the sale of Receivables Related Assets that is structured as a “true sale”, without recourse to Holdings and its Subsidiaries (except for customary representations, warranties, covenants, purchase obligations, indemnities and performance guarantees or undertakings made in connection therewith or as is otherwise customary (as determined by the Borrower in good faith) for such transactions) to a counterparty pursuant to an accelerated payment program that is not entered into as part of an accounts receivable securitization transaction (including any Permitted Receivables Financing) or any revolving credit or term loan financing transaction and that provides for payment to the Borrower or one of its Subsidiaries on account of such Receivables Related Assets prior to the date that such Receivables Related Assets would otherwise be due~~; provided that (a) such arrangement shall be on arm’s length terms that are fair and reasonable to the Borrower and its Subsidiaries (as determined in good faith by the Borrower) and (b) the aggregate book value of all accounts receivable that have been sold (or otherwise subjected to such arrangement) by the Borrower and its Subsidiaries and that remain outstanding, together with the outstanding principal amount of Indebtedness in connection with Permitted Receivables Financings, shall not at any time exceed $30,000,000.~~.

“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement; (b) the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness and such Refinancing Indebtedness does not require any scheduled payment of principal, mandatory repayment, redemption or repurchase that is more favorable to the holders of the Refinancing Indebtedness than the corresponding terms (if any) of the Refinanced Indebtedness (including by virtue of such Refinancing Indebtedness participating on a greater basis in any mandatory repayment, redemption or repurchase as compared to the Refinanced Indebtedness, but excluding any scheduled payment of principal, mandatory repayment, redemption or repurchase occurring on or after the date that is 91 days after the latest scheduled maturity date of the Loans and Commitments); (c) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement; (e) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Security Documents), such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Security Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Administrative Agent; (f) the covenants with respect to such Refinancing Indebtedness, when taken as a whole, are not materially more restrictive to Holdings and its Subsidiaries than those in the Refinanced Indebtedness (taken as a whole); and (g) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement; provided, that an officer’s certificate signed on behalf of the Borrower delivered to the Administrative Agent at least ten (10) Business Days (or a shorter period acceptable to the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements of this definition, shall be conclusive evidence that such terms and conditions satisfy the requirements of this definition unless the Administrative Agent notifies the Borrower within such ten Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees). For the avoidance of doubt, (i) Permitted Convertible Indebtedness that meets the foregoing requirements may also constitute Permitted Refinancing Indebtedness and (ii) for purposes of determining whether Permitted Convertible Indebtedness meets the foregoing requirements, (A) neither any settlement upon conversion or exchange of such Permitted Convertible Indebtedness (whether in cash, stock or other property) nor any required redemption or repurchase thereof upon a “fundamental change” (customarily defined for such Permitted Convertible Indebtedness) shall disqualify such Permitted Convertible Indebtedness from constituting Permitted Refinancing Indebtedness and (B) such Permitted Convertible Indebtedness may be guaranteed by any Credit Party (notwithstanding clause (d) of this definition).

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Holdings’ common stock (or other securities or property following a merger event, reclassification or other change of the common stock of Holdings) sold by Holdings substantially concurrently with any purchase by Holdings or a Subsidiary thereof of a Permitted Bond Hedge Transaction, as may be amended in accordance with its terms, and settled in common stock of Holdings (or such other securities or property), cash or a combination thereof (such amount of cash and/or shares determined by reference to the price of Holdings’ common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Holdings; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by Holdings in good faith).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“PPSA” means the Personal Property Securities Act 2009 (Cth) of Australia.

“PPSR” means the Personal Property Securities Register established in accordance with the PPSA.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means:

(a) for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that (i) such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement, (ii) there shall be included in determining Consolidated EBITDA for such period, without duplication, the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired by Holdings or any Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) in connection with a Permitted Acquisition to the extent not subsequently sold, transferred, abandoned or otherwise disposed of by Holdings or such Subsidiary during such period, based on the actual Acquired EBITDA of such acquired entity or business for such period (including the portion thereof occurring prior to such acquisition) and (iii) there shall be excluded in determining Consolidated EBITDA for such period, without duplication, the Disposed EBITDA of any Person or business, or attributable to any property or asset, disposed of by Holdings or any Subsidiary during such period in connection with a Specified Disposition or discontinuation of operations, based on the Disposed EBITDA of such disposed entity or business or discontinued operations for such period (including the portion thereof occurring prior to such disposition or discontinuation); provided that the foregoing amounts shall be without duplication of any adjustments that are already included in the calculation of Consolidated EBITDA; and

(b) in the event that Holdings or any Subsidiary thereof incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Reference Period or (ii) subsequent to the end of the applicable Reference Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable Reference Period and any such Indebtedness that is incurred (including by assumption or guarantee) that has a floating or formula rate of interest shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” has the meaning assigned thereto in Section 8.2.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Rate Determination Date” means, with respect to any Interest Period, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables Related Assets” means accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries (other than any Receivables Subsidiaries) arising in the ordinary course of business from the sale of goods, leases of goods or rendition of services, including any thereof constituting or evidenced by chattel paper, instruments, accounts (as defined in the UCC) or general intangibles, and any assets related thereto (including, without limitation, all contracts and contract rights, all records and bank accounts, all collateral, all general intangibles, documents, instruments and records, and all guarantees related thereto) and all proceeds and rights (contractual and other) thereof, in each case that are customarily transferred or in respect of which security interests are customarily granted in connection with a securitization, factoring, receivables facility or similar monetization of such assets.

“Receivables Subsidiary” means a Wholly-Owned Subsidiary of the Borrower that has been established as a bankruptcy remote special purpose entity for the limited purpose of acquiring and financing Receivables Related Assets under a Permitted Receivables Financing and that shall not engage in any activities other than in connection with a Permitted Receivables Financing.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Lender, as applicable.

“Reference Period” means, as of any date of determination, the period of four (4) consecutive fiscal quarters ended on or immediately prior to such date for which financial statements of Holdings and its Subsidiaries have been delivered to the Administrative Agent hereunder.

“Register” has the meaning assigned thereto in Section 12.9(c).

“Reimbursement Obligation” means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Removal Effective Date” has the meaning assigned thereto in Section 11.6(b).

“Required Facility Lenders” means (a) for the Revolving Credit Facility, the Required Revolving Credit Lenders or (b) for the Term Loan Facility, the Required Term Loan Lenders, as applicable.

“Required Lenders” means, at any time, Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposure of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders having unused Revolving Credit Commitments and Revolving Credit Exposure representing more than fifty percent (50%) of the aggregate unused Revolving Credit Commitments and Revolving Credit Exposure of all Revolving Credit Lenders. The unused Revolving Credit Commitment of, and Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Credit Lenders at any time.

“Required Term Loan Lenders” means, at any time, Lenders having outstanding Term Loans, representing more than fifty percent (50%) of the sum of the aggregate outstanding Term Loans at such time. The outstanding Term Loans of any Defaulting Lender shall be disregarded in determining Required Term Loan Lenders at any time.

“Resignation Effective Date” has the meaning assigned thereto in Section 11.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer or director of such Person designated in writing by the Borrower or such Person and reasonably acceptable to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement or other acquisition (directly or indirectly) of, or the setting apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof, or the making of any distribution of cash, property or assets to the holders of any Equity Interests of any Credit Party or any Subsidiary thereof on account of such Equity Interests. For the avoidance of doubt, the payment of interest or other amounts on (and including the settlement of any conversions of) any Permitted Convertible Indebtedness shall not constitute a “Restricted Payment”.

“Revaluation Date” means (a) with respect to any Loan denominated in an Alternative Currency, each of the following: (i) the date of the borrowing of such Loan (including any borrowing or deemed borrowing that results from the payment by the applicable Issuing Lender under any Letter of Credit denominated in an Alternative Currency) but only as to the amounts so borrowed on such date, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the Letter of Credit so issued on such date, (ii) each date such Letter of Credit is amended to increase the face amount of such Letter of Credit but only as to the amount of such increase, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, but only as to such Existing Letters of Credit and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender (with notice thereof to the Administrative Agent) shall determine or the Required Lenders shall require.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 5.16 and Section 5.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 5.13). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the First Amendment Effective Date shall be $400,000,000. The Revolving Credit Commitment of each Revolving Credit Lender on the First Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1(b).

“Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility pursuant to Section 5.13).

“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment or if the Revolving Credit Commitment has been terminated, all Lenders having Revolving Credit Exposure.

“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Credit Maturity Date” means the earliest to occur of (a) July 18, 2027, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Dollars, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(c), 4.2(a), 4.4(a) and 5.2, in each case, such day is also a Business Day.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Lender (with notice thereof to the Administrative Agent), as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, the Australian government or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its Subsidiaries or Affiliates, except to the extent inconsistent with U.S. law, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person fifty percent (50%) or more, individually or in the aggregate, owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), or (d) any Person otherwise a target of Sanctions.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, and trade embargoes and restrictions, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, the Australian government or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its Subsidiaries or Affiliates, except to the extent inconsistent with U.S. law.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement and First Amendment to Collateral Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, Holdings, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means January 16, 2024.

“Secured Bilateral Letter of Credit Facility” means any bilateral letter of credit facility or facility for bank guarantees issued by the Bilateral L/C Issuer for the account of the Borrower or any of its Subsidiaries outstanding on the Effective Date (and any extensions or renewals thereof); provided that the aggregate principal amount of such bilateral letter of credit facility shall not exceed $15,000,000 at any time.

“Secured Bilateral Letter of Credit Obligations” means all existing or future payment and other obligations owing by the Borrower or any of its Subsidiaries under any Secured Bilateral Letter of Credit Facility.

“Secured Cash Management Agreement” means (a) any Cash Management Agreement in effect on the Closing Date between or among any Credit Party or any of its Subsidiaries and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Closing Date or (b) any Cash Management Agreement entered into after the Closing Date between or among any Credit Party or any of its Subsidiaries and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Cash Management Agreement is entered into.

“Secured Cash Management Obligations” means all existing or future payment and other obligations owing by any Credit Party or any of its Subsidiaries under any Secured Cash Management Agreement.

“Secured Hedge Agreement” means (a) any Hedge Agreement in effect on the Closing Date between or among any Credit Party or any of its Subsidiaries and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Closing Date or (b) any Hedge Agreement entered into after the Closing Date between or among any Credit Party or any of its Subsidiaries and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Hedge Agreement is entered into.

“Secured Hedge Obligations” means all existing or future payment and other obligations owing by any Credit Party or any of its Subsidiaries under any Secured Hedge Agreement; provided that the “Secured Hedge Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“Secured Obligations” means, collectively, (a) the Obligations, (b) any Secured Hedge Obligations, (c) any Secured Cash Management Obligations and (d) any Secured Bilateral Letter of Credit Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the holders of any Secured Hedge Obligations, the holders of any Secured Cash Management Obligations, the Bilateral L/C Issuer, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Securities Act” means the Securities Act of 1933 (15 U.S.C. § 77 et seq.).

“Security Documents” means the collective reference to (a) the Domestic Collateral Agreement ~~and~~, (b) the Huntsville Property Mortgage, (c) each Deposit Account Control Agreement and Securities Account Control Agreement (each as defined in the Domestic Collateral Agreement), and (d) each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations (including each other agreement or writing governed by foreign law and contemplated by the Second Amendment).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Disposition” means any Asset Disposition having gross sales proceeds in excess of the Threshold Amount.

“Specified Event of Default” means an Event of Default under any of Section 10.1(a), 10.1(b), 10.1(h) or 10.1(i).

“Specified Transactions” means (a) any Specified Disposition, (b) any Permitted Acquisition and (c) the Transactions.

“Spot Rate” means, for a Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Administrative Agent on the date of determination.

“Springing Covenant Event” means the purchase of at least sixty percent (60%) of the outstanding shares of the Equity Interests of ADVA not owned by Holdings and its Subsidiaries as of the First Amendment Effective Date that have been tendered pursuant to § 5 para. 1 of the DPLTA.

“Springing Covenant Period” means the fiscal quarter in which a Springing Covenant Event occurs and the three (3) consecutive quarterly test periods thereafter.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by Holdings or any of its Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of Holdings and includes a “Subsidiary” as defined in the Australian Corporations Act, but as if a body corporate includes any entity including a trust.

“Subsidiary Guarantors” means, collectively, (a) the ~~Subsidiaries of Holdings listed on Schedule 7.1 that are identified as a “~~Domestic Subsidiary ~~Guarantor” and (b) each other~~Guarantors and (b) the Foreign Subsidiary ~~of Holdings that shall have executed and delivered a guaranty or guaranty supplement pursuant to Section  8.13~~Guarantors .

“Sustainability Structuring Agent” has the meaning assigned thereto in Section 5.17.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Obligation.

“Sweep Arrangement” has the meaning assigned thereto in Section 2.2(a).

“Swingline Commitment” means $25,000,000 (as such amount may be increased pursuant to Section 5.13(d)(ii)(C)); provided that at no time will the Swingline Commitment exceed the aggregate Revolving Credit Commitments.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wells Fargo (or any of its designated branch offices or Affiliates) in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires. All Swingline Loans shall be denominated in Dollars.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Participation Amount” has the meaning assigned thereto in Section 2.2(b)(iii).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means the Delayed Draw Term Loan Commitment and/or any Incremental Term Loan Commitments, as the context may require.

“Term Loan Facility” means the term loan facility established pursuant to Article IV (including any new term loan facility established pursuant to Section 5.13).

“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Maturity Date” means the first to occur of (a) July 18, 2027, and (b) the date of acceleration of the Term Loans pursuant to Section 10.2(a).

“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans.

“Term Loans” means the Delayed Draw Term Loans and, if applicable, the Incremental Term Loans and “Term Loan” means any of such Term Loans.

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR

Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Ticking Fee” has the meaning assigned thereto in Section 5.3(b).

“Threshold Amount” means $30,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.

“Trade Date” has the meaning assigned thereto in Section 12.9(b)(i).

“Transactions” means, collectively, (a) the repayment in full of all Indebtedness outstanding under the Existing Credit Agreement, (b) the initial Extensions of Credit and (c) the payment of all fees, expenses and costs incurred in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Security Document” means each pledge or security agreement, debenture, share charge or other Security Document entered into by and among one or more Foreign Subsidiary Guarantors organized under the laws of England and Wales and the Administrative Agent, for the benefit of the Secured Parties, to secure the Secured Obligations.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America.

“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, with respect to any Person, the sum of all cash and Cash Equivalents of ~~Holdings and its Domestic Subsidiaries~~such Person that (a) do not appear or would not be required to appear as “restricted” on the financial statements of ~~Holdings or any~~ such ~~Subsidiary~~Person (unless related to the Loan Documents or the Liens created thereunder), (b) are not subject to a Lien in favor of any Person other than the Administrative Agent under the Loan Documents and Liens constituting Permitted Liens in favor of any depository bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account, (c) are assets of ~~Holdings or a Subsidiary~~such Person, and (d) are not otherwise unavailable to ~~Holdings or~~ such ~~Subsidiary~~Person; provided that the proceeds of any Indebtedness incurred substantially concurrently with the determination of such amount shall be excluded.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by Holdings and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than Holdings and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 6.1(e) and Section 8.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion (or exchange, as the case may be) or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof (or exchange therefor, as the case may be).

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements.

SECTION 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, the UCC, the Investment Company Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8 Guarantees/Earn-Outs. Unless otherwise specified, (a) the amount of any Guarantee shall be the lesser of the amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP.

SECTION 1.9 Covenant Compliance Generally. For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of Holdings and its Subsidiaries delivered pursuant to Section 8.1(a) or Section 6.1(e), as applicable. Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

SECTION 1.10 Limited Condition Acquisitions. In the event that the Borrower notifies the Administrative Agent in writing that any proposed Acquisition is a Limited Condition Acquisition and that the Borrower wishes to test the conditions to such Acquisition and any Indebtedness (other than Revolving Credit Loans) that is to be used to finance such Acquisition in accordance with this Section 1.10, then, so long as agreed to by the lenders providing such Indebtedness, the following provisions shall apply:

(a) any condition to such Limited Condition Acquisition or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Acquisition or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Condition Acquisition (the “LCA Test Date”) and (ii) no Specified Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Acquisition and any Indebtedness incurred in connection therewith (including any such additional Indebtedness);

(b) any condition to such Limited Condition Acquisition or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Acquisition or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCA Test Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) as of the date of consummation of such Limited Condition Acquisition, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Acquisition as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that Holdings or its applicable Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Acquisition as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) certain of the representations and warranties in this Agreement and the other Loan Documents which are customary for similar “funds certain” financings and required by the lenders providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);

(c) any financial ratio test or condition to be tested in connection with such Limited Condition Acquisition and the availability of such Indebtedness will be tested as of the LCA Test Date, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a Pro Forma Basis where applicable and assuming that all commitments with respect to such Indebtedness are fully funded, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Acquisition and (ii) if any of such ratios are exceeded or conditions are not met following the LCA Test Date, but prior to the closing of such Limited Condition Acquisition, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of Holdings or the Person subject to such Limited Condition Acquisition), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken;

(d) except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated and the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Margin and determining whether or not the Borrower is in compliance with the financial covenants set forth in Section 9.12 shall, in each case be calculated assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested.

SECTION 1.11 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 5.8(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.12 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.13 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the applicable Issuing Lender (with notice thereof to the Administrative Agent), as applicable, shall determine the Dollar Equivalent amounts of Extensions of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Lender, as applicable.

(b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Term SOFR Loan or Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be.

SECTION 1.14 Change of Currency.

(a) The obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London or applicable offshore interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION  1.15 Sanctions Provisions.

(a) The representations, warranties, covenants and other provisions contained in Section 7.5, Section 7.15 and Section 8.15 (together the “Sanctions Provisions”) are being made by and shall apply to Holdings and each Subsidiary only if and to the extent that such representations, warranties, covenants or other provisions do not result in a violation of, conflict with or give rise to liability under any Blocking Law and do not expose any director, officer or employee of Holdings or a Subsidiary to any liability under any Blocking Law.

(b) In relation to each Lender that notifies the Administrative Agent to this effect (each a “Restricted Lender”), the Sanctions Provisions shall only apply for the benefit of that Restricted Lender to the extent that it would not result in any violation of, conflict with or give rise to liability under any Blocking Law and does not expose any director, officer or employee of such Restricted Lender to any liability under any Blocking Law.

SECTION 1.16 The Banking Code of Practice. The Banking Code of Practice of the Australian Banking Association does not apply to the Loan Documents, or any banking services provided under them.

ARTICLE II

REVOLVING CREDIT FACILITY

SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans in Dollars or in one or more Alternative Currencies to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment at such time, (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment and (c) the sum of the Dollar Equivalent of the total Revolving Credit Exposure denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

SECTION 2.2         Swingline Loans.

(a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender may, in its sole discretion, make Swingline Loans in Dollars to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date; provided, that (i) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment. Notwithstanding any provision herein to the contrary, the Swingline Lender and the Borrower may agree that the Swingline Facility may be used to automatically draw and repay Swingline Loans (subject to the limitations set forth herein) pursuant to cash management arrangements between the Borrower and the Swingline Lender (the “Sweep Arrangement”). Principal and interest on Swingline Loans deemed requested pursuant to the Sweep Arrangement shall be paid pursuant to the terms and conditions agreed to between the Borrower and the Swingline Lender (without any deduction, setoff or counterclaim whatsoever). The borrowing and disbursement provisions set forth in Section 2.3 and any other provision hereof with respect to the timing or amount of payments on the Swingline Loans (other than Section 2.4(a)) shall not be applicable to Swingline Loans made and prepaid pursuant to the Sweep Arrangement. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Arrangement, the principal amount of the Swingline Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date.

(b) Refunding.

(i) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 8:00 a.m. on any Business Day request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan in Dollars as a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 10:00 a.m. on the day specified in such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii) The Borrower shall pay to the Swingline Lender on demand, and in any event on the Revolving Credit Maturity Date, in Same Day Funds the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages.

(iii) If for any reason any Swingline Loan cannot be refinanced with a Revolving Credit Loan pursuant to Section 2.2(b)(i), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in

Section 2.2(b)(i), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in Same Day Funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Credit Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iv) Each Revolving Credit Lender’s obligation to make the Revolving Credit Loans referred to in Section 2.2(b)(i) and to purchase participating interests pursuant to Section 2.2(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Revolving Credit Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(v) If any Revolving Credit Lender fails to make available to the Administrative Agent, for the account of the Swingline Lender, any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.2(b) by the time specified in Section 2.2(b)(i) or 2.2(b)(iii), as applicable, the Swingline Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

(c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

SECTION 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (i) on the same Business Day as each Swingline Loan, (ii) in the case of a Base Rate Loan (other than a Swingline Loan), at least one (1) Business Day before such Base Rate Loan and (iii)(A) in the case of a Term SOFR Loan, at least three (3) RFR Business Days before such Term SOFR Loan, and (B) in the case of a Eurocurrency Rate Loan denominated in any Alternative Currency, at least four (4) Eurocurrency Banking Days before such Eurocurrency Rate Loan, of its intention to borrow, in each case, specifying (1) the date of such borrowing, which shall be a Business Day, (2) the Currency of such borrowing, (3) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to Eurocurrency Rate Loans and Term SOFR Loans in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, in each case, the remaining amount of the Revolving Credit Commitment or the Swingline Commitment, as applicable), (4) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (5) in the case of a Revolving Credit Loan, whether such Revolving Credit Loan is to be a Eurocurrency Rate Loan, a Term SOFR Loan or a Base Rate Loan, and (6) in the case of a Eurocurrency Rate Loan or a Term SOFR Loan, the duration of the Interest Period applicable thereto; provided, that the Borrower may only request to borrow a Eurocurrency Rate Loan or a Term SOFR Loan on the Closing Date if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9. If the Borrower fails to specify the Currency of a Loan in a Notice of Borrowing, then the applicable Loans shall be made in Dollars. If the Borrower fails to specify a type of Loan denominated in Dollars in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of a Eurocurrency Rate Loan or a Term SOFR Loan in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.

(b) Disbursement of Revolving Credit and Swingline Loans. Not later than 1:00 p.m. in the case of any Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent’s Office in Same Day Funds, in the applicable Currency, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent’s Office in Same Day Funds, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in Same Day Funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).

SECTION 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans.

(a) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all outstanding Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all outstanding Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Revolving Credit Maturity Date), in each case, (x) in the Currency in which such Loan is denominated and (y) together with all accrued but unpaid interest thereon.

(b) Mandatory Prepayments.

(i) If at any time (including after giving effect to any reduction pursuant to Section 2.5) the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, as a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)).

(ii) If at any time the sum of the Dollar Equivalent of the total Revolving Credit Exposure denominated in Alternative Currencies shall exceed an amount equal to 105% of the Alternative Currency Sublimit, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Revolving Credit Loans in an aggregate amount sufficient to reduce such amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit with each such repayment applied first to the principal amount of outstanding Revolving Credit Loans denominated in any Alternative Currency and second, with respect to any Letters of Credit denominated in any Alternative Currency then outstanding, as a payment of Cash Collateral in the applicable Currency into a Cash Collateral account or Cash Collateral accounts opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders (any such Cash Collateral to be applied in accordance with Section 10.2(b)).

(iii) In the event Net Cash Proceeds from any Asset Disposition made pursuant to Section 9.5(m) remain after the prepayments of the Term Loans pursuant to Section 4.4(b)(iv), the amount of such excess Net Cash Proceeds shall be used on the date of the required prepayment under Section 4.4(b)(iv) to prepay the outstanding principal amount of the Revolving Credit Loans, without a corresponding reduction of the Revolving Credit Commitment, with remaining Net Cash Proceeds, if any, retained by the Borrower.

(c) Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, without premium or penalty, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as prepayment of each Swingline Loan, (ii) in the case of a Base Rate Loan (other than a Swingline Loan), at least one (1) Business Day before prepayment of such Base Rate Loan and (iii) (A) in the case of a Term SOFR Loan, at least three (3) RFR Business Days before prepayment of such Term SOFR Loan and (B) in the case of a Eurocurrency Rate Loan denominated in any Alternative Currency, at least four (4) Eurocurrency Banking Days before prepayment of such Eurocurrency Rate Loan, in each case, specifying the date, Currency and amount of prepayment and whether the prepayment is of Eurocurrency

Rate Loans, Term SOFR Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $2,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Eurocurrency Rate Loans or Term SOFR Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(d) Limitation on Prepayment of Eurocurrency Rate Loans and Term SOFR Loans. The Borrower may not prepay any Eurocurrency Rate Loan or Term SOFR Loan on any day other than on the last day of the Interest Period applicable thereto, unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(e) Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans.

SECTION 2.5 Permanent Reduction of the Revolving Credit Commitment.

(a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any notice to reduce the Revolving Credit Commitment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(b) Corresponding Payment. In the event, and to the extent, that any permanent reduction permitted pursuant to this Section would cause the Revolving Credit Outstandings to exceed the Revolving Credit Commitments as so reduced, such reduction shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations or other arrangements satisfactory to the respective Issuing Lenders) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any Eurocurrency Rate Loan or Term SOFR Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

SECTION 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

ARTICLE III

LETTER OF CREDIT FACILITY

SECTION 3.1 L/C Facility.

(a) Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby Letters of Credit in Dollars or one or more Alternative Currencies in the Dollar Equivalent for the account of the Borrower or, subject to Section 3.10, any Subsidiary thereof. Letters of Credit may be issued on any Business Day from the Closing Date to, but not including the fifteenth (15th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Sublimit, (ii) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment or (iii) the sum of the Dollar Equivalent of the total Revolving Credit Outstandings denominated in Alternative Currencies would exceed the Alternative Currency Sublimit. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

(b) Terms of Letters of Credit. Each Letter of Credit other than the Existing Letters of Credit shall (i) be denominated in Dollars or Euros in a minimum amount of $100,000 (or such lesser amount as agreed to by the applicable Issuing Lender and the Administrative Agent), (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal or extension of such Letter of Credit (subject to automatic renewal or extension for additional one (1) year periods (but not to a date later than the date set forth below) pursuant to the terms of the Letter of Credit Documents or other documentation acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iii) unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), be subject to the ISP as set forth in the Letter of Credit Documents or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or request that such Issuing Lender refrain from, or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Lender as of the Closing Date and that such Issuing Lender in good faith deems material to it, (B) the conditions set forth in Section 6.2 are not satisfied, (C) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally, (D) the proceeds of which would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (E) any Revolving Credit Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 5.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. An Issuing Lender shall be under no obligation to amend any Letter of Credit if (x) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (y) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

SECTION 3.2 Procedure for Issuance and Disbursement of Letters of Credit.

(a) The Borrower may from time to time request that any Issuing Lender issue, amend, renew or extend a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other Letter of Credit Documents and information as such Issuing Lender or the Administrative Agent may request, not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in their sole discretion) prior to the proposed date of issuance, amendment, renewal or extension, as the case may be. Such notice shall specify (i) the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), (ii) the date on which such Letter of Credit is to expire (which shall comply with Section 3.1(b)), (iii) the amount and Currency of such Letter of Credit, (iv) the name and address of the beneficiary thereof, (v) the purpose and nature of such Letter of Credit and (vi) such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall, process such Letter of Credit Application and the certificates, documents and other Letter of Credit Documents and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue, amend, renew or extend the Letter of Credit requested thereby (subject to the timing requirements set forth in this Section 3.2) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. Additionally, the Borrower shall furnish to the applicable Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, renewal or extension, including any Letter of Credit Documents, as the applicable Issuing Lender or the Administrative Agent may require. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and the related Letter of Credit Documents and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and upon request by any Revolving Credit Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.

(b) The Issuing Lender for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such Issuing Lender has or will honor such demand for payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the L/C Participants with respect to such payment.

SECTION 3.3 Commissions and Other Charges.

(a) Letter of Credit Commissions. Subject to Section 5.15(a)(iii)(B), the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the Dollar Equivalent of the daily amount available to be drawn under such Letters of Credit times the highest then applicable Applicable Margin with respect to Revolving Credit Loans that are Eurocurrency Rate Loans or Term SOFR Loans (determined, in each case, on a per annum basis). Such commission shall be payable in Dollars quarterly in arrears on the last Business Day of each calendar quarter (commencing with the first such date to occur after the issuance of such Letter of Credit), on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages.

(b) Issuance Fee. In addition to the foregoing commission, the Borrower shall pay directly to the applicable Issuing Lender, for its own account, an issuance fee with respect to each Letter of Credit issued by such Issuing Lender in such amount as set forth in the Fee Letter or as otherwise agreed upon between such Issuing Lender and the Borrower. Such issuance fee shall be payable in Dollars quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the applicable Issuing Lender. For the avoidance of doubt, such issuance fee shall be applicable to and paid upon each of the Existing Letters of Credit.

(c) Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it, including in any fee letter between an Issuing Lender and the Borrower. Such customary fees, costs, charges and expenses are due and payable in Dollars on demand and are nonrefundable.

SECTION 3.4 L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender, in the Currency of such Letter of Credit, upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b) Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Currency thereof and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount, Currency and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Administrative Agent, which in turn shall pay such Issuing Lender, in the applicable Currency in which such Letter of Credit is denominated, on demand, in addition to such amount, the product of (i) such amount, times (ii) the applicable Overnight Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Administrative Agent or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent, which shall in turn pay to such Issuing Lender, the portion thereof previously distributed by such Issuing Lender to it.

(d) Each L/C Participant’s obligation to make the Revolving Credit Loans and to purchase participating interests pursuant to this Section 3.4 or Section 3.5, as applicable, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (iii) any adverse change in the condition (financial or otherwise) of the Borrower,

(iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Revolving Credit Lender, (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any L/C Participant or in the relevant currency markets generally or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 3.5 Reimbursement. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in Same Day Funds, in the Currency of such Letter of Credit, the applicable Issuing Lender by paying to the Administrative Agent the amount of such drawing not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such drawing, if such notice is received by the Borrower prior to 10:00 a.m., or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, for the amount of (x) such draft so paid and (y) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Administrative Agent and such Issuing Lender that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan denominated in Dollars as a Base Rate Loan on the applicable repayment date in the amount ((x) if such drawing is denominated in an Alternative Currency, with such reimbursement obligation hereunder converted to a reimbursement obligation in an amount equal to the Dollar Equivalent of such amount in such Alternative Currency and (y) without regard to the minimum and multiples specified in Section 2.3(a)) of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment (including any and all costs, fees and other expenses incurred by the applicable Issuing Lender in effecting the payment of any Letter of Credit denominated in an Alternative Currency), and the Revolving Credit Lenders shall make a Revolving Credit Loan denominated in Dollars as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender in the applicable Currency as provided above, or if the amount of such drawing is not fully refunded through a Base Rate Loan as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until paid in full. The Borrower shall, upon demand from any Issuing Lender or L/C Participant, pay to such Issuing Lender or L/C Participant, the amount of (i) any loss or cost or increased cost incurred by such Issuing Lender or L/C Participant, (ii) any reduction in any amount payable to or in the effective return on the capital to such Issuing Lender or L/C Participant and (iii) any currency exchange loss, in each case that such Issuing Lender or L/C Participant sustains as a result of the Borrower’s repayment in Dollars of any Letter of Credit denominated in an Alternative Currency. A certificate of such Issuing Lender setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Issuing Lender shall be conclusively presumed to be correct save for manifest error.

SECTION 3.6 Obligations Absolute.

(a) The Borrower’s obligations under this Article III (including the Reimbursement Obligation) shall be absolute, unconditional and irrevocable under any and all circumstances whatsoever, and shall be performed strictly in accordance with the terms of this Agreement, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Document or this Agreement, or any term or provision therein or herein;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent, forged or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally;

(vi) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or

(vii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

(b) The Borrower also agrees that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The applicable Issuing Lender, the L/C Participants and their respective Related Parties shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination.

(c) In furtherance of the foregoing and without limiting the generality thereof, the parties agree that (i) with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, (ii) an Issuing Lender may act upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that such Issuing Lender in good faith believes to have been given by a Person authorized to give such instruction or request and (iii) an Issuing Lender may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation. The responsibility of any Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.

(d) Notwithstanding anything to the contrary herein, no Issuing Lender shall be responsible to the Borrower for, and such Issuing Lender’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Applicable Laws or any order of a jurisdiction in which such Issuing Lender or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements or official commentary of the International Chamber of Commerce Banking Commission, the Banker’s Association for Finance and Trade (BAFT) or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.

SECTION 3.7 Effect of Letter of Credit Documents. To the extent that any provision of any Letter of Credit Document related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

SECTION 3.8 Resignation of Issuing Lenders.

(a) Any Issuing Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of an Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase the outstanding Letter of Credit.

(b) Any resigning Issuing Lender shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it that are outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto

(including the right to require the Revolving Credit Lenders to take such actions as are required under Section 3.4). Without limiting the foregoing, upon the resignation of a Lender as an Issuing Lender hereunder, the Borrower may, or at the request of such resigned Issuing Lender the Borrower shall, use commercially reasonable efforts to, arrange for one or more of the other Issuing Lenders to issue Letters of Credit in the applicable Currency hereunder in substitution for the Letters of Credit, if any, issued by such resigned Issuing Lender and outstanding at the time of such resignation, or make other arrangements satisfactory to the resigned Issuing Lender to effectively cause another Issuing Lender to assume the obligations of the resigned Issuing Lender with respect to any such Letters of Credit.

SECTION 3.9 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (a) shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower and (b) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 3.10 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount, or the Dollar Equivalent of the maximum face amount, if applicable, of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Documents therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Documents and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

ARTICLE IV

TERM LOAN FACILITY

SECTION 4.1 Delayed Draw Term Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender with a Delayed Draw Term Loan Commitment severally agrees to make the Delayed Draw Term Loan to the Borrower in up to three (3) separate draws in Dollars on or prior to the Delayed Draw Funding Deadline in a principal amount not to exceed such Term Loan Lender’s Delayed Draw Term Loan Commitment as of the date of such draw. Notwithstanding the foregoing, any unfunded portion of the Delayed Draw Term Loan Commitment shall automatically terminate in its entirety on the Delayed Draw Funding Deadline.

SECTION 4.2 Procedure for Advance of Term Loan.

(a) Delayed Draw Term Loan. Each time the Borrower elects to borrow under the Delayed Draw Term Loan, the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing requesting that the Term Loan Lenders make a portion of the Delayed Draw Term Loan prior to 11:00 a.m. (i) in the case of a Base Rate Loan, at least one (1) Business Day before such Base Rate Loan and (ii) in the case of a Term SOFR Loan, at least three (3) RFR Business Days before such Term SOFR

Loan, of its intention to borrow. Any Notice of Borrowing shall specify (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (y) with respect to Term SOFR Loans in an aggregate principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether such Delayed Draw Term Loan is to be a Term SOFR Loan or a Base Rate Loan, and (D) in the case of a Term SOFR Loan, the duration of the Interest Period applicable thereto. If the Borrower fails to specify a type of Term Loan in a Notice of Borrowing, then the applicable Term Loan shall be made as a Base Rate Loan. If the Borrower requests a borrowing of a Term SOFR Loan in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. The Administrative Agent shall promptly notify the Term Loan Lenders of each Notice of Borrowing. Not later than 1:00 p.m. on the proposed date of borrowing, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in Same Day Funds, the amount of such portion of the Delayed Draw Term Loan to be made by such Term Loan Lender on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each drawing under the Delayed Draw Term Loan in Same Day Funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

(b) Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 5.13.

SECTION 4.3 Repayment of Term Loans.

(a) Delayed Draw Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Delayed Draw Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing with the first full fiscal quarter ending after the Delayed Draw Funding Date, as set forth below, in amounts equal to the percentage of the aggregate principal amount of the Delayed Draw Term Loan on the Delayed Draw Funding Date, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

Payment Date	Quarterly Principal Installment
First full fiscal quarter after the Delayed Draw Funding Date through the fourth full fiscal quarter after the Delayed Draw Funding Date	1.250%
Fifth full fiscal quarter after the Delayed Draw Funding Date through the eighth full fiscal quarter after the Delayed Draw Funding Date	1.875%
Ninth full fiscal quarter after the Delayed Draw Funding Date and each fiscal quarter ending thereafter until the Term Loan Maturity Date	2.500%

If not sooner paid, the Delayed Draw Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(b) Incremental Term Loans. The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any), in the Currency in which such Loan is denominated, as determined pursuant to, and in accordance with, Section 5.13.

SECTION 4.4 Prepayments of Term Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, except as set forth in Section 5.9, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) in the case of a Base Rate Loan, at least one (1) Business Day before prepayment of such Base Rate Loan and (ii) in the case of a Term SOFR Loan, at least three (3) RFR Business Days before prepayment of such Term SOFR Loan, in each case, specifying the date and amount of prepayment and whether the prepayment is of Term SOFR Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and whether the prepayment is of the Delayed Draw Term Loan, an Incremental Term Loan or a combination thereof, and, if of a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $2,000,000 or any whole multiple of $1,000,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof) and shall be applied to prepay the Delayed Draw Term Loan and, if applicable, any Incremental Term Loans, on a pro rata basis (each such prepayment to be applied to reduce the scheduled principal amortizations payments under Section 4.3(a) as directed by the Borrower). Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day or RFR Business Day, as applicable. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met; provided that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9.

(b) Mandatory Prepayments.

(i) Debt Issuances. The Borrower shall make mandatory principal prepayments of the outstanding Term Loans in the manner set forth in clause (v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 9.1. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii) Asset Dispositions and Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the outstanding Term Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from (A) any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (k) and (m) of Section 9.5) or (B) any Insurance and Condemnation Event, to the extent that the aggregate amount of such Net Cash Proceeds under clauses (A) and (B) exceed $40,000,000 during any Fiscal Year (such prepayment to be limited to the amount by which the Net Cash Proceeds exceed such $40,000,000 amount). Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds; provided that, so long as no Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 4.4(b)(iii).

(iii) Reinvestment Option. With respect to any Net Cash Proceeds realized or received with respect to any Asset Disposition or any Insurance and Condemnation Event by any Credit Party of any Subsidiary thereof (in each case, to the extent not excluded pursuant to Section 4.4(b)(ii)), at the option of the Borrower, the Credit Parties may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Credit Parties and their Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if such Credit Party enters into a bona fide commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (A) twelve (12) months following receipt thereof and (B) six (6) months of the date of such commitment; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within three (3) Business Days after the applicable Credit Party reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the outstanding Term Loans as set forth in this Section 4.4(b). Pending the final application of any such Net Cash Proceeds, the applicable Credit Party may invest an amount equal to such Net Cash Proceeds in any manner that is not prohibited by this Agreement.

(iv) Section 9.5(m) Asset Dispositions. ~~If the (x) at any time other than during a Springing Covenant Period, the Consolidated Total Net Leverage Ratio and (y) during a Springing Covenant Period, the Consolidated Senior Secured Net Leverage Ratio, in either case, would be greater than 3.25 to 1.00 after giving effect to any Asset Disposition made pursuant to Section 9.5(m), calculated on a Pro Forma Basis as of the last day of the most recently completed Reference Period, the~~The Borrower shall make mandatory principal prepayments of the outstanding Term Loans and the Revolving Credit Loans in the manner set forth in clause (v) below in ~~an amount~~amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from ~~such~~any Asset Disposition ~~necessary such that the Consolidated Total Net Leverage Ratio or the Consolidated Senior Secured Net Leverage Ratio, as applicable, after giving pro forma effect to such prepayment, is less than or equal to 3.25 to 1.00~~made pursuant to Section 9.5(m). Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds.

(v) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i), (ii) and (iv) above, the Borrower shall promptly deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Term Loans under this Section shall be applied ratably between the Delayed Draw Term Loans and (unless otherwise agreed by the applicable Incremental Lenders) any Incremental Term Loans to reduce on a pro rata basis the remaining scheduled principal installments of the Delayed Draw Term Loans (and as determined by the Borrower and the applicable Incremental Lenders to reduce the remaining scheduled principal installments of any Incremental Term Loans) pursuant to Section 4.3~~.~~; provided that each prepayment under clause (iv) above shall be applied first to the Term Loans as described herein and second, to the to the extent of any excess, to repay the Revolving Credit Loans in accordance with the provisions of Section 2.4(b)(iii), without a corresponding reduction in the Revolving Credit Commitment.

(vi) Prepayment of Term SOFR Loans. Each prepayment of Term SOFR Loans shall be accompanied by any amount required to be paid pursuant to Section 5.9; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans is required to be made under this Section 4.4(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 4.4(b) in respect of any such Term SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period, into an account held at, and subject to the sole control of, the Administrative Agent until such date, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 4.4(b). Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with the relevant provisions of this Section 4.4(b).

(vii) Foreign Asset Dispositions. Notwithstanding any other provisions of this Section 4.4(b), (A) to the extent that any or all of the Net Cash Proceeds of an Asset Disposition by a Foreign Subsidiary (such term deemed to include a CFC Holdco for purposes of this paragraph) (each a “Foreign Asset Disposition”) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay the Term Loans at the times provided in this Section 4.4(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law does not permit repatriation to the United States (and the Borrower hereby agrees to, and to cause the applicable Foreign Subsidiary to, promptly take all actions reasonably required by applicable local law to permit such repatriation), and once such repatriation of any such affected Net Cash Proceeds would otherwise be required to be used to prepay the Term Loans hereunder, is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event no later than the third (3rd) Business Day after such repatriation) applied (net of additional taxes, if any, paid or payable or reserved against as a result of such repatriation (taking into account any foreign tax credit or benefit that would be actually realized in connection with such repatriation)) to the prepayment of the Terms Loans pursuant to this Section 4.4(b) and (B) to the extent that the Borrower has reasonably determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Disposition that is directly attributable to one or more Foreign Subsidiaries would have a material adverse tax cost to the Borrower or any Borrower’s direct or indirect Subsidiaries with respect to such Net Cash Proceeds (taking into account any foreign tax credit or benefit that would be actually realized in connection with such repatriation), such Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time such amount shall be repatriated to the Borrower and applied to repay the Term Loans); provided that in the case of this clause (B), on or before the date on which any such Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestment or prepayment pursuant to this Section 4.4(b), the Borrower shall (x) apply an amount equal to such Net Cash Proceeds to such reinvestment or prepayments, as applicable, as if such Net Cash Proceeds had been received by the Borrower rather than such Foreign Subsidiaries, less the amount of any additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated or (y) apply such Net Cash Proceeds to the permanent repayment of Indebtedness of any Foreign Subsidiary. For the avoidance of doubt, nothing in this Agreement, including this Section 4.4(b)(vii) shall require any Subsidiary to repatriate cash to the Borrower.

(viii) No Reborrowings. Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed.

SECTION 4.5 Reduction of Delayed Draw Term Loan Commitment. The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior irrevocable written notice from the Borrower to the Administrative Agent, to permanently reduce, without premium or penalty, (a) the entire Delayed Draw Term Loan Commitment at any time or (b) portions of the Delayed Draw Term Loan Commitment, from time to time, in an aggregate principal amount not less than $2,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Delayed Draw Term Loan Commitment shall be applied to the Delayed Draw Term Loan Commitment of each Term Loan Lender according to its Term Loan Percentage. All Delayed Draw Term Loan Commitment Fees accrued until the effective date of any termination of the Delayed Draw Term Loan Commitment shall be paid on the effective date of such termination.

ARTICLE V

GENERAL LOAN PROVISIONS

SECTION 5.1 Interest.

(a) Interest Rate Options. Revolving Credit Loans and Term Loans may be (i) with respect to Revolving Credit Loans or Term Loans denominated in Dollars, (A) Base Rate Loans or (B) Term SOFR Loans or (ii) with respect to Revolving Credit Loans denominated in Euros, Eurocurrency Rate Loans, (x) at the election of the Borrower (where applicable), Revolving Credit Loans and Term Loans that are (1) Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin, (2) Term SOFR Loans shall bear interest at Adjusted Term SOFR plus the Applicable Margin and (3) Eurocurrency Rate Loans shall bear interest at the applicable Adjusted Eurocurrency Rate plus the Applicable Margin, and (y) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.

(b) Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of a Specified Event of Default, or (ii) at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request Eurocurrency Rate Loans, Term SOFR Loans, Swingline Loans or Letters of Credit, (B) all outstanding Eurocurrency Rate Loans and Term SOFR Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Eurocurrency Rate Loans or Term SOFR Loans, as applicable, until the end of the applicable Interest Period and shall automatically be converted to a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency, if applicable) at the end of the applicable Interest Period therefor and shall, as of such conversion, bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (E) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c) Interest Payment and Computation. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto commencing September 30, 2022; provided that (i) in the event of any repayment or prepayment of any Eurocurrency Rate Loan or Term SOFR Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any Eurocurrency Rate Loan or Term SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year), except that interest on Loans denominated in any Alternative Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans.

(d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

(e) Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option, subject to Section 5.1(a), to (a) convert at any time, subject to the notice requirements herein, all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $2,000,000 or any whole multiple of $1,000,000 in excess thereof (or such lesser amount as shall represent all of the Base Rate Loans then outstanding) into one or more Term SOFR Loans, (b) upon the expiration of any Interest Period therefor, (i) convert all or any part of any outstanding Term SOFR Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or such lesser amount as shall represent all of the Term SOFR Loans then outstanding) into Base Rate Loans (other than Swingline Loans) or (ii) continue any Term SOFR Loans as Term SOFR Loans and (c) upon the expiration of any Interest Period therefor, continue any Eurocurrency Rate Loans as Eurocurrency Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. (i) in the case of a Loan denominated in Dollars, at least three (3) RFR Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective and (ii) in the case of a Loan denominated in Euros, at least four (4) Eurocurrency Banking Days before the day on which a proposed conversion or continuation of such Loan is to be effective in each case, specifying (A) the Loans to be converted or continued, and, in the case of any Eurocurrency Rate Loan or Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount and Currency of such Loans to be converted or continued, and (D) in the case of any Eurocurrency Rate Loan or Term SOFR Loan, the Interest Period to be applicable to such converted or continued Eurocurrency Rate Loan or Term SOFR Loan. If the Borrower fails to deliver a timely Notice of Conversion/Continuation with respect to a Eurocurrency Rate Loan or a Term SOFR Loan prior to the end of the Interest Period therefor, then, unless such Eurocurrency Rate Loan or Term SOFR Loan, as applicable, is repaid as provided herein, the Borrower shall be deemed to have selected that such Eurocurrency Rate Loan or Term SOFR Loan, as applicable, shall automatically be continued as a Term SOFR Loan or Eurocurrency Rate Loan, as applicable, with an Interest Period of one month at the end of such Interest Period. If the Borrower requests a conversion to, or continuation of, a Eurocurrency Rate Loan or a Term SOFR Loan, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurocurrency Rate Loan or a Term SOFR Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 5.3 Fees.

(a) Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) in Dollars at a rate per annum equal to the applicable amount for Commitment Fees as set forth in the definition of Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 2022 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized or as to which arrangements satisfactory to the applicable Issuing Lender have been made) and the Revolving Credit Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.

(b) [Intentionally Omitted].

(c) Delayed Draw Term Loan Commitment Fee. Commencing on the thirty-first (31st) day after the First Amendment Effective Date until the earliest to occur of (i) the Delayed Draw Funding Date, (ii) the Delayed Draw Funding Deadline and (iii) the termination in full of the Delayed Draw Term Loan Commitments, the Borrowers shall pay to the Administrative Agent, for the account of each Term Loan Lender with a Delayed Draw Term Loan Commitment, a non-refundable commitment fee (the “Delayed Draw Term Loan Commitment Fee”) in Dollars at a rate per annum equal to 0.25% on the daily unused portion of the aggregate Delayed Draw Term Loan Commitment. The Delayed Draw Term Loan Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter that includes the period during which the Delayed Draw Term Loan Commitment Fee has accrued. The Delayed Draw Term Loan Commitment Fee shall be distributed by the Administrative Agent to each Term Loan Lender with a Delayed Draw Term Loan Commitment (other than any Defaulting Lender) pro rata in accordance with such Term Loan Lender’s respective Delayed Draw Term Loan Commitment (as in effect immediately prior to the payment date for the Delayed Draw Term Loan Commitment Fee).

(d) Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in their Fee Letter. The Borrower shall pay to the Lenders, without duplication, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 5.4 Manner of Payment. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency or any amounts payable in an Alternative Currency, each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in Same Day Funds and shall be made without any setoff, counterclaim or deduction whatsoever. Except as otherwise expressly provided herein, with respect to principal of and interest on Loans denominated in an Alternative Currency or any amounts payable in an Alternative Currency, each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than the Applicable Time specified by the Administrative Agent on the date specified for payment under this Agreement to the Administrative Agent at the applicable Administrative Agent’s Office for the account of the Lenders entitled to such payment in such Alternative Currency, in Same Day Funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (or, with respect to a payment to be made in an Alternative Currency, the Applicable Time specified by the Administrative Agent) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (or, with respect to a payment to be made in an Alternative Currency, the Applicable Time specified by the Administrative Agent) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii). Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the

United States. If, for any reason, the Borrower is prohibited by any Applicable Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.

SECTION 5.5 Evidence of Indebtedness.

(a) Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the applicable Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrower and its Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

SECTION 5.6 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of, or sale of, a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to Holdings or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 5.7 Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. In connection with any borrowing hereunder, the Administrative Agent may assume that each Lender has made its respective share of such borrowing available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the applicable Currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lenders or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lenders or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lender or the Swingline Lender in the applicable Currency, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(c) Nature of Obligations of Lenders. The obligations of the Lenders under this Agreement to make the Loans, to issue or participate in Letters of Credit and to make payments under this Section, Section 5.11(e), Section 11.12, Section 12.3(c) or Section 12.7, as applicable, are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

SECTION 5.8 Changed Circumstances.

(a) Circumstances Affecting Eurocurrency Rates and RFRs. Subject to clause (c) below, in connection with any Term SOFR Loan or Eurocurrency Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that if Adjusted Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR or such Eurocurrency Rate, as applicable, for the applicable Currency and the applicable Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to an applicable Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (iii) with respect to any Eurocurrency Rate Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in the applicable Currency to banks in the London or other applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Eurocurrency Rate Loan, or (iv) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that if Adjusted Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR or such Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans or Eurocurrency Rate Loans, as applicable, in each such Currency, and any right of the Borrower to convert any Loan in each such Currency (if applicable) to or continue any Loan as a Term SOFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected Term SOFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (iv), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected Term SOFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected Term SOFR Loan, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for a borrowing of an affected Eurocurrency Rate Loan in an Alternative Currency, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternative Currency, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the applicable Interest Period or (2) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is the earlier of (x) three (3) Business Days after receipt by the Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.9.

(b) Laws Affecting Eurocurrency Rate or Term SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Term SOFR Loan or Eurocurrency Rate Loan, or to determine or charge interest based upon the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make Term SOFR Loans or Eurocurrency Rate Loans, as applicable, in the affected Currency or Currencies, and any right of the Borrower to convert any Loan denominated in Dollars to a Term SOFR Loan or continue any Loan as a Eurocurrency Rate Loan in the affected Currency or Currencies shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (A) convert all Term SOFR Loans to Base Rate Loans or (B) convert all Eurocurrency Rate Loans denominated in an affected Alternative Currency to Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), with respect to Eurocurrency Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.9.

(c) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.8(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.8(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.8(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (I) in the case of any request for any affected Term SOFR Loans, if applicable, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for any affected Eurocurrency Rate Loan in an Alternative Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Eurocurrency Rate Loan, if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.9. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(d) Alternative Currencies. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Administrative Agent (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Required Lenders are willing to make Extensions of Credit (each of clauses (i), (ii), (iii) and (iv), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Equivalent in Dollars, bearing interest at the Base Rate, subject to the other terms contained herein.

SECTION 5.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) which may arise, be attributable to or result due to or as a consequence of (a) any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Term SOFR Loan or a Eurocurrency Rate Loan, (b) any failure of the Borrower to borrow or continue a Term SOFR Loan or a Eurocurrency Rate Loan or convert to a Term SOFR Loan or a Eurocurrency Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (c) any failure of the Borrower to prepay any Term SOFR Loan or Eurocurrency Rate Loan on a date specified therefor in any Notice of Prepayment (regardless of whether any such Notice of Prepayment may be revoked under Section 2.4(c) or Section 4.4(a) and is revoked in accordance therewith), (d) any payment, prepayment or conversion of any Term SOFR Loan or Eurocurrency Rate Loan on a date other than the last day of the Interest Period therefor (including as a result of an Event of Default) or (e) the assignment of any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.12(b). In the case of a Eurocurrency Rate Loan, the amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the Eurocurrency Rate Loans in the London or other applicable offshore interbank market for such Currency, whether or not such Eurocurrency Rate Loan was in fact so funded, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Credit Parties under this Section 5.9 shall survive the resignation or replacement of the

Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 5.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Lender or (with respect to Eurocurrency Rate Loans) the London or other applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, any Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender, or an Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or an Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Survival. All of the obligations of the Credit Parties under this Section 5.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 5.11 Taxes.

(a) Defined Terms. For purposes of this Section 5.11, the term “Lender” includes any Issuing Lender and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the ~~sum payable by the~~ applicable Credit Party shall ~~be increased as necessary~~pay an additional amount so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

The Administrative Agent (and any successor) shall provide to Borrower on or prior to becoming a party to this Agreement and thereafter upon reasonable request or as required by law (x) an IRS Form W-9 or (y) an IRS Form W-8IMY indicating its status as a “US branch” or a “Qualified Intermediary”, in each case, that assumes US withholding and tax reporting requirements (with respect to the payments hereunder it receives on behalf of others) and an IRS Form W-8ECI (with respect to the payments it receives hereunder on its own behalf).

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 5.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 5.12 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender or the Administrative Agent, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

(c) Selection of Lending Office. Subject to Section 5.12(a), each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.

SECTION 5.13 Incremental Increases.

(a) Request for Incremental Increase. At any time after the ~~Closing Date~~end of the Covenant Relief Period, upon written notice to the Administrative Agent, the Borrower may, from time to time, request (i) one or more incremental term loan commitments (an “Incremental Term Loan Commitment”) to make one or more additional term loans, including a borrowing of an additional term loan the principal amount of which will be added to the outstanding principal amount of any existing tranche of Term Loans with the latest scheduled maturity date (any such additional term loan, an “Incremental Term Loan”) and/or (ii) one or more increases in the Revolving Credit Commitments (each, a “Incremental Revolving Credit Facility Increase” and, together with the Incremental Term Loan Commitments and Incremental Term Loans, the “Incremental Increases”); provided that (A) the aggregate initial principal amount of such requested Incremental Increase shall not exceed the Incremental Facilities Limit, (B) any such Incremental Increase shall be in a minimum amount of $10,000,000 (or such lesser amount as agreed to by the Administrative Agent) or, if less, the remaining amount of the Incremental Facilities Limit, (C) no Lender will be required otherwise obligated to provide any portion of such Incremental Increase and (D) in connection with any Incremental Revolving Credit Facility Increase, the Issuing Lenders may agree, in their sole discretion, to increase the amount of the L/C Sublimit and the Swingline Lender may agree, in its sole discretion, to increase the amount of the Swingline Commitment.

(b) Incremental Lenders. Each notice from the Borrower pursuant to this Section 5.13 shall set forth the requested amount and proposed terms of the relevant Incremental Increase. Incremental Increases may be provided by any existing Lender or by any other Persons (each such Lender or other Person, an “Incremental Lender”); provided that the Administrative Agent, each Issuing Lender and/or the Swingline Lender, as applicable, shall have consented (not to be unreasonably withheld or delayed) to such Incremental Lender’s providing such Incremental Increases to the extent any such consent would be required under Section 12.9(b) for an assignment of Loans or Commitments, as applicable, to such Incremental Lender. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each proposed Incremental Lender is requested to respond, which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the proposed Incremental Lenders (or such shorter period as agreed to by the Administrative Agent). Each proposed Incremental Lender may elect or decline, in its sole discretion, and shall notify the Administrative Agent within such time period whether it agrees, to provide an Incremental Increase and, if so, whether by an amount equal to, greater than or less than requested. Any Person not responding within such time period shall be deemed to have declined to provide an Incremental Increase.

(c) Increase Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Increase (limited in the case of the Incremental Lenders to their own respective allocations thereof). The Administrative Agent shall promptly notify the Borrower and the Incremental Lenders of the final allocation of such Incremental Increases and the Increase Effective Date.

(d) Terms of Incremental Increases. The terms of each Incremental Increase (which shall be set forth in the relevant Incremental Amendment) shall be determined by the Borrower and the applicable Incremental Lenders; provided that:

(i) in the case of each Incremental Term Loan:

(A) the maturity of any such Incremental Term Loan shall not be earlier than the latest scheduled maturity date of the Loans and Commitments in effect as of the Increase Effective Date and the Weighted Average Life to Maturity of any such Incremental Term Loan shall not be shorter than the remaining Weighted Average Life to Maturity of such latest maturing Term Loans;

(B) the fees and Applicable Margin for such Incremental Term Loan shall be determined by the applicable Incremental Lenders and the Borrower on the applicable Increase Effective Date;

(C) any mandatory prepayment (other than scheduled amortization payments) of each Incremental Term Loan shall be made on a pro rata basis with all then existing Term Loans, except that the Borrower and the Incremental Lenders in respect of such Incremental Term Loan may, in their sole discretion, elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis); and

(D) except as provided above, all other terms and conditions applicable to any Incremental Term Loan shall be consistent with the terms and conditions applicable to the Delayed Draw Term Loan or otherwise reasonably satisfactory to the Administrative Agent and the Borrower (provided that such other terms and conditions, taken as a whole, shall not be more favorable to the Lenders under any Incremental Term Loans than such other terms and conditions, taken as a whole, under the Delayed Draw Term Loans);

(ii) in the case of each Incremental Revolving Credit Facility Increase:

(A) each such Incremental Revolving Credit Facility Increase shall have the same terms, including maturity, Applicable Margin and Commitment Fees (but may have different upfront fees), as the Revolving Credit Facility; and

(B) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increase Effective Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Facility Increase) in accordance with their revised Revolving Credit

Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Facility Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment);

(iii) each Incremental Increase shall constitute Obligations of the Borrower and will be guaranteed by the Guarantors and secured on a pari passu basis with the other Secured Obligations.

(e) Conditions to Effectiveness of Incremental Increases. Any Incremental Increase shall become effective as of such Increase Effective Date and shall be subject to the following conditions precedent, which, in the case of an Incremental Term Loan incurred solely to finance a substantially concurrent Limited Condition Acquisition, shall be subject to Section 1.10:

(i) no Default or Event of Default shall exist on such Increase Effective Date immediately prior to or after giving effect to (A) such Incremental Increase or (B) the making of the initial Extensions of Credit pursuant thereto;

(ii) all of the representations and warranties set forth in Article VII shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such Increase Effective Date, or if such representation speaks as of an earlier date, as of such earlier date;

(iii) the Administrative Agent shall have received from the Borrower, a Compliance Certificate demonstrating that the Borrower is in compliance with the financial covenants set forth in Section 9.12, based on the financial statements for the most recently completed Reference Period, both before and after giving effect on a Pro Forma Basis to the incurrence of any such Incremental Increase (and assuming that, any such Incremental Increase is fully drawn) and any Permitted Acquisition, refinancing of Indebtedness or other event consummated in connection therewith giving rise to a Pro Forma Basis adjustment;

(iv) the Credit Parties shall have executed an Incremental Amendment in form and substance reasonably acceptable to the Borrower and the applicable Incremental Lenders; and

(v) the Administrative Agent shall have received from the Borrower, any customary legal opinions or other documents (including a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Increase), and other instruments and documents of the type required by Section 8.13(a) or (e), reasonably requested by Administrative Agent in connection with such Incremental Increase.

(f) Incremental Amendments. Each such Incremental Increase shall be effected pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Credit Parties, the Administrative Agent and the applicable Incremental Lenders, which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 5.13. This Section 5.13 shall supersede any provisions in Section 12.2 to the contrary.

(g) Use of Proceeds. The proceeds of any Incremental Increase may be used by the Borrower and its Subsidiaries for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other Investments permitted hereunder and any other use not prohibited by this Agreement.

SECTION 5.14 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 5.15 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Revolving Credit Lenders” or “Required Term Loan Lenders” and Section 12.2.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee or Delayed Draw Term Loan Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.

(C) With respect to any Commitment Fee or Letter of Credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 5.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 5.16 [Intentionally Omitted].

SECTION 5.17 Sustainability Adjustments.

(a) ESG Amendment. Prior to the twelve (12) month anniversary of the First Amendment Effective Date, the Borrower may appoint one or more Person(s) that are also the Administrative Agent, a Lender or any affiliate thereof to be sustainability structuring agents (collectively, the “Sustainability Structuring Agent”), and, following any such appointment, in consultation with the Sustainability Structuring Agent, shall be entitled to (i) identify specified environmental, social and governance (“ESG”) related key performance indicators (“KPIs”) and establish associated annual Sustainability Performance Targets (“SPTs”) with respect to the ESG strategy and disclosure of the Borrower and its Subsidiaries and/or (ii) identify external ESG ratings (“ESG Ratings”) and establish associated annual SPTs. Any such KPIs and/or ESG Ratings and associated SPTs are to be mutually agreed between the Borrower and the Sustainability Structuring Agent. Notwithstanding anything in Section 12.2 to the contrary, the Borrower, the Sustainability Structuring Agent, and the Required Lenders may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPIs and/or ESG Ratings, associated SPTs, and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Any such ESG Amendment shall become effective upon (i) receipt by the Lenders of a lender presentation in regard to the KPIs and SPTs from the Borrower no later than fifteen (15) Business Days before the proposed effective date of such proposed ESG Amendment, (ii) the posting of such proposed ESG Amendment to all Lenders and the Borrower, (iii) the identification, and engagement at the Borrower’s cost and expense, of a sustainability metric auditor, which shall be a qualified external reviewer of nationally recognized standing, independent of the Borrower and its Affiliates and (v) the receipt by the Administrative Agent of executed signature pages and consents to such ESG Amendment from the Borrower, the Administrative Agent and the Required Lenders. In the event that any such ESG Amendment does not obtain requisite consent of the Required Lenders, an alternative ESG Amendment may be effectuated with the consent of the Required Lenders, the Borrower, the Sustainability Structuring Agent, and the Administrative Agent. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPIs and/or ESG Ratings and associated SPTs, certain adjustments (an increase, a decrease, or no adjustment) to the Commitment Fee and the Applicable Margin will be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not exceed (i) in the case of the Commitment Fee, an increase and/or decrease of 1.00 basis point and (ii) in the case of the Applicable Margin, an increase and/or decrease of 5.00 basis points; provided, further, that in no event shall the Commitment Fee Rate or the Applicable Margin be less than 0%. The pricing adjustments will require, among other things, annual reporting in a manner that is aligned with the Sustainability Linked Loan Principles (as published and maintained by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) (the “Sustainability Linked Loan Principles”) in effect at the time of the ESG Amendment and is to be mutually agreed between the Borrower, the Sustainability Structuring Agent, and the Administrative Agent (each acting reasonably). If KPIs are utilized, any proposed ESG Amendment shall also identify a sustainability assurance provider; provided that any such sustainability assurance provider shall be a qualified external reviewer, independent of the Borrower and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing. Following the effectiveness of the ESG Amendment, (A) any modification to the ESG Pricing Provisions which has the effect of reducing the Commitment Fee and the Applicable Margin to a level not otherwise permitted by this Section 5.17 shall be subject to the consent of all Lenders and (B) any other modification to the ESG Pricing Provisions (other than, for the avoidance of doubt, as provided for in the immediately preceding clause (A)) shall be subject only to the consent of the Required Lenders.

(b) Sustainability Structuring Agent. In connection with any proposed ESG Amendment, the Sustainability Structuring Agent may (i) assist the Borrower in selecting the KPIs and/or ESG Ratings and setting the associated SPTs, (ii) determine the ESG Pricing Provisions in connection with the ESG Amendment, and (iii) assist the Borrower in preparing informational materials focused on ESG to be used in connection with the ESG Amendment, in each case based upon the information provided by the Borrower with respect to the applicable KPIs and/or ESG Ratings selected in accordance with this Section 5.17; provided that the Sustainability Structuring Agent (A) shall have no duty to ascertain, inquire into, or otherwise independently verify any such information and (B) shall have no responsibility for (and shall not be liable for) the completeness or accuracy of any such information. Neither the Administrative Agent nor Sustainability Structuring Agent (x) makes any assurances whether this Agreement meets any criteria or expectations of the Borrower or any Lender with regard to environmental or social impact and sustainability performance, or whether this Agreement including the characteristics of the relevant KPIs (including any environmental, social and sustainability criteria or any computation methodology) meet any industry standards for sustainability-linked credit facilities, or (y) has any responsibility for or liability in respect of reviewing, auditing or otherwise evaluating any calculation by the Borrower of the KPIs or any adjustment to the Applicable Margin or Commitment Fee (or any of the data or computations that are part of or related to any such calculation) set out in any pricing certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry, when implementing any pricing adjustment).

(c) Replacement Sustainability Structuring Agent. To the extent the Sustainability Structuring Agent ceases to be the Administrative Agent or a Lender (or an Affiliate thereof), the Borrower shall use commercially reasonable efforts to seek to appoint another Person that is a Lender to fulfill the role as Sustainability Structuring Agent, subject to Section 11.6 (it being understood and agreed that the provisions of Section 11.6 shall supersede the provisions of this clause (c) in the event of any conflict).

(d) Conflicting Provisions. This Section 5.17 shall supersede any provisions in Section 12.2 to the contrary.

ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING

SECTION 6.1 Conditions to Closing and Initial Extensions of Credit. Except for those items that are permitted to be satisfied on a post-closing basis pursuant to Section 8.17, the obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (in each case, if requested thereby), the Security Documents to be delivered on the Closing Date and the Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; and (C) since December 31, 2021, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or governing documents of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.

(iv) Opinions of Counsel. Opinions of counsel to the Credit Parties, including opinions of local counsel as may be reasonably requested by the Administrative Agent, addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request.

(c) Personal Property Collateral.

(i) Filings and Recordings. Subject to the limitations and qualifications in the Security Documents, the Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).

(ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable recording location) as in effect in each jurisdiction in which filings or recordations under the applicable Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(iv) Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Credit Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance).

(v) Intellectual Property. The Administrative Agent shall have received security agreements duly executed by the applicable Credit Parties for all federally registered copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable.

(vi) Other Collateral Documentation. The Administrative Agent shall have received any documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral.

(d) Governmental and Third Party Approvals. The Credit Parties shall have received all required governmental, shareholder and third party consents and approvals necessary in connection with the Transactions, which shall be in full force and effect.

(e) Financial Matters.

(i) Financial Statements. The Administrative Agent shall have received (A) (1) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2019, December 31, 2020 and December 31, 2021 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (2) the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of each fiscal quarter ended after December 31, 2021 and at least forty-five (45) days prior to the Closing Date and related unaudited interim statements of income and retained earnings and (B) (1) the audited Consolidated balance sheet of ADVA and its Subsidiaries as of December 31, 2019, December 31, 2020 and December 31, 2021 and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (2) the unaudited Consolidated balance sheet of ADVA and its Subsidiaries as of each fiscal quarter ended after December 31, 2021 and at least forty-five (45) days prior to the Closing Date and related unaudited interim statements of income and retained earnings.

(ii) Financial Projections. The Administrative Agent shall have received pro forma Consolidated financial statements for the Borrower and its Subsidiaries, and projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter during the term of the Credit Facility.

(iii) No Material Adverse Effect. Since December 31, 2021, there has not occurred any event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(iv) Solvency Certificate. Holdings shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of Holdings, that after giving effect to the Transactions, Holdings and its Subsidiaries, on a Consolidated basis, are Solvent.

(v) Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all reasonable and documented fees and out-of-pocket charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents, in the case of clauses (B) and (C) above to the extent that invoices therefor have been provided to the Borrower at least two Business Days prior to the Closing Date or such fees, charges, disbursements, taxes or other amounts are set forth in a funds flow statement approved by the Borrower.

(f) Miscellaneous.

(i) Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii) Existing Indebtedness. All existing Indebtedness of the Borrower and its Subsidiaries under the Existing Credit Agreements shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.

(iii) PATRIOT Act, etc.

(A) The Administrative Agent and the Lenders shall have received, at least ten (10) Business Days prior to the Closing Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations.

(B) The Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least ten (10) Business Days prior to the Closing Date.

(iv) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of Section 11.3(c) and Section 11.4, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 6.2 Conditions to All Extensions of Credit. Subject to Section 5.13 and Section 1.10 (solely with respect to any Incremental Term Loan incurred to finance a substantially concurrent Limited Condition Acquisition), the obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:

(a) Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c) Notices. The Administrative Agent shall have received a Notice of Borrowing, Letter of Credit Application, as applicable, from the Borrower in accordance with Section 2.3(a), Section 3.2, Section 4.2, as applicable.

(d) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lenders shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(e) Alternative Currency. In the case of a Loan to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Revolving Credit Lenders would make it impracticable for such Loan to be denominated in the relevant Currency.

(f) Delayed Draw Term Loan.

~~(i)~~ In the case of the initial draw of the Delayed Draw Term Loan, at least sixty percent (60%) of the outstanding shares of the Equity Interests of ADVA not owned by Holdings and its Subsidiaries as of the First Amendment Effective Date shall have been tendered pursuant to § 5 para. 1 of the DPLTA.

(g) ~~(ii) In the case of any Extension of Credit consisting of a portion of the Delayed Draw Term Loan, the~~Pro Forma Covenant Compliance. The Borrower is in compliance with the financial covenants set forth in Section 9.12, based on the financial statements for the most recently completed Reference Period, both before and after giving effect to the incurrence of such ~~portion of the Delayed Draw Term Loan~~Extension of Credit (and assuming for such purpose that the requested Extension of Credit was outstanding as of the last day of such Reference Period), on a Pro Forma Basis.

Each Notice of Borrowing or Letter of Credit Application, as applicable, submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 6.2(a) and (b) have been satisfied on and as of the date of the applicable Extension of Credit.

SECTION 6.3 [Intentionally Omitted].

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:

SECTION 7.1 Organization; Power; Qualification. Each Credit Party and each Subsidiary thereof (a) is duly organized, validly existing and in good standing (to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized as of the Closing Date are described on Schedule 7.1. Schedule 7.1 identifies each Subsidiary Guarantor as of the Closing Date. No Credit Party nor any Subsidiary thereof is an Affected Financial Institution or a Covered Party.

SECTION 7.2 Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Credit Party (other than Holdings) and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, described on Schedule 7.2. As of the Closing Date, all outstanding Equity Interests of the Subsidiaries of the Borrower have been duly authorized and validly issued and (in the case of U.S. corporations) are fully paid and non-assessable and not subject to any preemptive or similar rights, except as described in Schedule 7.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party (other than Holdings) or any Subsidiary thereof, except as described on Schedule 7.2.

SECTION 7.3 Authorization; Enforceability. Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 7.4 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party of the Loan Documents to which such Credit Party is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the Organizational Documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, Governmental Approval or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the transactions contemplated hereby other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC or that may be required under any applicable securities laws or pursuant to the laws of the jurisdiction of organization of any Foreign Subsidiary in connection with the exercise of pledge rights in such Subsidiary’s Equity Interests, ~~and~~ (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office and (iv) filing of the Huntsville Property Mortgage with the applicable county recording office or register of deeds.

SECTION 7.5 Compliance with Law; Governmental Approvals. Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case of clauses (a), (b) or (c) where the failure to have, comply or file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.6 Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all U.S. federal, state and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all U.S. federal, state and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party), except where a failure to so file or pay, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except as set forth on Schedule 7.6, there is no ongoing audit or examination or, to the knowledge of each of the Credit Parties and each Subsidiary thereof, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens).

SECTION 7.7 Intellectual Property Matters. Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and to the knowledge of the Credit Parties, no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 7.8 Environmental Matters.

(a) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the properties owned, leased or operated by each Credit Party and each Subsidiary thereof now contain or in the past contained, and to their knowledge have previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws;

(b) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to its knowledge, each Credit Party and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

(c) No Credit Party nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

(d) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to its knowledge, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

(e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Subsidiary thereof or operations conducted in connection therewith that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(f) There has been no release, or to its knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Subsidiary, now or, to its knowledge, in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 7.9 Employee Benefit Matters.

(a) As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 7.9;

(b) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (i) each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired, (ii) each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired and (iii) no liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed under ERISA or the Code with respect to any Employee Benefit Plan or any Multiemployer Plan;

(c) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, as of the Closing Date, (i) no Pension Plan has become subject to funding-based benefit restrictions under Section 436 of the Code, (ii) no funding waiver from the IRS has been received or requested with respect to any Pension Plan, (iii) no Credit Party or any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, and (iv) there has not been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

(d) Except where the failure of any of the following representations to be correct could not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(e) No Termination Event has occurred or is reasonably expected to occur;

(f) Except where the failure of any of the following representations to be correct could not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of the Borrower, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan; and

(g) As of the Closing Date the underlying assets of the Borrower do not constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans.

SECTION 7.10 Margin Stock. No Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the FRB). Following the application of the proceeds of each Extension of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Credit Parties and their Subsidiaries on a Consolidated basis) subject to the provisions of Section 9.2 or Section 9.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”.

SECTION 7.11 Government Regulation. No Credit Party nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act) and no Credit Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

SECTION 7.12 Employee Relations. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 7.13 Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(f)(i) fairly present on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in all material respects in accordance with GAAP. The projections delivered pursuant to Section 6.1(e)(ii) and were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).

SECTION 7.14 No Material Adverse Change. Since December 31, 2021, no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.15 Solvency. The Credit Parties and their Subsidiaries, on a Consolidated basis, are Solvent.

SECTION 7.16 Title to Properties. Each Credit Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except (a) those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder and (b) for such defects of title that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.17 Litigation. Except for matters existing on the Closing Date and set forth on Schedule 7.17, there are no actions, suits or proceedings pending nor, to its knowledge, threatened in writing against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.18 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a) None of (i) Holdings, any Subsidiary or, to the knowledge of Holdings or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of Holdings, any agent or representative of Holdings or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) has received written notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or knowingly indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b) Each of Holdings and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by Holdings and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c) Each of Holdings and its Subsidiaries, and to the knowledge of Holdings, director, officer, employee, agent and Affiliate of Holdings and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(d) No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.14(c).

SECTION 7.19 Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default.

SECTION 7.20 Senior Indebtedness Status. The Obligations of each Credit Party and each Subsidiary thereof under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness of each such Person and is designated as “Senior Indebtedness” (or any other similar term) under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness of such Person.

SECTION 7.21 Disclosure. No financial statement, material report, material certificate or other written material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections). As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until all of the Secured Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized or as to which arrangements satisfactory to the applicable Issuing Lender have been made) and the Commitments terminated, each Credit Party will, and will cause each of its Subsidiaries to:

SECTION 8.1 Financial Statements and Budgets. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2022), an audited Consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and consolidating statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by PricewaterhouseCoopers LLP or such other independent certified public accounting firm of recognized national standing or otherwise reasonably acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by Holdings or any of its Subsidiaries not in accordance with GAAP (but may contain a “going concern” or like qualification that is solely due to (i) the upcoming maturity date of any of the Loans hereunder being scheduled to occur within twelve months from the time such report is delivered or (ii) any potential inability to satisfy the financial covenants set forth in Section 9.12 on a future date or in a future period).

(b) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended September 30, 2022), an unaudited Consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by Holdings in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of Holdings to present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a Consolidated and consolidating basis as of their respective dates and the results of operations of Holdings and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes; provided that the financial statements described above for the fiscal quarter ended September 30, 2022 may be the combined statements of Holdings and its Subsidiaries and ADVA and its Subsidiaries.

(c) Annual Business Plan and Budget. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, a business plan and operating and capital budget of Holdings and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, calculations demonstrating projected compliance with the financial covenants set forth in Section 9.12 and a report containing management’s discussion and analysis of such budget with a reasonable disclosure of the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of Holdings to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of Holdings and its Subsidiaries for such period.

(d) Covenant Relief Period Reporting. During the Covenant Relief Period, in addition to the foregoing:

(i) Within fifteen (15) days after the end of each calendar month, (A) a report showing the aggregate ending cash balances in the Deposit Accounts of each of Holdings and its Subsidiaries, on an individual basis, as of the last day of such month and (B) a cash flow projection of Holdings and its Subsidiaries for the immediately succeeding month, in substantially the form and detail provided to the Administrative Agent by the Borrower on January 2, 2024 (commencing with a cash flow projection for the month ending February 29, 2024, which for the avoidance of doubt shall be due on February 15, 2024), which shall be accompanied by, commencing with the delivery of the second cash flow projection, a variance report reconciling the cash flow projection set forth in the immediately preceding cash flow projection delivered pursuant to this Section 8.1(d)(i) to the actual disbursements and receipts for such month (the “Variance Report”). The Variance Report shall be in reasonable detail, in form reasonably satisfactory to the Administrative Agent, and shall include, without limitation, a narrative explanation of any significant variances from the immediately preceding cash flow projection delivered and shall be signed by a Responsible Officer of Holdings.

(ii) Within thirty (30) days after the end of each fiscal quarter, projections prepared by management of Holdings, of a balance sheet, income statement and cash flow statement for Holdings and its Subsidiaries for the immediately succeeding fiscal quarter, including calculations demonstrating projected compliance with the financial covenants set forth in Section 9.12 and a report containing management’s discussion and analysis of such projections with a reasonable disclosure of the key assumptions and drivers with respect to such projections, accompanied by a certificate from a Responsible Officer of Holdings to the effect that such projections contain good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of Holdings and its Subsidiaries for such period.

SECTION 8.2 Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) at each time financial statements are delivered pursuant to Sections 8.1(a) or (b), a duly completed Compliance Certificate that, among other things, (i) states that no Default or Event of Default is continuing or, if a Default or Event of Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto, (ii) demonstrates compliance with the financial covenants set forth in Section 9.12 as of the last day of the applicable Reference Period ending on the last day of the Reference Period covered by such financial statements, together with a report containing management’s discussion and analysis of Holdings’ material quarterly and annual operating results, as applicable, and a report containing management’s discussion and analysis of such financial statements and (iii) a certification of the Consolidated total revenue and Consolidated total assets attributable to Immaterial Domestic Subsidiaries and Immaterial Foreign Subsidiaries;

(b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(d) promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender; and

(e) such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request (excluding (i) information subject to attorney-client privilege, (ii) information the subject of a binding confidentiality agreement with a third party entered into in good faith and (iii) information that constitutes non-financial trade secrets or non-financial proprietary information as determined by the Borrower in good faith).

Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet; or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Holdings shall deliver copies of such documents to the Administrative Agent or any Lender that requests Holdings to deliver such copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Holdings shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance Holdings shall be required to provide copies of the Compliance Certificates required by Section 8.2 to the Administrative Agent in accordance with the procedures set forth in Section 12.1. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or any Arranger will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 8.3 Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) the occurrence of any Default or Event of Default;

(b) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) any written notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including any written notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(d) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(e) any attachment, judgment, lien, levy or order exceeding the Threshold Amount that may be assessed against or threatened against any Credit Party or any Subsidiary thereof; and

(f) (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) a Responsible Officer of the Borrower obtaining knowledge that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, in each case, to the extent the foregoing, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 8.4 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4, preserve and maintain its separate corporate existence or equivalent form and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 8.5 Maintenance of Property and Licenses.

(a) In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case of the foregoing clauses (i) through (iii), except as such action or inaction could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Maintain, in full force and effect in all material respects, each and every material license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.6 Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law (including hazard and business interruption insurance). All such insurance shall, (a) provide that no cancellation thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof (except as a result of non-payment of premium in which case only 10 days’ prior written notice shall be required), (b) in the case of liability insurance, name the Administrative Agent as an additional insured party thereunder and (c) in the case of each property insurance policy, name the Administrative Agent as lender’s loss payee or mortgagee, as applicable. On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. If any improved portion of the Huntsville Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause the applicable Credit Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) reasonably cooperate with the Administrative Agent and provide information reasonably required by the Administrative Agent and the Lenders to comply with the Flood Insurance Laws, (iii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including evidence of annual renewals of such insurance and (iv) furnish to the Administrative Agent prompt written notice of any re-designation of any of the Huntsville Property into or out of a special flood hazard area upon actually becoming aware of such re-designation.

SECTION 8.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be accurate and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance in all material respects with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

SECTION 8.8 Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clause (a) of this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

SECTION 8.9 Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.10 Environmental Laws. In addition to and without limiting the generality of Section 8.9, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws.

SECTION 8.11 Compliance with ERISA. In addition to and without limiting the generality of Section 8.9, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code.

SECTION 8.12 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year at the Borrower’s expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice. Notwithstanding the foregoing, neither the Borrower nor any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (a) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by Applicable Law or any binding, arm’s-length agreement with a third party that was not entered into in contemplation of this Agreement or (b) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that the Borrower shall notify the Administrative Agent as to what is not being disclosed or made available in reliance on this sentence unless doing so is prohibited by Applicable Law or such agreement or would result in waiver of such privilege or cause such material not to constitute attorney work product. Notwithstanding the foregoing, no Credit Party or Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (a) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by Applicable Law or any binding, arm’s-length agreement with a third party or (b) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that the Borrower shall notify the Administrative Agent as to what is not being disclosed or made available in reliance on this sentence unless doing so is prohibited by Applicable Law or such agreement or would result in waiver of such privilege or cause such material not to constitute attorney work product.

SECTION 8.13 Additional Subsidiary Guarantors and Collateral.

(a) Additional ~~Subsidiaries~~Domestic Subsidiary Guarantors. Promptly notify the Administrative Agent of (i) the creation or acquisition (including by division) of a Person that becomes a Subsidiary (other than an Excluded Domestic Subsidiary), (ii) any Domestic Subsidiary that is an Excluded Domestic Subsidiary failing to constitute an Excluded Domestic Subsidiary and (iii) any Subsidiary that is required to become a Domestic Subsidiary Guarantor pursuant to the definition of “Immaterial Domestic Subsidiary” and, within thirty (30) days after such event, as such time period may be extended by the Administrative Agent in its sole discretion, cause such Subsidiary to (A) become a Domestic Subsidiary Guarantor by delivering to the Administrative Agent a duly executed Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) grant a security interest in all Collateral (subject to the exceptions specified in the Domestic Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed Joinder Agreement and a supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (C) deliver to the Administrative Agent such opinions, documents and certificates of the type referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (D) if such Equity Interests are certificated and constitute Collateral, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (E) deliver to the Administrative Agent such updated Schedules to the Security Documents as requested by the Administrative Agent with respect to such Subsidiary, and (F) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Additional First Tier Foreign Subsidiaries and CFC Holdcos. In each case, subject to the limitation set forth in clause (f) below, notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary or a CFC Holdco, and promptly thereafter (and, in any event, within forty five (45) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary that is a CFC or any such CFC Holdco and 100% of the Equity Interests of any First Tier Foreign Subsidiary that is not a CFC and a consent thereto executed by such new First Tier Foreign Subsidiary (including, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary or CFC Holdco, as applicable, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates of the type referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) Additional Foreign Subsidiary Guarantors. Promptly notify the Administrative Agent of (i) the creation or acquisition (including by division) of a Person that becomes a Foreign Subsidiary of Holdings (other than an Excluded Foreign Subsidiary), (ii) any Foreign Subsidiary of Holdings that is an Excluded Foreign Subsidiary failing to constitute an Excluded Foreign Subsidiary and (iii) any Subsidiary that is required to become a Foreign Subsidiary Guarantor pursuant to the definition of “Immaterial Foreign Subsidiary” and, within sixty (60) days after such event, as such time period may be extended by the Administrative Agent in its sole discretion, cause such Foreign Subsidiary to (A) become a Foreign Subsidiary Guarantor by delivering to the Administrative Agent a duly executed Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) grant a security interest in all Collateral (subject to any exceptions specified in the applicable Security Documents) owned by such Foreign Subsidiary by delivering to the Administrative Agent a duly executed Joinder Agreement and a supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (C) deliver to the Administrative Agent such opinions, documents and certificates of the type referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (D) if such Equity Interests are certificated and constitute Collateral, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (E) deliver to the Administrative Agent such updated Schedules to the Security Documents as requested by the Administrative Agent with respect to such Foreign Subsidiary, and (F) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(d) ~~(c)~~ Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.13(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.13(a) or (b), as applicable, within thirty (30) Business Days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).

(e) ~~(d)~~ Additional Collateral. Comply with the requirements set forth in the Security Documents with respect to any Property constituting Collateral thereunder.

(f) ~~(e)~~ Exclusions. The provisions of this Section 8.13 shall be subject to the limitations and exclusions set forth in the Security Documents.

SECTION 8.14 Use of Proceeds.

(a) Use the proceeds of (i) the Revolving Credit Facility to (A) repay in full certain existing Indebtedness of the Borrower and its Subsidiaries on the Closing Date, (B) pay fees, commissions and expenses in connection with the Transactions and the Business Combination, (C) finance the consummation of the Business Combination, including any “put rights” associated therewith, (D) repay in full certain existing Indebtedness of ADVA and its Subsidiaries, and (E) for working capital and general corporate purposes of the Borrower and its Subsidiaries and (ii) the Delayed Draw Term Loan solely to finance the purchase of additional outstanding shares of the Equity Interests of ADVA not owned by Holdings and its Subsidiaries as of the First Amendment Effective Date that have been tendered by the shareholders of ADVA for repurchase pursuant to § 5 para. 1 of the DPLTA; provided that no part of the proceeds of any of the Loans or Letters of Credit shall be used for purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the FRB) or for any purpose which violates the provisions of Regulation T, U or X of the FRB.

(b) Use the proceeds of any Incremental Term Loan and any Incremental Revolving Credit Facility Increase as permitted pursuant to Section 5.13(g).

(c) Not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.15 Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. (a) Maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

SECTION 8.16 Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 8.17 Post-Closing Matters. Execute and deliver the documents, take the actions and complete the tasks set forth on Schedule 8.17, in each case within the applicable corresponding time limits specified on such schedule.

Section 8.18 Flood Insurance Matters. The parties hereto acknowledge and agree that, if the Huntsville Property Mortgage is in place, any increase, extension, or renewal of any of the Loans or Commitments (including any Incremental Term Loan and any Incremental Increase, but excluding (a) any continuation or conversion of borrowings, (b) the making of any Revolving Credit Loans or Swingline Loans or (c) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (i) the prior delivery of all flood zone determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to the Huntsville Property reasonably sufficient to evidence compliance with Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and (ii) the earlier to occur of (A) the date that occurs thirty (30) days after the Administrative Agent has delivered the documentation set forth in clause (i) of this Section to the Lenders (which may be delivered electronically) or (B) the Administrative Agent’s receipt of written confirmation from each of the Lenders that flood insurance due diligence and flood insurance compliance has been completed by such Lender (such written confirmation not to be unreasonably withheld, conditioned or delayed).

ARTICLE IX

NEGATIVE COVENANTS

Until all of the Secured Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized or as to which arrangements satisfactory to the applicable Issuing Lender have been made) and the Commitments terminated, the Credit Parties will not, and will not permit any of their respective Subsidiaries to:

SECTION 9.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a) the Obligations;

(b) Indebtedness (i) owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) in respect of Cash Management Agreements entered into in the ordinary course of business;

(c) Indebtedness existing on the Closing Date and listed on Schedule 9.1, and any Permitted Refinancing Indebtedness in respect thereof;

(d) Attributable Indebtedness with respect to Capital Lease Obligations and Indebtedness incurred in connection with purchase money Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;

(e) Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3; provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such

Person becoming a Subsidiary or the acquisition of such assets, (ii) neither Holdings nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate principal amount of such Indebtedness does not exceed $30,000,000 at any time outstanding;

(f) (i) Guarantees by any Credit Party of Indebtedness of any ~~other~~Domestic Credit Party not otherwise prohibited pursuant to this Section 9.1 ~~and~~, (ii) Guarantees by any Foreign Subsidiary Guarantor of Indebtedness of any other Foreign Subsidiary Guarantor not otherwise prohibited pursuant to this Section 9.1, (iii) Guarantees by any Non-Guarantor Subsidiary of Indebtedness of any Non-Guarantor Subsidiary not otherwise prohibited pursuant to this Section 9.1 and (iv) Guarantees by any Domestic Credit Party of Indebtedness of any Non-Guarantor Subsidiary or Foreign Subsidiary Guarantor to the extent permitted pursuant to Section 9.3 (other than clause (l) thereof); provided further that any Guarantee of Permitted Refinancing Indebtedness shall only be permitted if it meets the requirements of the definition of Permitted Refinancing Indebtedness;

(g) unsecured intercompany Indebtedness (i) owed by any Domestic Credit Party to another Domestic Credit Party~~, (ii~~ or, to the extent subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent, to any Foreign Subsidiary Guarantor, (ii) owed by any Foreign Subsidiary Guarantor to another Foreign Subsidiary Guarantor, (iii) owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent), (~~iii~~iv ) owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary~~; and~~, (~~iv~~v) owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 9.3(c), (vi) owed by Adtran Networks Israel Ltd. to ADVA outstanding on the Second Amendment Effective Date and (vii) owed by ADVA to ADVA Network Security GmbH outstanding on the Second Amendment Effective Date;

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(j) to the extent constituting Indebtedness, obligations in respect of purchase price adjustments, earn-outs, non-competition agreements, and other similar arrangements, or other deferred payments of a similar nature, representing Permitted Acquisition Consideration and incurred in connection with any Permitted Acquisition;

(k) customer advances or deposits received in the ordinary course of business;

(l) Indebtedness owing in connection with the financing of any insurance premiums in the ordinary course of business;

(m) Indebtedness of Non-Guarantor Subsidiaries and Foreign Subsidiary Guarantors in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

(n) unsecured letter of credit facilities in an aggregate amount not to exceed $10,000,000 at any time outstanding;

(o) Indebtedness in connection with any Permitted Receivables Financing or Permitted Receivables Sale Transaction; provided that (i) the outstanding principal amount of Indebtedness in connection with Permitted Receivables Financings, together with the aggregate book value of all accounts receivable that have been sold (or otherwise subjected to such arrangement) by ~~the Borrower~~Holdings and its Subsidiaries and that remain outstanding in connection with Permitted Receivables Sale Transactions, shall not at any time exceed $~~30,000,000~~40,000,000;

(p) unsecured Indebtedness in an unlimited amount, so long as (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such unsecured Indebtedness, (ii) Holdings is in pro forma compliance with the financial covenants set forth in Section 9.12 (which, if requested by the Administrative Agent, shall be demonstrated in a Compliance Certificate), (iii) the Net Cash Proceeds of such Indebtedness shall be used only to (A) finance the purchase of additional outstanding shares of Equity Interests of ADVA not owned by Holdings and its Subsidiaries as of the First Amendment Effective Date that have been tendered by the shareholders of ADVA for repurchase pursuant to § 5 para. 1 of the DPLTA or (B) prepay Revolving Credit Loans, (iv) such unsecured Indebtedness does not have a stated maturity date, or require any principal amortization or mandatory prepayment, put right or sinking fund obligation prior to the date that is 91 days after the then latest scheduled maturity date of the Loans and Commitments (other than pursuant to fundamental change, make-whole fundamental change, change of control or other similar event risk provisions), (v) such Indebtedness is not at any time guaranteed by any Subsidiary that is not a Subsidiary Guarantor and (vi) the terms of such unsecured Indebtedness reflect market terms (taken as a whole) at the time of issuance and (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions), taken as a whole, are not materially more restrictive (as determined by Borrower in good faith) on Holdings and its Subsidiaries than the terms and conditions of this Agreement, taken as a whole;

(q) Indebtedness of Domestic Credit Parties not otherwise permitted pursuant to this Section in an aggregate principal amount not to exceed $30,000,000 at any time outstanding; ~~and~~

(r) (i) Permitted Convertible Indebtedness not to exceed $172,500,000 in aggregate principal amount at any one time outstanding, so long as (A) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Permitted Convertible Indebtedness, (B) Holdings is in pro forma compliance with the financial covenants set forth in Section 9.12 (which, if requested by the Administrative Agent, shall be demonstrated in a Compliance Certificate), (C) the Net Cash Proceeds of such Permitted Convertible Indebtedness shall be used only to (1) finance the purchase of additional outstanding shares of Equity Interests of ADVA not owned by Holdings and its Subsidiaries as of the First Amendment Effective Date that have been tendered by the shareholders of ADVA for repurchase pursuant to § 5 para. 1 of the DPLTA or (2) prepay Revolving Credit Loans, (D) such Permitted Convertible Indebtedness does not have a stated maturity date, or require any principal amortization or mandatory prepayment, put right or sinking fund obligation prior to the date that is 91 days after the then latest scheduled maturity date of the Loans and Commitments (other than pursuant to fundamental change, make-whole fundamental change, change of control or other similar event risk provisions); provided that, for purposes of determining whether a Permitted Convertible Indebtedness meets the foregoing requirements, neither any settlement upon conversion of or exchange for such Permitted Convertible Indebtedness (whether in cash, stock or other property) nor any required redemption or repurchase thereof upon a “fundamental change” (as customarily defined for such Permitted Convertible Indebtedness) shall disqualify such Permitted Convertible Indebtedness from satisfying such requirements notwithstanding a possible occurrence prior to the then latest scheduled maturity date of the Loans and Commitments and (E) such Permitted Convertible Indebtedness is not at any time guaranteed by any Subsidiary that is not a Subsidiary Guarantor and (ii) any Permitted Refinancing Indebtedness in respect thereof~~.~~; and

(s) Indebtedness arising under a bank guarantee, surety (Bürgschaft) or any other instrument issued by a bank or financial institution upon request of Holdings or a Subsidiary in order to comply with the requirements of section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or of section 7e of the German Social Security Code Part IV (Sozialgesetzbuch IV) and any guarantee given in order to comply with the requirements of section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or of section 7e of the German Social Security Code Part IV (Sozialgesetzbuch IV).

Notwithstanding anything to the contrary contained in Section 9.1 above, during the Covenant Relief Period, no additional Indebtedness not already outstanding on the Second Amendment Effective Date shall be permitted to be incurred under clause (d), (e), (m) or (q) of this Section 9.1.

SECTION 9.2 Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a) Liens created pursuant to the Loan Documents (including Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b) Liens in existence on the Closing Date and described on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any Permitted Refinancing Indebtedness permitted pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(d) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of Holdings or any of its Subsidiaries;

(e) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(f) encumbrances in the nature of zoning restrictions, easements, encroachments and rights or restrictions of record on the use of real property and other minor defects or irregularities in title, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property (other than a de minimis amount) or impair the use thereof in the ordinary conduct of business;

(g) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business;

(h) Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens shall be created within ninety (90) days of the acquisition, repair, construction, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed or improved by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, construction, improvement or lease amount (as applicable) of such Property at the time of purchase, repair, construction, improvement or lease (as applicable);

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(l) or securing appeal or other surety bonds relating to such judgments;

(j) Liens on Property (i) of a Person that becomes a Subsidiary existing at the time that such Person becomes a Subsidiary in connection with an acquisition permitted hereunder and (ii) of the Borrower or any of its Subsidiaries existing at the time such Property is purchased or otherwise acquired by the Borrower or such Subsidiary pursuant to a transaction permitted hereunder and, in each case any modification, replacement, renewal and extension thereof; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens do not encumber any Property other than Property encumbered at the time of such acquisition or such Person becoming a Subsidiary and the proceeds and products thereof and are not all asset Liens, (C) such Liens do not attach to any other Property of Holdings or any of its Subsidiaries and (D) such Liens will secure only those obligations which it secures at the time such acquisition or purchase occurs;

(k) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction, (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof and (iii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business;

(l) (i) Liens of landlords arising in the ordinary course of business to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) Liens of suppliers (including sellers of goods) or customers arising in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(m) (i) leases, licenses, subleases or sublicenses granted to others which do not (A) interfere in any material respect with the business of Holdings or its Subsidiaries or materially detract from the value of the relevant assets of Holdings or its Subsidiaries or (B) secure any Indebtedness and (ii) any interest or title of a licensor, sub-licensor, lessor or sub-lessor under leases, licenses, subleases or sublicenses entered into by any of Holdings and its Subsidiaries as licensee, sub-licensee, lessee or sub-lessee in the ordinary course of business or any customary restriction or encumbrance with respect to the Property subject to any such lease, license, sublease or sublicense;

(n) (i) Liens on Equity Interests of joint ventures securing capital contributions thereto and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to Non-Wholly-Owned Subsidiaries;

(o) Liens on Receivables Related Assets incurred in connection with any Permitted Receivables Financing or Permitted Receivables Sale Transaction; ~~and~~

(p) Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness or other obligations in the aggregate principal amount not to exceed $30,000,000 at any time outstanding~~.~~; and

(q) Liens required to be granted under mandatory law in favor of creditors as a consequence of a merger, consolidation or amalgamation permitted under this Agreement (including but not limited to in accordance with sections 22, 204 of the German Transformation Act (Umwandlungsgesetz)); Liens arising under the general terms and conditions (Allgemeine Geschäftsbedingungen) of banks, savings banks (Sparkassen) and other financial institutions or similar general terms and conditions of banks and other financial institutions, with whom any Subsidiary maintains a banking relationship in the ordinary course of business; Liens arising by operation of law under a lease in favor of the relevant third party landlord (including but not limited to any landlord’s pledge (Vermieterpfandrecht)) and Liens required to be created or subsisting in order to comply with the requirements of section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or of section 7e of the German Social Security Code Part IV (Sozialgesetzbuch IV).

Notwithstanding anything to the contrary in this Agreement, (x) no Credit Party shall, nor shall it permit any of its Subsidiaries to, mortgage, pledge, grant or permit to exist a security interest in, or other Lien securing Indebtedness upon, any of its real property now owned or hereafter acquired, except Liens permitted under clauses (a), (b), (c), (d), (f) or (m) of this Section 9.2~~.~~ and (y) during the Covenant Relief Period, (A) no additional Liens not already outstanding on the Second Amendment Effective Date shall be permitted to be incurred under clause (p) of this Section 9.2 and (B) Liens permitted under clause (h) of this Section 9.2 shall be subject to the limitations set forth in Section 9.1.

SECTION 9.3        Investments. Make, hold or otherwise permit to exist any Investment, except:

(a) Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 9.3 and any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 9.3;

(b) Investments (i) existing on the Closing Date in Subsidiaries existing on the Closing Date, (ii) made after the Closing Date by any Domestic Credit Party in any other Domestic Credit Party, (iii) made after the Second Amendment Effective Date by a Foreign Subsidiary Guarantor in any other Foreign Subsidiary Guarantor, (iv) made after the Closing Date by any Non-Guarantor Subsidiary or Foreign Subsidiary Guarantor in any Credit Party and (iv) made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary;

(c) Investments in the form of (i) intercompany loans by Holdings or the Borrower to ADVA ~~or the ADVA Parent~~ in an aggregate amount at any time outstanding not to exceed $75,000,000 ~~and~~, (ii) intercompany loans or capital contributions made after the Closing Date by any Domestic Credit Party in any Non-Guarantor Subsidiary or Foreign Subsidiary Guarantor (other than ~~the~~Subsidiaries of ADVA ~~Parent, ADVA and its Subsidiaries~~) in an aggregate amount at any time outstanding not to exceed $15,000,000 and (iii) intercompany loans or capital contributions by any Foreign Subsidiary Guarantor in any Non-Guarantor Subsidiary that is a Foreign Subsidiary in an aggregate amount at any time outstanding not to exceed $10,000,000; provided that any such intercompany loan Investments pursuant to ~~this~~ clause (i) or (ii) of this Section 9.3(c) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents;

(d) Investments in cash and Cash Equivalents;

(e) Investments by the Borrower or any of its Subsidiaries consisting of Capital Expenditures permitted by this Agreement;

(f) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;

(g) Hedge Agreements permitted pursuant to Section 9.1;

(h) purchases of assets in the ordinary course of business;

(i) Investments by the Borrower or any Subsidiary thereof in the form of:

(i) Permitted Acquisitions to the extent that any Person or Property acquired in such Acquisition becomes a part of ~~the Borrower or a Subsidiary Guarantor~~a Domestic Credit Party or becomes (whether or not such Person is a Wholly-Owned Subsidiary) a Domestic Subsidiary Guarantor in the manner contemplated by Section 8.13; and

(ii) Permitted Acquisitions to the extent that any Person or Property acquired in such Acquisition does not become a Domestic Subsidiary Guarantor or a part of a Domestic Subsidiary Guarantor in an aggregate amount at any time outstanding not to exceed $30,000,000;

(j) Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed $3,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);

(k) Investments in the form of Restricted Payments permitted pursuant to Section 9.6;

(l) Guarantees permitted pursuant to Section 9.1;

(m) purchases of shares of Equity Interests of ADVA in furtherance of the Business Combination Agreement;

(n) non-cash consideration received in connection with Asset Dispositions expressly permitted by Section 9.5;

(o) Investments of Receivables Related Assets (directly or indirectly through the Borrower or its Subsidiaries) in Receivables Subsidiaries made in connection with Permitted Receivables Financings;

(p) the purchase of any Permitted Bond Hedge Transaction, the sale of any Permitted Warrant Transaction and the performance by Holdings or any Subsidiary thereof of its obligations under any Permitted Bond Hedge Transaction and/or any Permitted Warrant Transaction; and

(q) Investments not otherwise permitted pursuant to this Section (other than Investments in Non-Guarantor Subsidiaries or Foreign Subsidiary Guarantors) in an aggregate amount not to exceed $75,000,000, in each case, at any time outstanding; provided that, subject to Section 1.10, immediately before and immediately after giving pro forma effect to any such Investments and any Indebtedness incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary contained in Section 9.3 above, during the Covenant Relief Period, (x) no additional Investments not already outstanding on the Second Amendment Effective Date shall be permitted to be incurred under clause (i) of this Section 9.3, (y) Investments made under clause (c)(ii) of this Section 9.3 (subject to the provisions thereof) shall not exceed $5,000,000 and (z) Investments made under clause (q) of this Section 9.3 (subject to the provisions thereof) shall not exceed $10,000,000.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 9.4 Fundamental Changes. Merge, consolidate, amalgamate or consummate any similar combination with (including by division), or consummate any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a) (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated, liquidated, dissolved, wound up or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) ~~or~~, (ii) any Wholly-Owned Subsidiary that is a Domestic Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Domestic Subsidiary Guarantor (provided that when any Domestic Subsidiary Guarantor is merging, amalgamating, liquidating, dissolving, winding up or consolidating with another Subsidiary, such Domestic Subsidiary Guarantor shall be the continuing or surviving entity or the continuing or surviving entity shall become a Domestic Subsidiary Guarantor to the extent required under, and within the time period set forth in Section 8.13, with which the Borrower shall comply in connection with such transaction) or (iii) any Foreign Subsidiary may be merged, amalgamated or consolidated with or into any Foreign Subsidiary (provided that when any Foreign Subsidiary Guarantor is merging, amalgamating, liquidating, dissolving, winding up or consolidating with another Subsidiary, such Foreign Subsidiary Guarantor shall be the continuing or surviving entity or the continuing or surviving entity shall become a Foreign Subsidiary Guarantor to the extent required under, and within the time period set forth in Section 8.13, with which the Borrower shall comply in connection with such transaction);

(b) (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(c) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up, division or otherwise) to the Borrower or any Domestic Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary or Foreign Subsidiary Guarantor, the consideration for such disposition shall not exceed the fair value of such assets;

(d) (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up, division or otherwise) to any other Non-Guarantor Subsidiary ~~and~~, (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary and (iii) any Foreign Subsidiary Guarantor may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Foreign Subsidiary Guarantor;

(e) Asset Dispositions permitted by Section 9.5 (other than clause (b) thereof);

(f) any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including any Permitted Acquisition permitted pursuant to Section 9.3(i)); provided that (x) in the case of any merger involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (i) a Domestic Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Domestic Subsidiary Guarantor and the Borrower shall comply with Section 8.13 in connection therewith and (y) in the case of any merger involving a Wholly-Owned Subsidiary that is a Foreign Subsidiary, (i) a Foreign Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Foreign Subsidiary Guarantor and the Borrower shall comply with Section 8.13 in connection therewith; and

(g) any Person may merge with or into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 9.3(i); provided that (i) in the case of a merger involving the Borrower or a Domestic Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Domestic Subsidiary Guarantor, (ii) in the case of a merger involving a Foreign Subsidiary Guarantor, the continuing or surviving Person shall be such Foreign Subsidiary Guarantor and (~~ii~~iii ) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower.

SECTION 9.5 Asset Dispositions. Make any Asset Disposition except:

(a) the sale of inventory in the ordinary course of business;

(b) the sale, transfer or other disposition of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4;

(c) (i) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction and (ii) (A) the sale, transfer, conveyance, contribution or other disposition of (in one transaction or in a series of transactions) Receivables Related Assets pursuant to any Permitted Receivables Financing and (B) the sale, transfer, conveyance, contribution or other disposition of (in one transaction or in a series of transactions) Receivables Related Assets prior to their stated due dates in connection with Permitted Receivables Sale Transactions;

(d) the disposition, termination or unwinding of any Hedge Agreement;

(e) dispositions of cash and Cash Equivalents;

(f) Asset Dispositions (i) between or among Domestic Credit Parties, (ii) between or among Foreign Subsidiary Guarantors, (iii) by any Non-Guarantor Subsidiary to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith by the Borrower at the time of such transfer), (iv) by any Foreign Subsidiary Guarantor to any Domestic Credit Party (provided that in connection with any new transfer, such Domestic Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith by the Borrower at the time of such transfer) and (~~iii~~v) by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary;

(g) the sale or other disposition of obsolete, worn-out or surplus assets no longer used or useful in the business of the Borrower or any of its Subsidiaries;

(h) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the business of Holdings and its Subsidiaries;

(i) leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any of its Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property (other than a de minimis amount) or interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(j) Asset Dispositions of property in the form of an Investment permitted pursuant to Section 9.3;

(k) to the extent constituting an Asset Disposition, (i) Liens permitted by Section 9.2 and (ii) Restricted Payments permitted by Section 9.6;

(l) Asset Dispositions in connection with Insurance and Condemnation Events; provided that the requirements of Section 4.4(b) are complied with in connection therewith;

(m) Asset Dispositions made in only one specific Fiscal Year (as selected by the Borrower by giving written notice to the Administrative Agent) during the term of this Agreement; provided that (i) at the time of such Asset Disposition, no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the aggregate fair market value (as determined in good faith by the Borrower) of all property disposed of in reliance on this clause (m) shall not exceed the greater of (A)  $~~150,000,000~~175,000,000; and (B) ten percent (10%) of Consolidated total assets of Holdings and its Subsidiaries during such Fiscal Year; and

(n) Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Asset Disposition is made for fair market value (as determined in good faith by the Borrower) and the consideration received shall be no less than 75% in cash or Cash Equivalents, and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (n) shall not exceed five percent (5%) of Consolidated total assets of Holdings and its Subsidiaries in any Fiscal Year.

SECTION 9.6 Restricted Payments. Declare or make any Restricted Payments; provided that:

(a) Holdings or any of its Subsidiaries may pay dividends in shares of its own Qualified Equity Interests (and in case of a German Subsidiary, such dividends or distributions that are required by mandatory German law);

(b) any Subsidiary of Holdings may make Restricted Payments to Holdings, the Borrower or any Subsidiary Guarantor (and, if applicable, to other holders of its outstanding Qualified Equity Interests on a pro rata basis);

(c) (i) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis);

(d) the Borrower may declare and make (and each Subsidiary of the Borrower or ADVA, as applicable may declare and make to enable the Borrower or ADVA, as applicable, to do the same) Restricted Payments to Holdings, so that Holdings may, and Holdings shall be permitted to (i) pay any Taxes which are due and payable by the Credit Parties as part of a Consolidated group and (ii) pay corporate operating (including directors fees and expenses) and overhead expenses (including rent, utilities and salary) in the ordinary course of business and fees and expenses of attorneys, accountants, appraisers and the like;

(e) Holdings, the Borrower or any Subsidiary of Holdings may pay any put options required pursuant to § 5 of the DPLTA;

(f) so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower is in compliance on a Pro Forma Basis with the financial covenants set forth in Section 9.12, Holdings may make additional Restricted Payments in an aggregate amount in any Fiscal Year not to exceed, together with all Restricted Junior Indebtedness Payments made pursuant to Section 9.9(b)(v) during such Fiscal Year, $50,000,000; provided that if any portion of the Delayed Draw Term Loan has been drawn and remains outstanding, such $50,000,000 amount shall be reduced to $30,000,000 during such period;

(g) Holdings may make voluntary repurchases of shares of Equity Interests of ADVA so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower is in compliance on a Pro Forma Basis with the financial covenants set forth in Section 9.12, (iii) the Consolidated Total Net Leverage Ratio, as of the most recently completed Reference Period, calculated on a Pro Forma Basis after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith, does not exceed 3.25 to 1.00, (iv) the Borrower is not in a Springing Covenant Period and (v) no amount of the Delayed Draw Term Loan remains outstanding;

(h) Holdings or a Subsidiary thereof, as applicable, may make Permitted Equity Derivative Payments in connection with any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, as applicable; and

(i) the Borrower may make distributions to Holdings in the amount necessary for Holdings to make any Permitted Convertible Indebtedness Payment or Permitted Equity Derivative Payment.

Notwithstanding anything to the contrary contained in Section 9.6 above, during the Covenant Relief Period, no additional Restricted Payments shall be permitted to be made under clause (f), (g), (h) or (i) of this Section 9.6; provided that during the Covenant Relief Period, Holdings shall be permitted to make the Recurring Compensation Payment (as defined in the DPLTA) required pursuant to § 4 of the DPLTA, under clause (f) of the this Section 9.6, subject to compliance with the requirements of such clause (f).

SECTION 9.7 Transactions with Affiliates. Directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees with any Affiliate of Holdings or any of its Subsidiaries, other than:

(i) transactions permitted by Sections 9.1, 9.3, 9.4, 9.5, and 9.6;

(ii) transactions existing on the Closing Date and described on Schedule 9.7;

(iii) (A) transactions solely among Domestic Credit Parties, (B) transactions solely among Foreign Subsidiary Guarantors and (C) transactions solely among Non-Guarantor Subsidiaries, in each case not prohibited hereunder;

(iv) other transactions in the ordinary course of business on terms at least as favorable to the Credit Parties and their respective Subsidiaries as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body) of Holdings;

(v) employment, severance and other similar compensation arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business;

(vi) transactions contemplated by the Business Combination Agreement including any entry into a domination and profit and loss transfer agreement as contemplated thereby;

(vii) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of Holdings and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and its Subsidiaries; and

(viii) transactions in connection with a Permitted Receivables Financing or Permitted Receivables Sale Transaction.

SECTION 9.8 Accounting Changes; Organizational Documents.

(a) Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

(b) Amend, modify or change its Organizational Documents in any manner materially adverse to the rights or interests of the Lenders.

SECTION 9.9 Payments and Modifications of Junior Indebtedness.

(a) Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Junior Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder or would violate the subordination terms thereof or the subordination agreement applicable thereto.

(b) To the extent that the Term Loan or any Revolving Credit Loan is outstanding, prepay, repay, redeem, purchase, defease or acquire for value (including (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Junior Indebtedness, or make any payment in violation of any subordination terms of any Junior Indebtedness (each, a “Restricted Junior Indebtedness Payment”), except:

(i) Restricted Junior Indebtedness Payments in the form of any Permitted Refinancing Indebtedness permitted by Section 9.1 and in compliance with any subordination provisions thereof or the subordination agreement applicable thereto;

(ii) Restricted Junior Indebtedness Payments made solely with the proceeds of Qualified Equity Interests or any capital contribution in respect of Qualified Equity Interests of Holdings, so long as immediately before and after giving effect to any such payment or prepayment, no Default or Event of Default then exists;

(iii) (A) Restricted Junior Indebtedness Payments as a result of the conversion of all or any portion of such Junior Indebtedness into Qualified Equity Interests of Holdings, (B) customary AHYDO catch-up payments and (C) payments of interest in respect of Junior Indebtedness in the form of payment in kind interest constituting Indebtedness permitted pursuant to Section 9.1;

(iv) the payment of interest, expenses and indemnities in respect of Junior Indebtedness (except to the extent prohibited by the subordination terms thereof or the subordination agreement applicable thereto);

(v) so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Borrower is in compliance on a Pro Forma Basis with the financial covenants set forth in Section 9.12, additional Restricted Junior Indebtedness Payments in an aggregate amount in any Fiscal Year not to exceed, together with all Restricted Payments made pursuant to Section 9.6(f) during such Fiscal Year, $50,000,000; provided that if any portion of the Delayed Draw Term Loan has been drawn and remains outstanding, such $50,000,000 amount shall be reduced to $30,000,000 during such period; and

(vi) (A) the payment upon maturity (or otherwise required pursuant to customary prepayment, redemption, repurchase or defeasance obligations in connection with a change of control, fundamental change or asset sale) of any Permitted Convertible Indebtedness and (B) the (1) conversion or exchange of any Permitted Convertible Indebtedness in accordance with its terms into or for shares of Qualified Equity Interests of Holdings and the payment of cash in lieu of fractional shares of Holdings’ Qualified Equity Interests deliverable upon any such conversion or exchange or (2) delivery of cash in connection with any conversion or exchange of any Permitted Convertible Indebtedness in an aggregate amount since the date of the indenture governing such Permitted Convertible Indebtedness not to exceed the sum of (x) the principal amount of such Permitted Convertible Indebtedness and accrued interest thereon and (y) the amount of any payments required to be made to Holdings or any of its Subsidiaries upon the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the settlement date for the exchange or conversion of such Permitted Convertible Indebtedness.

Notwithstanding anything to the contrary contained in Section 9.9 above, during the Covenant Relief Period, no additional Restricted Junior Indebtedness Payments shall be permitted to be made under clause (b)(v) or clause (b)(vi) of this Section 9.9.

SECTION 9.10 No Further Negative Pledges; Restrictive Agreements.

(a) Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Sections 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), 9.1(e) (to the extent such restriction existing at time of acquisition and not entered into in contemplation thereof and do not restrict the Liens of the Administrative Agent on the Collateral), 9.1(i) (provided that any such restriction contained therein relates only to the asset or assets covered thereby and do not restrict the Liens of the Administrative Agent on the Collateral), 9.1(m) (provided that any such restriction contained therein relates only to the assets of the applicable Non-Guarantor Subsidiary and do not restrict the Liens of the Administrative Agent on the Collateral) or 9.1(p) or 9.1(q) (provided that, in each case, any such restriction contained therein do not restrict the Liens of the Administrative Agent on the Collateral), (iii) customary restrictions contained in the organizational documents of any Non-Guarantor Subsidiary as of the Closing Date and (iv) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).

(b) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law and (C) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(m) (to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (as determined in good faith by the Borrower)).

(c) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Sections 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), 9.1(e) (to the extent such restriction existing at time of acquisition and not entered into in contemplation thereof and do not restrict the obligations of Holdings and its Subsidiaries under Section 8.13), 9.1(i) (provided that any such restriction contained therein relates only to the asset or assets covered thereby and do not restrict the obligations of Holdings and its Subsidiaries under Section 8.13) or 9.1(m) (provided that any such restriction contained therein relates only to the assets of the applicable Non-Guarantor Subsidiary and do not restrict the obligations of Holdings and its Subsidiaries under Section 8.13), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 9.11 Nature of Business. (a) Engage in any business other than (i) the businesses conducted by the Borrower and its Subsidiaries as of the Closing Date and businesses and business activities reasonably related, complementary or ancillary thereto or that are reasonable extensions thereof, (ii) the issuance of Permitted Convertible Indebtedness (and any Permitted Refinancing thereof), (iii) the entry into any Permitted Bond Hedge Transaction or Permitted Warrant Transaction and (iv) activities necessary or reasonably advisable for or incidental to the issuance of Permitted Convertible Indebtedness (and any Permitted Refinancing thereof) or the entry into any Permitted Bond Hedge Transaction or Permitted Warrant Transaction or (b) permit Holdings to (i) hold any assets other than (A) the Equity Interests of the Borrower and ADVA ~~(or the ADVA Parent, as applicable),~~, (B) assets, properties or rights that are not capable of being sold, assigned, transferred or conveyed to the Borrower without the consent of any other Person, or if such assignment or attempted assignment would constitute a breach thereof, or a violation of any Applicable Law, (C) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of Holdings, (D) minute books and other corporate books and records of Holdings, (E) any Permitted Bond Hedge Transaction and (F) other miscellaneous non-material assets; (ii) have any liabilities other than (A) the liabilities under the Loan Documents, (B) tax liabilities arising in the ordinary course of business, (C) corporate, administrative and operating expenses in the ordinary course of business, (D) liabilities under any contracts or agreements described in (i)(B) above, (E) Indebtedness incurred under Section 9.1(p) and Section 9.1(r) subject to the requirements set forth in such Sections and (F) any Permitted Warrant Transaction; or (iii) engage in any activities or business other than (A) issuing shares of its own Qualified Equity Interests, (B) holding the assets and incurring the liabilities described in this Section 9.11 and activities incidental and related thereto, (C) making payments, dividends, distributions, issuances or other activities permitted pursuant to Sections 9.6 or 9.7 or (D) the issuance of Permitted Convertible Indebtedness (and any Permitted Refinancing thereof), the entry into any Permitted Bond Hedge Transaction or Permitted Warrant Transaction and activities necessary or reasonably advisable for or incidental to the issuance of Permitted Convertible Indebtedness (and any Permitted Refinancing thereof) and the entry into any Permitted Bond Hedge Transaction or Permitted Warrant Transaction.

SECTION 9.12 Financial Covenants.

(a) Consolidated Total Net Leverage Ratio. As of the last day of any fiscal quarter, commencing with the fiscal quarter ended December 31, 2023, permit the Consolidated Total Net Leverage Ratio to be greater than 5.00 to 1.00.

(b) ~~(a)~~ Consolidated ~~Total~~Senior Secured Net Leverage Ratio. As of the last day of any fiscal quarter, commencing with the fiscal quarter ended December 31, 2023, ending during the periods specified below, permit the Consolidated ~~Total~~Senior Secured Net Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
~~Closing Date through~~ December 31, 2023 through and including March 31, 2024	3.25 to 1.00
~~March 31, 2025 and thereafter~~April 1, 2024 through and including June 30, 2024	~~3.00~~3.50 to 1.00
July 1, 2024 and thereafter	3.25 to 1.00

provided, that at any time during a Springing Covenant Period, the Credit Parties will not, and will not permit any of their respective Subsidiaries to permit the Consolidated Senior Secured Net Leverage Ratio, as of the last day of any fiscal quarter ending during the periods specified below, to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
first fiscal quarter ending after a Springing Covenant Event	4.00 to 1.00
second fiscal quarter ending after a Springing Covenant Event	3.75 to 1.00
third fiscal quarter ending after a Springing Covenant Event through the fourth fiscal quarter ending after a Springing Covenant Event	3.50 to 1.00

Notwithstanding the foregoing,

(i) ~~provided that,~~ if Holdings or any of its Subsidiaries incurs unsecured Indebtedness under Section 9.1(p) or Section 9.1(r) in excess of $50,000,000 in connection with a transaction that is a Springing Covenant Event or during a Springing Covenant Period, then the maximum Consolidated ~~Total~~Senior Secured Net Leverage Ratio shall be, or shall automatically step ~~up~~down to ~~5.00~~, 3.50 to 1.00~~, and thereafter~~ at the time of such incurrence. For the avoidance of doubt, the maximum Consolidated ~~Total~~Senior Secured Net Leverage Ratio ~~as of the last day of any fiscal quarter ending~~at any time after the end of a Springing Covenant Period shall be the maximum ratio set forth for the periods specified in the first table ~~above~~in this Section 9.12(b).

(ii) ~~Notwithstanding the foregoing, commencing with the later to occur of (A) the first fiscal quarter following the end of~~ at any time other than during (A) a Springing Covenant Period ~~and~~or (B) the ~~fiscal quarter ending March 31, 2025~~Covenant Relief Period, in connection with any Permitted Acquisition having aggregate cash consideration (including cash, Cash Equivalents and other deferred payment obligations) in excess of $150,000,000, the Borrower may, at its election, in connection with such Permitted Acquisition and upon prior written notice to the Administrative Agent, increase the required Consolidated ~~Total~~Senior Secured Net Leverage Ratio pursuant to this Section 9.12(~~a~~b) by 0.50 to 1.00 (each, a “Leverage Ratio Increase”), which such Leverage Ratio Increase shall be applicable (~~i~~I) with respect to a Permitted Acquisition that is not a Limited Condition Acquisition, for the fiscal quarter in which such Permitted Acquisition is consummated and the three (3) consecutive quarterly test periods thereafter or (~~ii~~II ) with respect to a Permitted Acquisition that is a Limited Condition Acquisition, for purposes of determining compliance on a Pro Forma Basis with this Section 9.12(~~a~~b) on the LCA Test Date, for the fiscal quarter in which such Permitted Acquisition is consummated and for the three (3) consecutive quarterly test periods after which such Permitted Acquisition is consummated; provided that (x) any such Leverage Ratio Increase shall apply solely with respect to compliance with this Section  9.12(~~a~~b ) and any determination of the Consolidated ~~Total~~Senior Secured Net Leverage Ratio for purposes of the definition of Permitted

Acquisition and shall not apply to any other incurrence test set forth in this Agreement, (y) there shall be at least two (2) full fiscal quarters following the cessation of each such Leverage Ratio Increase during which no Leverage Ratio Increase shall then be in effect and (z) the Borrower may not utilize the Leverage Ratio Increase more than two (2) times during the term of this Agreement.

~~(b) Consolidated Senior Secured Net Leverage Ratio. During a Springing Covenant Period, as of the last day of any fiscal quarter ending during the periods specified below, permit the Consolidated Senior Secured Net Leverage Ratio to be greater than the corresponding ratio set forth below:~~

~~Period~~	~~Maximum Ratio~~
~~first fiscal quarter ending after a Springing Covenant Event~~	~~4.00 to 1.00~~
~~second fiscal quarter ending after a Springing Covenant Event~~	~~3.75 to 1.00~~
~~third fiscal quarter ending after a Springing Covenant Event through the fourth fiscal quarter ending after a Springing Covenant Event~~	~~3.50 to 1.00~~

~~Notwithstanding the foregoing, if Holdings or any of its Subsidiaries incurs unsecured Indebtedness under Section 9.1(p) or Section 9.1(r) in excess of $50,000,000 in connection with a transaction that is a Springing Covenant Event or during a Springing Covenant Period, then the maximum Consolidated Senior Secured Net Leverage Ratio shall be, or shall automatically step down to, 3.50 to 1.00 at the time of such incurrence.~~

(c) Consolidated Fixed Charge Coverage Ratio. As of the last day of any fiscal quarter, commencing with the fiscal quarter ended December 31, 2023, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.25 to 1.00.

(d) Unrestricted Cash and Cash Equivalents (Springing Covenant Period). During a Springing Covenant Period, as of the last day of any fiscal quarter, permit (i) Unrestricted Cash and Cash Equivalents of Holdings and its Subsidiaries to be less than $75,000,000 and (ii) Unrestricted Cash and Cash Equivalents of the Credit Parties to be less than $50,000,000.

(e) ~~(d)~~ Unrestricted Cash and Cash Equivalents~~. At all times during a Springing~~ (Covenant Relief Period). During the Covenant Relief Period, ~~permit~~as of the last day of any fiscal quarter, permit (i) Unrestricted Cash and Cash Equivalents of Holdings and its Subsidiaries to be less than $75,000,000 and (ii) Unrestricted Cash and Cash Equivalents of the Credit Parties to be less than $50,000,000.

ARTICLE X

DEFAULT AND REMEDIES

SECTION 10.1 Events of Default. Each of the following shall constitute an Event of Default:

(a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower or any other Credit Party shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise) and in the Currency required hereunder or fail to provide Cash Collateral pursuant to Section 2.4(b), Section 2.5(b), Section 3.1, Section 5.14 or Section 5.15(a)(v) in the Currency required hereunder.

(b) Other Payment Default. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) and in the Currency required hereunder of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.

(c) Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d) Default in Performance of Certain Covenants. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 8.3(a), 8.4, 8.13, 8.14, 8.15 or 8.17 or Article IX.

(e) Default in Performance of Other Covenants and Conditions. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in (i) Sections 8.1 or 8.2(a) and such default shall continue for a period of ten (10) days and (ii) this Agreement (other than as specifically provided for in clause (i) or any other clause of this Section 10.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (x) the Administrative Agent’s delivery of written notice thereof to the Borrower and (y) a Responsible Officer of any Credit Party having obtained knowledge thereof.

(f) Indebtedness Cross-Default. Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to (A) become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired) (other than (x) any event that permits holders of any Permitted Convertible Indebtedness to convert or exchange such Indebtedness or (y) the conversion or exchange of any Permitted Convertible Indebtedness, in either case, into common stock of Holdings (or other securities or property following a merger event, reclassification or other change of the common stock of Holdings), cash or a combination thereof) or (B) be cash collateralized; provided that none of the following shall constitute an Event of Default: (I) any redemption, repurchase, exchange, conversion or settlement with respect to any Permitted Convertible Indebtedness (or the occurrence of an event or condition that allows for, or requires, settlement of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction before the expiration date thereof) or satisfaction of any condition giving rise to or permitting the foregoing in accordance with the terms thereof, unless such redemption, repurchase, exchange, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or, (II) any early payment requirement or unwinding or termination with respect to any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof, so long as, in any such case, neither Holdings nor any of its Subsidiaries is the “defaulting party” (or substantially equivalent term, but, for the avoidance of doubt, the term “affected party” shall not be considered a “substantially equivalent term”) under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, as applicable, or (III) the coming due of any secured Indebtedness as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness.

(g) Change in Control. Any Change in Control shall occur.

(h) Voluntary Bankruptcy Proceeding. Any Credit Party or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, Controller, administrator or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, ~~or~~ (vii) in respect of any Credit Party or Subsidiary thereof organized and existing under the laws of Australia (or any of its jurisdictions), is presumed to be insolvent within the meaning of the Australian Corporations Act, or (viii) take any corporate action for the purpose of authorizing any of the foregoing.

(i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, Controller, administrator, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding under such Debtor Relief Laws shall be entered.

(j) Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason (other than as a result of an action or omission on the part of the Administrative Agent) cease to be valid and binding on any Credit Party or any Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby having, in the aggregate, a value in excess of $1,000,000, in each case other than in accordance with the express terms hereof or thereof.

(k) ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (ii) a Termination Event or (iii) any Credit Party or any ERISA Affiliate makes a complete or partial withdrawal from any Multiemployer Plan and the Multiemployer Plan notifies such Credit Party or ERISA Affiliate that such entity has incurred a withdrawal liability requiring payments in an amount that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(l) Judgment. One or more judgments, orders or decrees shall be entered against any Credit Party or any Subsidiary thereof by any court and continues without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof and such judgments, orders or decrees (i) in the case of the payment of money, are individually or in the aggregate (to the extent not paid or covered by insurance as to which the relevant insurance company has acknowledged the claim and has not disputed coverage), in excess of the Threshold Amount or (ii) in the case of injunctive or other non-monetary relief, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 10.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a) Acceleration; Termination of Credit Facility. Terminate the Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, demand that the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the Minimum Collateral Amount of the aggregate then undrawn and unexpired amount of such Letter of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations in accordance with Section 10.4. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

(c) General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; Etc.

(a) The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.4 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall, subject to the provisions of Sections 5.14 and 5.15, be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees (other than Commitment Fees and Letter of Credit fees payable to the Revolving Credit Lenders), indemnities and other amounts (other than principal and interest) payable to the Lenders, the Issuing Lenders and the Swingline Lender under the Loan Documents, including attorney fees, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Commitment Fees, Letter of Credit fees payable to the Revolving Credit Lenders and interest on the Loans and Reimbursement Obligations, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and Secured Hedge Obligations and Secured Cash Management Obligations and Secured Bilateral Letter of Credit Obligations then owing and to Cash Collateralize any L/C Obligations then outstanding, ratably among the holders of such obligations in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Cash Management Obligations, Secured Hedge Obligations and Secured Bilateral Letter of Credit Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable holders thereof following such acceleration or exercise of remedies under the Loan Documents and at least three (3) Business Days prior to the application of the proceeds thereof. Each holder of Secured Cash Management Obligations or Secured Hedge Obligations that, in either case, is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.

SECTION 10.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, Controller, administrator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.

SECTION 10.6 Credit Bidding.

(a) The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the direction of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.2.

(b) Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE XI

THE ADMINISTRATIVE AGENT, ETC.

SECTION 11.1 Appointment and Authority.

(a) Each of the Lenders and each Issuing Lender hereby irrevocably appoints, designates and authorizes Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Sections 11.6 and 11.9 the provisions of this Article are solely for the benefit of the Administrative Agent, the Arrangers, the Sustainability Structuring Agent, the Lenders, the Issuing Lenders and their respective Related Parties, and neither Holdings nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. Each of the Lenders hereby releases the Administrative Agent to the extent possible from any restrictions on representing several persons and self-dealing applicable to it under any Applicable Law, in particular pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). The Administrative Agent shall, to the extent possible, have the authority to grant an exemption from the restrictions imposed by Section 181 of the German Civil Code

(Bürgerliches Gesetzbuch) to any sub-agent. Any Lender prevented by Applicable Law or its constitutional documents from granting the release from the restrictions under Section 181 German Civil Code shall notify the Administrative Agent in writing without undue delay.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including each holder of Secured Hedge Obligations and Secured Cash Management Obligations and the Bilateral L/C Issuer) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article and Article XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(d) Without limiting any other rights under this Agreement, in relation to the Security Documents governed by German law (each, a “German Collateral Document”) the following shall apply:

(i) The Administrative Agent is authorized to:

(A) hold and administer and, as the case may be, release and (subject to it having become enforceable) realize:

(1) any security interest granted under any German Collateral Document (each, a “German Security Interest”) that is constituted by way of a transfer of title or assignment by way of security (Sicherungseigentum/Sicherungsabtretung) or by way of any other non-accessory security right (nicht akzessorische Sicherheit); and

(2) any proceeds of such German Security Interest, as trustee in its own name but for the benefit of all Secured Parties (each, a “German Secured Party”) that have the benefit of such security interest in accordance with this Agreement and the respective German Collateral Document;

(B) administer and, as the case may be, release and (subject to it having become enforceable) realize any German Security Interest that is created in favor of the Administrative Agent or the German Secured Parties (or any of them) by way of a pledge (Verpfändung) or any other German law accessory security right (akzessorische Sicherheit); and

(C) if and when acting in its capacity as creditor of the Parallel Debt, hold and administer and, as the case may be, release and (subject to it having become enforceable) realize:

(1) any German Security Interest that is created in favor of the Administrative Agent as creditor of the Parallel Debt by way of a pledge (Verpfändung) or any other German law accessory security right (akzessorische Sicherheit);

(2) any proceeds of such German Security Interest; and

(3) the benefit of this paragraph (C) and of the Parallel Debt,

as creditor in its own right but for the benefit of the German Secured Parties in accordance with this Agreement.

(ii) Each German Secured Party (other than the Administrative Agent), by accepting the benefits of this Agreement, is deemed to ratify and approve all acts done by the Administrative Agent on such German Secured Party’s behalf before execution of this Agreement, or the relevant German Secured Party’s accession to this Agreement, as the case may be, including, for the avoidance of doubt, the declarations made by the Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any German Secured Party in respect of any German Collateral Document.

(iii) The Administrative Agent shall (at the expense of the relevant Credit Party in accordance with Section 12.3), and is hereby authorized by each of the German Secured Parties to, upon receipt of any certification required to be delivered to it pursuant to any provisions of this Agreement or of any Security Document, execute on behalf of itself and each other German Secured Party, without the need for any further referral to, or authority from, any other person, all necessary releases or confirmations of any security created under the German Collateral Documents that are reasonably requested and delivered to it by the relevant Credit Party. The Administrative Agent and each of the German Secured Parties hereby agree that, in relation to the German Collateral Documents, no German Secured Party shall exercise any independent power to enforce any German Security Interest or take any other action in relation to the enforcement of the German Security Interests, or make or receive any declarations in relation thereto.

(iv) Each German Secured Party hereby irrevocably instructs and authorizes the Administrative Agent (with the right of sub-delegation) to act on its behalf and, if required under any applicable law or if otherwise appropriate, in its name and on its behalf in connection with the preparation, execution and delivery of the German Collateral Documents, the perfection and monitoring of the German Collateral Documents and the rescission, release or amendment of the German Collateral Documents, and to enter into any documents evidencing German Security Interests and to make and accept all declarations and take all actions that may be necessary or useful in connection with any German Security Interest on behalf of such German Secured Party. The Administrative Agent is hereby authorized by each German Secured Party to make all statements necessary or appropriate in connection with the foregoing. The Administrative Agent shall further be entitled to rescind, release, amend or execute, on behalf of each German Secured Party, any additional documents securing the German Security Interest.

(v) At the request of the Administrative Agent, each German Secured Party shall provide the Administrative Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on its behalf.

(vi) Each German Secured Party hereby releases the Administrative Agent from the restrictions pursuant to section 181 of the German Civil Code and similar restrictions under any applicable law, in each case to the extent legally possible for the German Secured Parties. If any German Secured Party is prevented by applicable law or its constitutional documents from granting the release from the restrictions pursuant to section 181 German Civil Code it shall notify the Administrative Agent without undue delay.

(e) For the purposes of any Liens or Collateral created under the UK Security Documents, the following additional provisions shall apply, in addition to the provisions set out in Article 11 or otherwise hereunder.

(i) In this Section 11.1(e), the following expressions have the following meanings:

“Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Credit Party or its assets.

“Charged Property” means the assets of the Credit Parties subject to a security interest under the UK Security Documents.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Administrative Agent (in its capacity as security trustee).

(ii) The Secured Parties appoint the Administrative Agent to hold the security interests constituted by the UK Security Documents on trust for the Secured Parties on the terms of the Loan Documents and the Administrative Agent accepts that appointment.

(iii) The Administrative Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (A) its activities under the Loan Documents; and (B) its engagement in any kind of banking or other business with any Credit Party.

(iv) Nothing in this Agreement constitutes the Administrative Agent as a trustee or fiduciary of, nor shall the Administrative Agent have any duty or responsibility to, any Credit Party.

(v) The Administrative Agent shall have no duties or obligations to any other Person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.

(vi) The Administrative Agent may appoint one or more Delegates on such terms (which may include the power to sub-delegate) and subject to such conditions as it thinks fit, to exercise and perform all or any of the duties, rights, powers and discretions vested in it by the UK Security Documents and shall not be obliged to supervise any Delegate or be responsible to any person for any loss incurred by reason of any act, omission, misconduct or default on the part of any Delegate.

(vii) The Administrative Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any Person to act jointly with the Administrative Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Agent by the UK Security Documents as may be conferred by the instrument of appointment of that Person.

(viii) The Administrative Agent shall notify the Lenders of the appointment of each Appointee (other than a Delegate).

(ix) The Administrative Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs and expenses shall be treated, for the purposes of this Agreement, as paid or incurred by the Administrative Agent.

(x) Each Delegate and each Appointee shall have every benefit, right, power and discretion and the benefit of every exculpation (together “Rights”) of the Administrative Agent (in its capacity as security trustee) under the UK Security Documents, and each reference to the Administrative Agent (where the context requires that such reference is to the Administrative Agent in its capacity as security trustee) in the provisions of the UK Security Documents which confer Rights shall be deemed to include a reference to each Delegate and each Appointee.

(xi) Each Secured Party confirms its approval of the UK Security Documents and authorizes and instructs the Agent: (A) to execute and deliver the UK Security Documents; (B) to exercise the rights, powers and discretions given to the Administrative Agent (in its capacity as security trustee) under or in connection with the UK Security Documents together with any other incidental rights, powers and discretions; and (C) to give any authorizations and confirmations to be given by the Administrative Agent (in its capacity as security trustee) on behalf of the Secured Parties under the UK Security Documents.

(xii) The Administrative Agent may accept without inquiry the title (if any) which any person may have to the Charged Property.

(xiii) Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a UK Security Document and accordingly authorizes: (A) the Administrative Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (B) the Land Registry (or other relevant registry) to register the Administrative Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(xiv) Except to the extent that a UK Security Document otherwise requires, any moneys which the Administrative Agent receives under or pursuant to a UK Security Document may be: (a) invested in any investments which the Administrative Agent selects and which are authorized by Applicable Law; or (b) placed on deposit at any bank or institution (including the Administrative Agent) on terms that the Administrative Agent thinks fit, in each case in the name or under the control of the Administrative Agent, and the Administrative Agent shall hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and shall pay them to the Lenders on demand.

(xv) On a disposal of any of the Charged Property which is permitted under the Loan Documents, the Administrative Agent shall (at the cost of the Credit Parties) execute any release of the UK Security Documents or other claim over that Charged Property and issue any certificates of non-crystallisation of floating charges that may be required or take any other action that the Administrative Agent considers desirable.

(xvi) The Administrative Agent shall not be liable for:

(A) any defect in or failure of the title (if any) which any Person may have to any assets over which security is intended to be created by a UK Security Document;

(B) any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a UK Security Document;

(C) the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or

(D) any shortfall which arises on enforcing a UK Security Document.

(xvii) The Administrative Agent shall not be obligated to:

(A) obtain any authorization or environmental permit in respect of any of the Charged Property or a UK Security Document;

(B) hold in its own possession a UK Security Document, title deed or other document relating to the Charged Property or a UK Security Document;

(C) perfect, protect, register, make any filing or give any notice in respect of a UK Security Document (or the order of ranking of a UK Security Document), unless that failure arises directly from its own gross negligence or willful misconduct; or

(D) require any further assurances in relation to a UK Security Document.

(xviii) In respect of any UK Security Document, the Administrative Agent shall not be obligated to: (A) insure, or require any other person to insure, the Charged Property; or (B) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Charged Property.

(xix) In respect of any UK Security Document, the Administrative Agent shall not have any obligation or duty to any person for any loss suffered as a result of: (A) the lack or inadequacy of any insurance; or (B) the failure of the Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless the Required Lenders have requested it to do so in writing and the Administrative Agent has failed to do so within fourteen (14) days after receipt of that request.

(xx) Every appointment of a successor Administrative Agent under a UK Security Document shall be by deed.

(xxi) Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Administrative Agent in relation to the trusts constituted by this Agreement.

(xxii) In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK).

(xxiii) The perpetuity period under the rule against perpetuities if applicable to this Agreement and any UK Security Document shall be 125 years from the date of this Agreement.

SECTION 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 11.3 Exculpatory Provisions.

(a) The Administrative Agent, the Arrangers, the Sustainability Structuring Agent and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Arrangers, the Sustainability Structuring Agent and their respective Related Parties:

(i) shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any Issuing Lender or any other Person, any credit or other information relating concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of Holdings or any of its Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent, the Arrangers, the Sustainability Structuring Agent or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement; and

(iv) shall not be required to account to any Lender or any Issuing Lender for any sum or profit received by the Administrative Agent for its own account.

(b) The Administrative Agent, the Arrangers, the Sustainability Structuring Agent and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.

(c) The Administrative Agent, the Arrangers, the Sustainability Structuring Agent and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 11.4 Reliance. Each of the Administrative Agent and the Sustainability Structuring Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any certification pursuant to Section 11.9. Each of the Administrative Agent and the Sustainability Structuring Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each of the Administrative Agent and the Sustainability Structuring Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender or Issuing Lender that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Lender or Issuing Lender hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Lender or that is to be acceptable or satisfactory to such Lender or Issuing Lender.

SECTION 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 11.6 Resignation.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not to be required if a Specified Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and consented to by the Borrower (if such consent is required hereby) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint and the Borrower consents to (if such consent is required hereby) a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal, including, without limitation, any actions taken with respect to acting as collateral agent or otherwise holding any Collateral on behalf of any of the Secured Parties or in respect of any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent.

(d) Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

(e) The Sustainability Structuring Agent may at any time give notice of its resignation to the Administrative Agent, the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Borrower shall have the right, with the consent of the Required Lenders, to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as a sustainability structuring agent (or the equivalent) on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Borrower and consented to by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Sustainability Structuring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Sustainability Structuring Agent Resignation Effective Date”), then the retiring Sustainability Structuring Agent may (but shall not be obligated to), on behalf of the Administrative Agent, the Lenders and the Issuing Lenders, appoint a successor Sustainability Structuring Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Sustainability Structuring Agent Resignation Effective Date.

(f) With effect from the Sustainability Structuring Agent Resignation Effective Date, (i) the retiring Sustainability Structuring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring Sustainability Structuring Agent, all communications and determinations provided to be made by, to or through the Sustainability Structuring Agent shall instead be made by or to the

Administrative Agent, or in the event Section 10.6(c) is applicable, each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint and the Borrower consents to (if such consent is required hereby) a successor Sustainability Structuring Agent as provided for above. Upon the acceptance of a successor’s appointment as Sustainability Structuring Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Sustainability Structuring Agent (other than any rights to indemnity payments or other amounts owed to the retiring Sustainability Structuring Agent as of the Sustainability Structuring Agent Resignation Effective Date), and the retiring Sustainability Structuring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Sustainability Structuring Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Sustainability Structuring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring Sustainability Structuring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Sustainability Structuring Agent was acting as Sustainability Structuring Agent or relating to its duties as Sustainability Structuring Agent that are carried out following its retirement.

SECTION 11.7 Non-Reliance. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent, the Arrangers, the Sustainability Structuring Agent or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Arranger, the Sustainability Structuring Agent or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of Holdings and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Arrangers, the Sustainability Structuring Agent or any of their respective Related Parties to any Lender, any Issuing Lender or any other Secured Party as to any matter, including whether the Administrative Agent, any Arranger, the Sustainability Structuring Agent or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each Issuing Lender expressly acknowledges, represents and warrants to the Administrative Agent, the Sustainability Structuring Agent and the Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, the Arrangers, the Sustainability Structuring Agent, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of Holdings and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the Transactions and the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Lender also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, the Arrangers, the Sustainability Structuring Agent or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to Holdings and its Subsidiaries and (ii) it will not assert any claim in contravention of this Section 11.7.

SECTION 11.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Sustainability Structuring Agent, the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.

SECTION 11.9 Collateral and Guaranty Matters.

(a) Each of the Lenders (including in its or any of its Affiliate’s capacities as a holder of Secured Hedge Obligations and Secured Cash Management Obligations or as the Bilateral L/C Issuer) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) Secured Cash Management Obligations or Secured Hedge Obligations or Secured Bilateral Letter of Credit Obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than a Credit Party permitted under the Loan Documents, as certified by the Borrower, or (C) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 12.2; provided that any release of all or substantially all of the Collateral shall be subject to Section 12.2(m);

(ii) to release or subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (A) to the holder of any Lien permitted pursuant to Section 9.2(h) or (B) on any Receivables Related Assets subject to a Permitted Receivables Financing or a Permitted Receivables Sale Transaction; provided that the subordination of all or substantially all of the Collateral shall be subject to Section 12.2(m); and

(iii) to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person (A) ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or (B) becomes an Immaterial Domestic Subsidiary or Immaterial Foreign Subsidiary, as applicable, in each case as certified by the Borrower; provided that the release of Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations shall be subject to Section 12.2(l).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement, pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9 as certified by the Borrower. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5 to a Person other than a Credit Party, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person; provided that (i) such transaction is entered into for a bona fide business purpose (as determined in good faith by the Borrower) and, for the avoidance of doubt, not for the primary purpose of causing such release and (ii) such assets were not transferred to an Affiliate of the Borrower (other than for purposes of a bona fide joint venture arrangement on terms that are not less favorable than arm’s-length terms).

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 11.10 Secured Hedge Obligations and Secured Cash Management Obligations. No holder of any Secured Hedge Obligations or Secured Cash Management Obligations or Secured Bilateral Letter of Credit Obligations that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral), or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guarantee or any Security Document, other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Hedge Obligations, Secured Cash Management Obligations and Secured Bilateral Letter of Credit Obligations.

SECTION 11.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 11.12 Erroneous Payments.

(a) Each Lender, each Issuing Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 11.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in Same Day Funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.9 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 11.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 11.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

ADTRAN, Inc.

901 Explorer Boulevard

Huntsville, Alabama 35806

Attention of: Christopher Toney, Director of Tax and Treasury

Telephone No.: 256-963-8980

Facsimile No.: 256-963-8702

E-mail: chris.toney@adtran.com

If to Wells Fargo, as Administrative Agent:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Telephone No.: (704) 590-2706

Facsimile No.: (844) 879-5899

Email: Agencyservices.requests@wellsfargo.com

With copies to:

Wells Fargo Bank, National Association

1901 6th Avenue North, 4th Floor

MAC W0205-041

Birmingham, AL 35203

Attention of: Misty C. Johnson

Telephone No.: (205) 453-6477

Facsimile No.: (205) 229-2249

E-mail: misty.johnson@wellsfargo.com

If to any Lender:

To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II or III if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above in Section 12.1(a), or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender may change its address or other contact information for notices and other communications hereunder by notice to the other parties hereto. Any Lender may change its address or other contact information for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Lender and the Swingline Lender.

(e) Platform.

(i) Each Credit Party, each Lender and each Issuing Lender agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. Although the Platform is secured pursuant to generally-applicable security procedures and policies implemented or modified by the Administrative Agent and its Related Parties, each of the Lenders, the Issuing Lenders and the Borrower acknowledges and agrees that distribution of information through an electronic means is not necessarily secure in all respects, the Administrative Agent, the Arrangers, the Sustainability Structuring Agent and their respective Related Parties (collectively, the “Agent Parties”) are not responsible for approving or vetting the representatives, designees or contacts of any Lender or Issuing Lender that are provided access to the Platform and that there may be confidentiality and other risks associated with such form of distribution. Each of the Borrower, each Lender and each Issuing Lender party hereto understands and accepts such risks. In no event shall the Agent Parties have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

SECTION 12.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document (including Section 5.8(c)), any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing and approved by the Required Lenders (or in the case of any amendment which directly affects only one Class under the Credit Facility, the Required Facility Lenders, and not the Required Lenders) (or by the Administrative Agent with the consent of the Required Lenders or the Required Facility Lenders, as applicable) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a) amend, modify or waive (i) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans or issuance of Letters of Credit) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, (ii) the amount of the Swingline Commitment or (iii) the amount of the L/C Sublimit, in each case without the written consent of the Required Revolving Credit Lenders;

(b) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or increase the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(c) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal (it being understood that a waiver of a mandatory prepayment under Section 4.4(b) shall only require the consent of the Required Term Loan Lenders), interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clauses (iv) and (viii) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that (i) only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(b) during the continuance of an Event of Default, (ii) only the consent of the Required Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder and (iii) only the consent of the Required Lenders, the Administrative Agent and the Sustainability Structuring Agent shall be necessary to approve an ESG Amendment;

(e) change any provision hereunder (including Section 5.6 or Section 10.4 or any other term of the Loan Documents that would have the effect of changing Section 5.6 or Section 10.4) in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(f) change Section 4.4(b)(vi) (or amend any other term of the Loan Documents that would have the effect of changing Section 4.4(b)(vi)) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(g) except as otherwise permitted by this Section 12.2, change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders,” “Required Revolving Credit Lenders,” “Required Facility Lenders” or “Required Term Loan Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;

(h) amend the definition of “Alternative Currency” or the definition of “Currency” without the written consent of each Revolving Credit Lender;

(i) impose any greater restriction on the ability of any Lender under any Class to assign any of its rights or obligations hereunder without the written consent of the Required Facility Lenders under such Class;

(j) consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender;

(k) subordinate any of the Obligations in right of payment or otherwise adversely affect the priority of payment of any of such Obligations;

(l) release (i) Holdings, (ii) all of the Subsidiary Guarantors or (iii) Subsidiary Guarantors comprising all or substantially all of the credit support for the Secured Obligations, in any case, from the Guaranty Agreement~~,~~ without the written consent of each Lender; or

(m) release or subordinate all or substantially all of the Collateral or release or subordinate any Security Document (or any Lien created thereby) which would have the effect of releasing all or substantially all or subordinating all or substantially all of the Collateral without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Documents relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document or modify Section 12.1(e), Section 12.20 or Article XI hereof; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Sustainability Structuring Agent, affect the rights or duties of the Sustainability Structuring Agent under this Agreement or any other Loan Document or modify Section 5.13; (v) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (vi) each Letter of Credit Document may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Document shall be promptly delivered to the Administrative Agent upon such amendment or waiver, (vii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Credit Parties and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, (viii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision and (ix) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 5.8(c) in accordance with the terms of Section 5.8(c). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the

Commitment of such Lender may not be increased or extended without the consent of such Lender, and (B) any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend or amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents and (y) enter into amendments or modifications to this Agreement (including amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including as applicable, (1) to permit the Incremental Increases to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to include an Incremental Increase, as applicable, in any determination of (i) Required Lenders or Required Revolving Credit Lenders, as applicable or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender and (3) to make amendments to any outstanding tranche of Term Loans to permit any Incremental Term Loan Commitments and Incremental Term Loans to be “fungible” (including for purposes of the Code) with such tranche of Term Loans, including increases in the Applicable Margin or any fees payable to such outstanding tranche of Term Loans or providing such outstanding tranche of Term Loans with the benefit of any call protection or covenants that are applicable to the proposed Incremental Term Loan Commitments or Incremental Term Loans; provided that any such amendments or modifications to such outstanding tranche of Term Loans shall not directly adversely affect the Lenders holding such tranche of Term Loans without their consent.

SECTION 12.3 Expenses; Indemnity.

(a) Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arrangers, the Sustainability Structuring Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, the Sustainability Structuring Agent, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, and shall pay or reimburse any such Indemnified Party for, any and all losses, claims (including any Environmental Claims), penalties, damages, liabilities and related reasonable and documented expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnified Party) incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower or any other Credit Party), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnified Party is a party thereto, or (v) any claim (including any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Arrangers, the Sustainability Structuring Agent, any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Arrangers, the Sustainability Structuring Agent, such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Arrangers, the Sustainability Structuring Agent, such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Arrangers, the Sustainability Structuring Agent, such Issuing Lender or the

Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnified Party referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents, the termination of the Commitments, the termination or expiration of the Letters of Credit, the termination of this Agreement and payment of the obligations hereunder.

SECTION 12.4 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.15 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Arrangers, the Sustainability Structuring Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 12.6 Waiver of Jury Trial. To EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Secured Parties or to any Secured Party directly or the Administrative Agent or any Secured Party receives any payment or proceeds of the Collateral or any Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, Controller or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its (or its applicable Affiliate’s) applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the applicable Overnight Rate from time to time in effect, in the applicable Currency of such payment, payments or proceeds.

SECTION 12.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 12.9 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Arrangers, the Sustainability Structuring Agent, the Related Parties of each of the Administrative Agent, the Arrangers, the Sustainability Structuring Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than (x) $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility or any Delayed Draw Term Loan, unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day and (y) in the case of any assignment in respect of any Incremental Term Loan, such amount as agreed to between in the applicable Incremental Lenders, the Administrative Agent and the Borrower;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Specified Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Credit Facility;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Term Loan Commitments if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment or a Term Loan Commitment, as applicable, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consents of the Issuing Lenders and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) Holdings or any of its Subsidiaries or Affiliates, (B) any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (C) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender, sell participations to any Person (other than a natural Person, (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, each Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.2(b), (c), (d) or (e) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 and Section 12.4 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

SECTION 12.10 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and each Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties in connection with the Credit Facility, this Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to Holdings or any of its Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Administrative Agent’s, such Issuing Lender’s or any Lender’s regulatory compliance policy if the Administrative Agent, such Issuing Lender or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent, such Issuing Lender or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent, such Issuing Lender or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any

Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement and, in each case, their respective financing sources, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) a nationally recognized rating agency that requires access to information regarding Holdings and its Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating Holdings or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Credit Parties, (k) to the extent that such information is independently developed by such Person, (l) to the extent required by an insurance company in connection with providing insurance coverage or providing reimbursement pursuant to this Agreement or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.11 Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 12.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied (other than (a) contingent indemnification obligations not then due and (b) Letters of Credit that have either been Cash Collateralized or as to which arrangements satisfactory to the applicable Issuing Lender have been made), any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 12.13 Survival.

(a) All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent, the Sustainability Structuring Agent and the Lenders against events arising after such termination as well as before.

SECTION 12.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 12.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

SECTION 12.16 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any Issuing Lender, the Swingline Lender, the Sustainability Structuring Agent and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic

Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent, the Sustainability Structuring Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Sustainability Structuring Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 12.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Secured Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized or otherwise satisfied in a manner acceptable to the applicable Issuing Lender) and the Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 12.18 USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.

SECTION 12.19 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.

SECTION 12.20 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Sustainability Structuring Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger, the Sustainability Structuring Agent, or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers, the Sustainability Structuring Agent or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers, the Sustainability Structuring Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Sustainability Structuring Agent or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers, the Sustainability Structuring Agent and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b) Each Credit Party acknowledges and agrees that each Lender, each Arranger, the Sustainability Structuring Agent and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of Holdings, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, such Arranger, the Sustainability Structuring Agent or such Affiliate thereof were not a Lender, the Sustainability Structuring Agent or an Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, any other Arranger, the Sustainability Structuring Agent, Holdings, or any Affiliate of the foregoing. Each Lender, each Arranger, the Sustainability Structuring Agent and any Affiliate thereof may accept fees and other consideration from Holdings or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, the Arranger, the Sustainability Structuring Agent, Holdings or any Affiliate of the foregoing.

SECTION 12.21 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on Holdings or any of its Subsidiaries or further restricts the rights of Holdings or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 12.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 12.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).

SECTION 12.24 Parallel Debt. Each Credit Party irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time). The parties hereto agree that:

(a) a Credit Party’s Parallel Debt is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities;

(b) a Credit Party’s Parallel Debt is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Debt has been irrevocably paid or discharged;

(c) a Credit Party’s Parallel Debt is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of the relevant Credit Party, to the Administrative Agent (even though a Credit Party may owe more than one Corresponding Liability to the Lenders under the Loan Documents) and an independent and separate claim of the Administrative Agent to receive payment of that Parallel Debt (in its capacity as the independent and separate creditor of that Parallel Debt and not as a co-creditor in respect of the Corresponding Liabilities); and

(d) for purposes of this Section 12.24, the Administrative Agent acts in its own name and not as agent, representative or trustee of the Lenders and accordingly holds neither its claim resulting from the Parallel Debt nor any Security Documents securing the Parallel Debt on trust.

As used in this Section 12.24, the following terms have the following meanings:

“Corresponding Liabilities” means all present and future Obligations of a Credit Party under or in connection with this Agreement and the other Loan Documents, but excluding its Parallel Debt.

“Parallel Debt” means the undertaking of the Credit Parties pursuant to this Section 12.24.

SECTION  12.25 ~~SECTION 12.24~~ Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section ~~12.24~~12.25 , the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages omitted]

Annex B

Amended Exhibits F and I to Credit Agreement

Annex C

Domestic Collateral Agreement

See attached.

EXECUTION VERSION

DOMESTIC COLLATERAL AGREEMENT

dated as of July 18, 2022

(as amended by that certain Second Amendment to Credit Agreement dated as of January 16, 2024),

by and among

ADTRAN HOLDINGS, INC.,

as Holdings,

ADTRAN, INC.,

as Borrower,

and

certain ~~of its~~Domestic Subsidiaries of Holdings,

as Grantors,

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

i

(continued)

ii

SCHEDULES:

Schedule 3.3	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number;
Registered Organization Number; Chief Executive Office and other Locations
Schedule 3.5	Chattel Paper
Schedule 3.6	Commercial Tort Claims
Schedule 3.7	Deposit Accounts and Securities Accounts
Schedule 3.8	Intellectual Property
Schedule 3.10	Investment Property and Partnership/LLC Interests
Schedule 3.11	Instruments

iii

DOMESTIC COLLATERAL AGREEMENT (this “Agreement”), dated as of July 18, 2022, by and among ADTRAN, INC., a Delaware corporation (the “Borrower”), ADTRAN HOLDINGS, INC., a Delaware corporation (“Holdings”), certain Domestic Subsidiaries of ~~the Borrower~~Holdings as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Domestic Subsidiaries and Additional Grantors, collectively with Holdings and the Borrower, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.

STATEMENT OF PURPOSE

Pursuant to the Credit Agreement dated as of the date hereof by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.

Pursuant to the terms of the Guaranty Agreement of even date herewith, Holdings and certain Subsidiaries of Holdings who are parties hereto have guaranteed the payment and performance of the Secured Obligations.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Terms Defined in the Uniform Commercial Code.

(a) Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

(b) If any term used herein has a meaning assigned to it in the UCC and such term is defined in Article 9 of the UCC differently than how such term is defined in another Article of the UCC such term shall have the meaning assigned thereto in Article 9 of the UCC.

SECTION 1.2 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Domestic Subsidiary of Holdings that hereafter becomes a Grantor pursuant to Section 7.17.

“Administrative Agent” has the meaning assigned thereto in the Preamble to this Agreement.

“Agreement” has the meaning assigned thereto in the Preamble to this Agreement.

“Borrower” has the meaning assigned thereto in the Preamble to this Agreement.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Collateral Account” has the meaning assigned thereto in Section 5.2.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Controlled Depositary” has the meaning assigned thereto in Section 4.6(a).

“Controlled Intermediary” has the meaning assigned thereto in Section 4.6(b).

“Copyright License” means any written agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.8, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.8 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Credit Agreement” has the meaning assigned thereto in the Statement of Purpose to this Agreement.

“Deposit Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account included as Collateral (other than any Excluded Deposit Account).

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Excluded Assets” means, with respect to any Grantor, the following:

(a) any real property owned by such Grantor (provided that for the avoidance of doubt, that the Huntsville Property shall be subject to the Huntsville Property Mortgage to the extent required by the Credit Agreement);

(b) any leasehold interests in real property leased by such Grantor;

(c) any contract, lease, license or agreement to which such Grantor is a party or any property that is subject to a purchase money Lien or a Capital Lease Obligation permitted under the Loan Documents (any of the foregoing, an “arrangement”), in each case, to the extent that the creation of a Lien on such assets would, under the express terms of such arrangement pursuant to which such Lien is granted (or the document or other arrangement providing for such Capital Lease Obligation) and such arrangement was not entered into in contemplation of this Agreement and the other Loan Documents, result in (i) a breach of the terms of, or constitute a default under, such arrangement, (ii) the abandonment, invalidation or unenforceability of any material right, title or interest of such Grantor therein, (iii) require the consent of a Person other than any Credit Party, its Subsidiaries or any Affiliate thereof which has not been obtained or (iv) create a right of termination in favor of any other party thereto (other than the Credit Parties and their respective Subsidiaries) (in each case, other than to the extent that any such term has been waived or would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other Applicable Law);

(d) any property or asset of such Grantor, to the extent the granting of a Lien therein is prohibited by Applicable Law or would require the consent of any Person, other than any Credit Party, its Subsidiaries or any Affiliate thereof, which has not been obtained (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other Applicable Law);

(e) any United States federal “intent to use” trademark applications to the extent that, and solely during the period that, the grant of a security interest therein would impair the validity or enforceability or render void or result in the cancellation of, any registration issued as a result of such “intent to use” trademark application under Applicable Law; provided that upon the submission and acceptance by the PTO of an amendment to allege or a verified statement of use pursuant to 15 U.S.C. Section 1060, such “intent to use” trademark application shall cease to constitute Excluded Assets;

(f) any Equity Interests of each CFC and CFC Holdco in excess of 65% (or such greater percentage as would not result in material adverse U.S. federal income tax consequences for the Borrower) of the outstanding voting Equity Interests and 100% of the non-voting Equity Interests of each such CFC or CFC Holdco, as applicable;

(g) Vehicles, airplanes or other assets that are subject to certificates of title, except to the extent perfection of a security interest therein may be accomplished by filing of financing statements;

(h) any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person;

(i) any margin stock (as such term is defined or used, directly or indirectly, in Regulation U of the FRB); ~~and~~

(j) any Deposit Accounts described in clauses (a), (b) and (d) of the definition of “Excluded Deposit Account”;

(k) any Securities Account described in clause (a) of the definition of “Excluded Securities Account”; and

(l) ~~(j)~~ any assets of such Grantor where the Administrative Agent and the Borrower determine that the cost of obtaining or perfecting a Lien in such assets is excessive in relation to the value afforded thereby.

Notwithstanding the foregoing, (x) Excluded Assets shall not include the Proceeds, products, substitutions or replacements of any Excluded Assets (except to the extent that such Proceeds, products, substitutions or replacements shall themselves constitute Excluded Assets) and (y) in the event that any limitation, restriction or exclusion under clauses (a) through (j) above cease to exist (or any required consent shall have been obtained), then such Excluded Assets shall immediately and automatically be deemed at all times thereafter constitute Collateral without any further action hereunder.

“Excluded Deposit Account” means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll, payroll taxes, other compensation and wage and benefit programs to employees (including accounts that hold amounts required to be paid in connection with workers compensation claims, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits) or taxes, (b) Deposit Accounts established as trust, escrow or fiduciary accounts, (c) each Deposit Account that is a zero balance accounts to the extent that such Deposit Account sweeps into a Deposit Account that is not an Excluded Deposit Account, (d) Deposit Accounts subject to cash pooling arrangements entered into and managed by Holdings and its Subsidiaries in the ordinary course of business and consistent with past practices to the extent that to the extent the grant of a Lien in such account under this Agreement would be prohibited by, would require consent or approval of a third party with respect to any such cash pooling arrangement, (e) unless the Administrative Agent has requested (in writing) that the applicable Grantor take applicable non-U.S. perfection steps with respect to any such Deposit Account, each Deposit Account located outside of the United States and (f) Deposit Accounts with a balance as of the last day of the most recently ended month (the “Month-End Balance”) that, when aggregated with (x) the Month-End Balance in all other Deposit Accounts for which Deposit Account Control Agreements have not been obtained (other than those specified in clauses (a) through (e) and any Deposit Accounts held with the Administrative Agent) and (y) the Month-End Balance of investments held in Excluded Securities Accounts under clause (c)(x) of the definition thereof for which Securities Account Control Agreements have not been obtained, does not exceed $3,000,000.

“Excluded Perfection Action” means, collectively, (a) any filings or other actions in any jurisdiction outside of the United States or required by the Applicable Law of any jurisdiction outside of the United States (including any execution or delivery of any security or pledge agreement governed by the laws of any jurisdiction outside of the United States) to create or perfect any security interest in assets, including any Intellectual Property registered in any jurisdiction outside of the United States, other than (x) the delivery of stock certificates with respect to pledges of First Tier Foreign Subsidiaries to the extent such First Tier Foreign Subsidiary is required to be pledged as Collateral under the Loan Documents and (y) as reasonably requested by the Administrative Agent, (b) any requirement to obtain bailee waivers, landlord waivers, estoppels or collateral access letters, (c) the execution and delivery of ~~control agreements~~Deposit Account Control Agreements with respect to ~~any~~Excluded Deposit Accounts and Securities Account Control Agreements with respect to Excluded Securities Accounts and (d) any other perfection action as to which the Administrative Agent and the Borrower reasonably determine that the costs of such perfection action with respect to such assets are excessive in relation to the value of the security or other benefit afforded thereby.

“Excluded Securities Account” means, collectively, (a) Securities Accounts established solely for the purpose of funding payroll, payroll taxes, other compensation and wage and benefit programs to employees (including accounts that hold amounts required to be paid in connection with workers compensation claims, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits) or taxes, (b) unless the Administrative Agent has requested (in writing) that the applicable Grantor take applicable non-U.S. perfection steps with respect to any such Securities Account, each Securities Account located outside of the United States and (c) Securities Accounts with a Month-End Balance that, when aggregated with (x) the Month-End Balance of all other Securities Accounts for which Securities Account Control Agreements have not been obtained (other than those specified in clause (a) and (b) and any Securities Accounts held with the Administrative Agent or an Affiliate thereof) and (y) the Month-End Balance of Excluded Deposit Accounts under clause (f)(x) of the definition thereof for which Deposit Account Control Agreements have not been obtained, does not exceed $3,000,000.

“Grantors” has the meaning assigned thereto in the Preamble of this Agreement.

“Intellectual Property” means, collectively, all of the following of any Grantor: (a) all systems software and applications software, all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (b) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, (c) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (d) other licenses to use any of the items described in the foregoing clauses (a), (b), and (c).

“Issuer” means any issuer of any Pledged Equity Interests (including, without limitation, any “Issuer”, as defined in the UCC).

“Partnership/LLC Agreement” means any limited liability company agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests included in the Collateral.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement, membership agreement, limited liability company agreement or operating agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Patent License” means any written agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.8.

“Patents” means collectively, all of the following of any Grantor: (a) all patents, all inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.8, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Pledged Equity Interests” means, any Investment Property and Partnership/LLC Interests included in the Collateral.

“PTO” means the United States Patent and Trademark Office.

“Restricted Securities Collateral” has the meaning assigned thereto in Section 5.3.

“Securities Account Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Securities Account included in the Collateral (other than any Excluded Securities Account).

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for any of the Secured Obligations pursuant to the provisions of any Loan Document.

“Trademark License” means any written agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.8.

“Trademarks” means, collectively, all of the following of any Grantor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, including, without limitation, those listed on Schedule 3.8, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under any Applicable Law and which cannot be perfected under such Applicable Law unless the applicable security interest is noted on the face of the applicable certificate of title, and all tires and all other appurtenances to any of the foregoing.

SECTION 1.3 Other Definitional Provisions.

(a) Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.

(b) The terms of Sections 1.2, 1.6 and 12.14 of the Credit Agreement are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Agreement.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

SECURITY INTEREST

SECTION 2.1 Grant of Security Interest. Each Grantor hereby grants and pledges to the Administrative Agent, for the benefit of itself and the other Secured Parties, a continuing security interest in, all of such Grantor’s right, title and interest in the following property and such Grantor’s power to transfer rights in such property, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, or the power to transfer rights therein, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)	all Accounts;

(b)	all cash and currency;

(c)	all Chattel Paper;

(d)	all Commercial Tort Claims identified on Schedule 3.6;

(e)	all Deposit Accounts;

(f)	all Documents;

(g)	all Equipment;

(h)	all Fixtures;

(i)	all General Intangibles;

(j)	all Instruments;

(k)	all Intellectual Property;

(l)	all Inventory;

(m)	all Investment Property;

(n)	all Letter-of-Credit Rights;

(o)	all Securities Accounts;

(p)	all other Goods not otherwise described above;

(q)	all books and records pertaining to the Collateral; and

(r)        to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing;

provided, that (i) the term “Collateral” shall not include, and no Lien or security interest shall be granted or shall attach to, any Excluded Assets, (ii) the payment and performance of the Secured Obligations shall not be secured by any Secured Hedge Agreement between any Grantor and any Secured Party and (iii) this Agreement shall not be construed as an assignment of any Intellectual Property.

SECTION 2.2 Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) the Administrative Agent and each other Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, and shall not be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.

SECTION 2.3 Security Interest Absolute.

(a) All rights of the Administrative Agent and the other Secured Parties and the Liens and Security Interests hereunder, and all of the Secured Obligations of the Grantors hereunder to the extent permitted by Applicable Law, shall be absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, legality, validity, regularity, enforceability or any future amendment or modification of, or change in, or supplement to, the Credit Agreement, any other Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other agreement, document or instrument to which any Grantor or any of their respective Subsidiaries or Affiliates is or may become a party (including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise);

(ii) any extension or waiver of the time for performance by any Grantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, a Secured Cash Management Agreement or a Secured Hedge Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(iii) the taking and holding of security or collateral for the payment of the Secured Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of any Grantor or any other guarantor to the Administrative Agent or the other Secured Parties;

(iv) the release of anyone who may be liable in any manner for the payment of any amounts owed by any Grantor to the Administrative Agent or any other Secured Party;

(v) any action under or in respect of the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges (including any manner of sale, disposition or any application of any sums by whomever paid or however realized to any Secured Obligations owing by any Grantor to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion);

(vi) the absence of any action to enforce this Agreement, any other Loan Document, any Secured Cash Management Agreement or Secured Hedge Agreement or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Agreement, the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement or Secured Hedge Agreement;

(vii) the existence, value or condition of, or failure to perfect its Lien against, any Collateral or any other security for or guaranty of the Secured Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); and

(viii) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the defense of payment in full).

(b) Each Grantor represents, warrants and agrees that the Secured Obligations and its obligations under this Agreement and the other Loan Documents to which it is a party are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment in full) against the Administrative Agent, the other Secured Parties or any other Grantor whether now existing or which may arise in the future.

(c) Each Grantor hereby agrees and acknowledges that the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement, and all dealings among any of the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Secured Parties to make their respective Extensions of Credit to, and/or to enter into Secured Cash Management Agreements and/or Secured Hedge Agreements, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

SECTION 3.1 Perfected Liens.

(a) Each UCC financing statement naming any Grantor as a debtor and the Administrative Agent as secured party is in appropriate form for filing in the appropriate offices of the states specified on Schedule 3.3 (as such schedule shall be updated from time to time pursuant to Section 4.3) and contains an adequate description of the Collateral for purposes of perfecting a security interest in such Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC. The Security Interests granted pursuant to this Agreement constitute valid and enforceable security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, subject to Permitted Liens.

(b) When the aforementioned financing statements shall have been filed in the offices specified in Schedule 3.3, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor named as debtor in such financing statement in the Collateral described therein, and the power to transfer rights in such Collateral, in each case to the extent that a security interest therein may be perfected by filing pursuant to the UCC prior to all other Liens and rights of others therein, except for Permitted Liens.

(c) When the applicable Grantor shall have delivered any Instruments, Tangible Chattel Paper, money or Certificated Securities (together with an Effective Endorsement and Assignment in the case of Instruments and Certificated Securities) to the Administrative Agent, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in such Instruments, Tangible Chattel Paper, money or Certificated Securities, and the power to transfer rights in such Instruments, Tangible Chattel Paper, money or Certificated Securities, prior to all other Liens and rights of others therein and subject to no adverse claims, except for Permitted Liens.

(d) When the applicable Controlled Depositary, the Administrative Agent and the applicable Grantor have entered into a Deposit Account Control Agreement with respect to each Deposit Account included in the Collateral, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in such Deposit Account, and the power to transfer rights in such Deposit Account, in each case prior to all other Liens and rights of others therein and subject to no adverse claims, except for Permitted Liens.

(e) When the applicable Controlled Intermediary, the Administrative Agent and the applicable Grantor have entered into a Securities Account Control Agreement with respect to each Securities Account included in the Collateral, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in such Securities Account, and the power to transfer rights in such Securities Account, in each case prior to all other Liens and rights of others therein and subject to no adverse claims, except for Permitted Liens.

SECTION 3.2 Title, No Other Liens; Conduct of Business. Except for the Security Interests, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, other than Permitted Liens. No Grantor has Authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens. Except to the extent permitted by Section 4.6, no Collateral is in the possession of, or subject to Control by, any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent, or its designee, may have possession or Control as contemplated hereby, (b) a depositary bank may, to the extent constituting a Permitted Lien, have Control of a Deposit Account owned by a Grantor at such depositary bank, (c) a Securities Intermediary may, to the extent constituting a Permitted Lien, have Control of a Securities Account owned by a Grantor at such Securities Intermediary and (d) a landlord, bailee, warehouseman or any consignee may have possession of such Collateral.

SECTION 3.3 State of Organization; Location of Inventory, Equipment and Fixtures; other Information.

(a) As of the Closing Date, the exact legal name, taxpayer identification number and, to the extent applicable, Registered Organization number of such Grantor is set forth on Schedule 3.3. As of the Closing Date, such Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.3 for such Grantor.

(b) As of the Closing Date, all Collateral consisting of Inventory, Equipment and Fixtures is located at the locations specified on Schedule 3.3, except (i) Inventory which is, in the ordinary course of business, in transit, (ii) Equipment and Inventory in the hands of employees, consultants or customers in the ordinary course of business, including, without limitation, computer equipment, (iii) Equipment out for repair, (iv) other Equipment and Inventory with an aggregate value less than $5,000,000 or (v) as otherwise permitted hereunder.

(c) As of the Closing Date (i) the principal place of business, chief executive office and office where such Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.3 under such Grantor’s name, (ii) no Grantor has any other places of business except those separately set forth on Schedule 3.3 under such Grantor’s name and (iii) except as disclosed on Schedule 3.3 under such Grantor’s name, no Grantor has acquired any Person or the Equity Interests of any Person, assets constituting a division or line of business or other assets with a value in excess of $20,000,000 from any Person, other than assets acquired in the ordinary course of such Grantor’s business from a Person engaged in the business of selling goods of such kind, during the past five (5) years.

SECTION 3.4 Accounts; Receivables. To each Grantor’s knowledge, no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Accounts included in the Collateral, or otherwise, except for defenses, setoffs, claims or counterclaims that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 3.5 Chattel Paper. As of the Closing Date, except as set forth on Schedule 3.5, such Grantor does not hold any Chattel Paper in excess of $5,000,000 individually in value.

SECTION 3.6 Commercial Tort Claims. As of the Closing Date hereof, except as set forth on Schedule 3.6, such Grantor does not hold any Commercial Tort Claims in excess of $5,000,000 individually in value.

SECTION 3.7 ~~[Reserved].~~ Deposit Accounts and Securities Accounts. As of the Second Amendment Effective Date, all Deposit Accounts (designating any Excluded Deposit Accounts) and Securities Accounts (designating any Excluded Securities Accounts) of each Grantor are listed on Schedule 3.7 as set forth on Annex D to the Second Amendment.

SECTION 3.8 Intellectual Property.

(a) As of the Closing Date, (i) all Copyrights owned by such Grantor in its own name and registered with the United States Copyright Office or subject of pending applications filed for registration with the United States Copyright Office, Patents owned by such Grantor in its own name and issued by the PTO or the subject of pending applications filed with the PTO, and all Trademarks owned by such Grantor in its own name and registered with the PTO or the subject of pending applications filed for registration with the PTO are listed on Schedule 3.8 and (ii) all Copyright Licenses, Patent Licenses and Trademark Licenses held by such Grantor are listed on Schedule 3.8.

(b) On the Closing Date, none of the Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor that could reasonably be expected to have a Material Adverse Effect.

SECTION 3.9 Inventory. Except as could not reasonably be expected to have a Material Adverse Effect, Collateral consisting of Inventory is of good and merchantable quality, free from any material defects. To the knowledge of such Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory.

SECTION 3.10 Pledged Equity Interests.

(a) As of the Closing Date, all Pledged Equity Interests are listed on Schedule 3.10.

(b) All Pledged Equity Interests (i) have been duly and validly issued and, if applicable, are fully paid and non-assessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of the Equity Interests or Partnership/LLC Interests of such Issuer issued to such Grantor.

(c) As of the Closing Date and other than as set forth on Schedule 3.10, none of the Partnership/LLC Interests that are Pledged Equity Interests (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC or (iii) are Investment Company Securities.

(d) No consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement included in the Collateral or otherwise, shall be necessary to permit the Secured Parties to be substituted as a member, manager or partner thereunder and to receive the full benefits of all rights of a member, manager or partner thereunder (including, without limitation, all voting rights and rights of an economic interest holder) in the exercise of its rights and remedies hereunder except for consents, approvals or actions that have been obtained, or taken, and are in full force and effect.

SECTION 3.11 Instruments. As of the Closing Date, all Instruments held by such Grantor and all Promissory Notes or other evidence of Indebtedness payable to such Grantor having a face amount in excess of $5,000,000 are listed on Schedule 3.11.

ARTICLE IV

COVENANTS

Until the Secured Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable holders thereof shall have been made and (3) Letters of Credit that have either been Cash Collateralized or as to which arrangements satisfactory to the applicable Issuing Lender have been made) shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 7.2, each Grantor covenants and agrees that:

SECTION 4.1 Maintenance of Perfected Security Interest; Further Information.

(a) Such Grantor shall maintain the Security Interest created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens). Notwithstanding anything else in this Agreement to the contrary, no Grantor shall be required to take any Excluded Perfection Actions.

(b) Such Grantor will furnish to the Administrative Agent upon the reasonable request of the Administrative Agent, from time to time, statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection therewith as the Administrative Agent or such Lender may reasonably request, all in reasonable detail.

SECTION 4.2 Maintenance of Insurance. Such Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 8.6 of the Credit Agreement.

SECTION 4.3 Changes in Locations; Changes in Name or Structure. No Grantor will change its name, identity, organizational type, jurisdiction of organization or the location of its chief executive office or principal place of business (or the location where any Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest) from that identified on Schedule 3.3, unless it has (a) given at least five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion) of such change and (b) delivered to the Administrative Agent (i) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (ii) a written supplement to the Schedules of this Agreement.

SECTION 4.4 Required Notifications. Such Grantor ~~shall promptly~~(or the Borrower, on behalf of the Grantors) shall, within ten (10) days (a) notify the Administrative Agent, in writing, of the acquisition or ownership by such Grantor of (to the extent constituting Collateral) any (i) Commercial Tort Claim in excess of $5,000,000, (ii) Investment Property ~~or~~, (iii) Deposit Account (other than Excluded Deposit Accounts) or any Excluded Deposit Account ceasing to be an Excluded Deposit Account, (iv) Securities Account (other than Excluded Securities Accounts) or any Excluded Securities Account ceasing to be an Excluded Securities Account, or (v) of the items set forth in Section 4.5 with a respective value in excess of the amounts set forth therein, in each case, after the date hereof and (b) in the case of an event described in clause (a) of this Section, deliver to the Administrative Agent a written supplement to the relevant Schedule of this Agreement.

SECTION 4.5 Delivery Covenants.

(a) To the extent constituting Collateral, such Grantor will, within ten (10) days (or such longer period agreed to by the Administrative Agent in its reasonable discretion) after acquisition thereof, deliver and pledge to the Administrative Agent, for the benefit of the Secured Parties, all of such Grantor’s (i) Certificated Securities, (ii) Partnership/LLC Interests evidenced by a certificate, (iii) Documents with a value in excess of $5,000,000, (iv) Tangible Chattel Paper with a value in excess of $5,000,000, (v) Supporting Obligations with a value in excess of $5,000,000 and (vi) all Instruments with a value in excess of $5,000,000, together in each case with an Effective Endorsement and Assignment.

(b) If at any time any of the Partnership/LLC Interests included in the Collateral (i) are dealt in or traded on a securities exchange or in securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities or (iv) are held in a Securities Account, the applicable Grantor shall notify the Administrative Agent and, upon the request of the Administrative Agent, certificate such Partnership/LLC Interests and deliver such certificates to the Administrative Agent, together with an Effective Endorsement and Assignment.

SECTION 4.6 ~~[Reserved]~~Account Control Agreements.

(a) Subject to Section 3 of the Second Amendment (in the case of Deposit Accounts existing as of the Second Amendment Effective Date), within sixty (60) days (or such longer period agreed to by the Administrative Agent in its sole discretion) after the creation or acquisition of any Deposit Account owned by such Grantor (other than Excluded Deposit Accounts or Deposit Accounts with the Administrative Agent) or any Deposit Account of such Grantor ceasing to be an Excluded Deposit Account (other than Deposit Accounts with the Administrative Agent), such Grantor (x) in the case of any such Deposit Account located in the United States, shall instruct (and otherwise use its commercially reasonable efforts to cause) each depositary bank (other than the Administrative Agent) holding such Deposit Account, to execute and deliver a Deposit Account Control Agreement (any such depositary bank executing and delivering any such Deposit Account Control Agreement, a “Controlled Depositary”) and (y) in the case of any such Deposit Account located outside of the United States, shall, solely to the extent reasonably requested in writing by the Administrative Agent, use commercially reasonable efforts to take applicable perfection steps in such non-U.S. jurisdiction with respect to such Deposit Account.

(b) Subject to Section 3 of the Second Amendment (in the case of Securities Accounts existing as of the Second Amendment Effective Date), within sixty (60) days (or such longer period agreed to by the Administrative Agent in its sole discretion) after the creation or acquisition of any Securities Account owned by such Grantor (other than Excluded Securities Accounts or Securities Accounts with the Administrative Agent or an Affiliate thereof) or any Securities Account of such Grantor ceasing to be an Excluded Securities Account (other than Securities Accounts with the Administrative Agent or an Affiliate thereof), such Grantor (x) in the case of any such Securities Account located in the United States, shall instruct (and otherwise use its commercially reasonable efforts to cause) each Securities Intermediary (other than the Administrative Agent) holding such Securities Account, to execute and deliver a Securities Account Control Agreement (any such depositary bank executing and delivering any such Securities Account Control Agreement, a “Controlled Intermediary”) and (y) in the case of any such Securities Account located outside of the United States, shall, solely to the extent reasonably requested in writing by the Administrative Agent, use commercially reasonable efforts to take applicable perfection steps in such non-U.S. jurisdiction with respect to such Securities Account.

(c) Subject to (i) Section 3 of the Second Amendment (in the case of Deposit Accounts and Securities Accounts existing as of the Second Amendment Effective Date) and (ii) the sixty-day periods set forth in clauses (a) and (b) above (in the case of Deposit Accounts and Securities Accounts, as applicable, created or acquired after the Second Amendment Effective Date), subject in each case to the ability of the Administrative Agent to agree to a longer period set forth therein, all Deposit Accounts located in the United States (other than Excluded Deposit Accounts) and all Securities Accounts located in the United States (other than Excluded Securities Accounts) will be maintained with the Administrative Agent or a Controlled Depositary or a Controlled Intermediary, as applicable, in each case unless otherwise agreed by the Administrative Agent in its reasonable discretion.

SECTION 4.7 Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Applicable Law, such Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent determines necessary or appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets,” “all personal property” or words with similar effect.

SECTION 4.8 [Reserved].

SECTION 4.9 Intellectual Property.

(a) Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the PTO, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent and provide the Administrative Agent with a written supplement to Schedule 3.8 of this Agreement on each date a Compliance Certificate is to be delivered pursuant to Section 8.2(a) of the Credit Agreement or, if an Event of Default has occurred and is continuing, more frequently if requested by the Administrative Agent (which time period may be extended by the Administrative Agent in its sole discretion by written notice to such Grantor). Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the security interest of the Secured Parties in any material Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(c) Such Grantor will notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(d) Each Grantor shall use commercially reasonable efforts, to the extent necessary or reasonably economically desirable in the operation of such Grantor’s business, to protect Intellectual Property owned by any Grantor against any infringement or misappropriation.

SECTION 4.10 Pledged Equity Interests.

(a) Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Pledged Equity Interests, except for those additional Pledged Equity Interests that will be subject to the Security Interest granted herein in favor of the Secured Parties in accordance with the provisions of this Agreement, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Pledged Equity Interests or Proceeds thereof, except as permitted by Section 9.10 of the Credit Agreement. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Pledged Equity Interests against the claims and demands of all Persons whomsoever.

(b) If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities included in the Collateral (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Equity Interests, or otherwise in respect thereof, or (ii) during the continuance of an Event of Default, any sums paid upon or in respect of any Pledged Equity Interests upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.

(c) Subject to Section 7.16, each Grantor that is a party to any Partnership/LLC Agreement hereby consents to the pledge by the Grantors of their Partnership/LLC Interests hereunder as necessary so that, upon the occurrence and during the continuance of an Event of Default, the Secured Parties or their respective designees shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Partnership/LLC Agreement and the Secured Parties shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Partnership/LLC Agreement (which for the avoidance of doubt, such rights, powers and benefits of a substituted member shall include all voting and other rights and not merely the rights of an economic interest holder).

SECTION 4.11 Further Assurances. Upon the request of the Administrative Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

ARTICLE V

REMEDIAL PROVISIONS

SECTION 5.1 General Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, on behalf of the Secured Parties, enforce against the Grantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement, the other Loan Documents, the Secured Cash Management Agreements, the Secured Hedge Agreements or otherwise. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by Applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such

Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party (as determined in a final non-appealable judgment of a court of competent jurisdiction), in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 5.2 Specific Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default:

(i) the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance reasonably satisfactory to the Administrative Agent) its Account Debtors subject to a Security Interest that such Accounts have been assigned to the Administrative Agent, for the benefit of the Secured Parties;

(ii) whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Permitted Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into a cash collateral account at the Administrative Agent (the “Collateral Account”), and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and the other Secured Parties and as property of the Secured Parties, separate from the other funds of such Grantor. All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4;

(iii) the Administrative Agent shall have the right to (A) receive any and all cash dividends, payments or distributions made in respect of any Pledged Equity Interests or other Proceeds paid in respect of any such Pledged Equity Interests, and (B) exercise (1) all voting, corporate and other rights pertaining to such Pledged Equity Interests at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Pledged Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Equity Interests, and in connection therewith, the right to deposit and deliver any and all of such Pledged Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine) and (C) at the option of the Administrative Agent and the other Secured Parties, be registered in the name of the Administrative Agent or its nominee, have any or all of any Pledged Equity Interests be registered in the name of the Administrative Agent or its nominee, in each case of clauses (A) through (C) without any liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the

Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Pledged Equity Interests to (x) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (y) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Pledged Equity Interests directly to the Administrative Agent; and

(iv) the Administrative Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law, and (C) sell, assign or otherwise transfer any contract included in the Collateral in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such contract, to the extent required under the contract.

(b) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(a), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Pledged Equity Interests, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Pledged Equity Interests.

SECTION 5.3 Sale of Investment Property or Securities. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Investment Property or other securities included in the Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Investment Property or other securities included in the Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Investment Property or other securities included in the Collateral valid and binding and in compliance with any and all other Applicable Laws; provided, that for avoidance of doubt, no Grantor shall be required to take any action or cause any Issuer to take any action to register any such Investment Property or other securities for sale under the Securities Act or any other federal or state securities law.

SECTION 5.4 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Secured Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 10.4 of the Credit Agreement. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full of the Secured Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable holders thereof, as the case may be, shall have been made and (3) Letters of Credit that have been Cash Collateralized or other arrangements with respect thereto have been made that are satisfactory to the applicable Issuing Lender) and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.5 Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations in full.

ARTICLE VI

THE ADMINISTRATIVE AGENT

SECTION 6.1 Appointment of Administrative Agent as Attorney-In-Fact.

(a) Each Grantor hereby irrevocably constitutes and appoints each of the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, effective upon the occurrence and during the continuation of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives each of the Administrative Agent and any officer or agent thereof the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuance of an Event of Default:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or make demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c) The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement shall be payable by such Grantor to the Administrative Agent in accordance with Section 12.3 of the Credit Agreement.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 6.2 Duty of Administrative Agent. The sole duty of Administrative Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. None of the Administrative Agent, any other Secured Party or any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party or any of their respective Related Parties to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

SECTION 6.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting from or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.1 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Borrower set forth in Section 12.1 of the Credit Agreement.

SECTION 7.2 Amendments, Waivers and Consents. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 12.2 of the Credit Agreement.

SECTION 7.3 Expenses, Indemnification, Waiver of Consequential Damages, etc.

(a) The Grantors, jointly and severally, shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and each other Secured Party in connection with enforcing or preserving any rights under this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(b) The Grantors, jointly and severally, shall pay and shall indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes to the extent the Borrower would be required to do so pursuant to Section 5.11 of the Credit Agreement.

(c) The Grantors, jointly and severally, shall indemnify each Indemnitee to the extent the Borrower would be required to do so pursuant to Section 12.3 of the Credit Agreement.

(d) Each Grantor agrees to the provisions of Sections 12.1(b), 12.1(e), 12.3(d) of the Credit Agreement, which are incorporated herein by reference as if fully set forth herein; provided that references therein to “Agreement” shall mean this Agreement.

(e) All amounts due under this Section 7.3 shall be payable promptly after demand therefor.

(f) Each party’s obligations under this Section 7.3 shall survive the termination of the Loan Documents and payment of the obligations thereunder.

SECTION 7.4 Right of Setoff. If an Event of Default shall have occurred and while it is continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Grantor to the same extent a Lender could do so under Section 12.4 of the Credit Agreement. The rights of each Secured Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its respective Affiliates may have. Each Secured Party agrees to notify such Grantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 7.5 Governing Law; Jurisdiction; Venue; Service of Process.

(a) Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Submission to Jurisdiction. Each Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether relating to this Agreement or the transactions relating hereto in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(e) Appointment of the Borrower as Agent for the Grantors. Each Grantor hereby irrevocably appoints and authorizes the Borrower to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the Borrower of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.

SECTION 7.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.6.

SECTION 7.7 Injunctive Relief. Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 7.8 No Waiver By Course of Conduct; Cumulative Remedies. The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent or any other Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. No course of dealing between any Grantor, the Administrative Agent or any Secured Party or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default.

SECTION 7.9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Lenders (except as otherwise provided by the Credit Agreement).

SECTION 7.10 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 7.3 and any other provision of this Agreement shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

SECTION 7.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e. “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

SECTION 7.13 Integration. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, written or oral, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of the Credit Agreement, the provisions of the Credit Agreement shall control, and in the event of any conflict between the provisions of this Agreement and any other Security Documents, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Agreement.

SECTION 7.14 Advice of Counsel; No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 7.15 Acknowledgements. Each Grantor hereby acknowledges that (a) it has received a copy of the Credit Agreement and has reviewed and understands the same, (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.

SECTION 7.16 Releases.

(a) Subject to Section 11.9 of the Credit Agreement, at such time as the Secured Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable holders thereof, as the case may be, shall have been made and (3) Letters of Credit that have been Cash Collateralized or other arrangements with respect thereto have been made that are satisfactory to the applicable Issuing Lender) shall have been paid in full in cash and the Commitments have been terminated, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall automatically terminate, and all rights to the Collateral shall revert to the Grantors.

(b) Subject to Section 11.9 of the Credit Agreement, if any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Loan Documents, then the Administrative Agent, at the request and sole expense of such Grantor, shall, within a commercially reasonable period of time, execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. In the event that all the Equity Interests of any Grantor that is a Subsidiary of Holdings shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder and, at the reasonable request of the Borrower and at the expense of the Grantors, the Administrative Agent shall, within a commercially reasonable period of time, execute and deliver to the Borrower any releases or other documents reasonably necessary or desirable to evidence such release. For the avoidance of doubt, if any portion of the Collateral later becomes an Excluded Asset, the Liens on such Collateral shall be automatically released without need for further action by any Person; provided that the Borrower or applicable Grantor shall promptly provide written notice to the Administrative Agent of any Collateral becoming an Excluded Asset, which notice shall include a description of the basis for such Collateral becoming an Excluded Asset.

SECTION 7.17 Additional Grantors. Each Domestic Subsidiary of Holdings that is required to become a party to this Agreement pursuant to Section 8.13 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Domestic Subsidiary of a Joinder Agreement.

SECTION 7.18 All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations (other than (1) contingent indemnification obligations, (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable holders thereof, as the case may be, shall have been made and (3) Letters of Credit that have been Cash Collateralized or other arrangements with respect thereto have been made that are satisfactory to the applicable Issuing Lender) remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 7.19 Secured Parties. Each Secured Party not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates and Related Parties shall be entitled to all of the rights, benefits and immunities conferred under Article XI of the Credit Agreement.

SECTION 7.20 Acknowledgement Regarding Any Supported QFCs. The provisions contained in Section 12.24 of the Credit Agreement shall be applicable to this Agreement and each Joinder Agreement and are hereby incorporated by reference as if fully set forth herein.

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Annex D

Schedule 3.7 to Domestic Collateral Agreement

Annex E

Schedule 3.10 to Domestic Collateral Agreement